PROSPECTUS SUPPLEMENT                                       424(B)(3) AND 424(C)

TO PROSPECTUS DATED OCTOBER 9, 1996                   REGISTRATION NO. 333-13133

                                     [LOGO]

                               37,651,948 SHARES
                                  COMMON STOCK

                               ------------------

    U.S. Office Products Company (the "Company" or "U.S. Office Products") has prepared this Prospectus Supplement (the "Prospectus") to update and restate in its entirety the Company's Prospectus dated October 9, 1996, as supplemented by Prospectus Supplements dated November 6, 1996, December 12, 1996, January 8, 1997, February 3, 1997, April 11, 1997, and May 29, 1997 covering 37,651,948 shares of common stock, par value $.001 per share (the "Common Stock"), which have been and may continue to be offered and issued by U.S. Office Products from time to time in connection with the acquisition by the Company of other businesses, assets or securities. The terms of the acquisitions involving the issuance of securities covered by this Prospectus are determined by direct negotiations with the owners or controlling persons of the businesses or assets being acquired by the Company. No underwriting discounts or commissions are paid, although finder's fees may be paid in cash or in shares of Common Stock from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    As of July 10, 1997, the Company had 72,080,786 shares of Common Stock outstanding. The Common Stock is traded on the Nasdaq National Market under the symbol "OFIS." On July 10, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $31.00 per share.

    All expenses of these offerings are paid by the Company.

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 15, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") (File No. 0-25372) are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 26, 1997 filed with the Commission on July 8, 1997;

    (b) The Company's Current Report on Form 8-K dated April 26, 1997 filed with the Commission on May 29, 1997; and

    (c) The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A, dated February 13, 1995, and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing, among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation.

    In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY BY CONTACTING MARK D. DIRECTOR, 1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST, WASHINGTON, D.C. 20007. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD ALLOW AT LEAST FIVE (5) BUSINESS DAYS FOR DELIVERY.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Incorporation of Certain Information by Reference..........................................................           2
Available Information......................................................................................           3
Prospectus Summary.........................................................................................           4
Risk Factors...............................................................................................           7
Price Range of Common Stock................................................................................          12
Dividend Policy............................................................................................          12
Selected Financial Data....................................................................................          13
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          15
Business...................................................................................................          22
Management.................................................................................................          32
Executive Compensation.....................................................................................          36
Certain Transactions.......................................................................................          39
Principal Stockholders.....................................................................................          40
Description of Capital Stock...............................................................................          42
Plan of Distribution.......................................................................................          44
Restrictions on Resale.....................................................................................          44
Legal Matters..............................................................................................          44
Experts....................................................................................................          44
Index to Financial Statements..............................................................................         F-1

                             AVAILABLE INFORMATION

    The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and the regulations of the Commission thereunder. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet web site at http://www.sec.gov. In addition, such materials also may be inspected and copied at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "INTEND," "MAY," "WILL" AND "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS." THIS PROSPECTUS ALSO CONTAINS PRO FORMA FINANCIAL INFORMATION THAT GIVES EFFECT TO CERTAIN EVENTS. SUCH INFORMATION IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT THE COMPANY WOULD HAVE ATTAINED HAD THE EVENTS OCCURRED AT THE BEGINNING OF THE PERIODS PRESENTED, AS ASSUMED, OR OF THE FUTURE RESULTS OF THE COMPANY. SEE "PRO FORMA COMBINED FINANCIAL STATEMENTS."

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMMON STOCK. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "U.S. OFFICE PRODUCTS" OR THE "COMPANY" REFER TO U.S. OFFICE PRODUCTS COMPANY, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES AND PREDECESSORS. ALL REFERENCES TO YEARS, UNLESS OTHERWISE NOTED, REFER TO THE COMPANY'S FISCAL YEAR, WHICH ENDED ON APRIL 30 OF EACH YEAR UNTIL YEARS BEGINNING WITH THE 1997 FISCAL YEAR, WHICH ENDED ON THE LAST SATURDAY OF APRIL.

                                  THE COMPANY

    U.S. Office Products is one of the fastest growing suppliers of a broad range of office and educational products and business services to corporate, commercial, industrial and educational customers. Since its initial public offering in February 1995 when the Company first acquired six office supply companies, the Company has evolved to become a leading consolidator of several highly fragmented industries that serve a wide variety of the product and service needs of its customers. The Company operates throughout the United States, as well as in New Zealand, Australia and Canada and, through a 49% owned affiliate, in the United Kingdom, selling a full range of more than 34,000 office and educational products and business services to its customers. The Company currently has over 17,000 employees.

    The Company's strategy has been to serve as the sole source for the full range of office products and business services used by its customers around the world, which are predominately middle market businesses. The Company believes that middle market businesses, which it defines as those having between 20 and 500 employees, constitute one of the fastest growing sectors of the economy and have served as a greater source of new job growth in recent years than have larger organizations. The Company sells to its customers a full range of products and services, including office supplies, office furniture, office coffee and beverage services, technology solutions (including computer and telecommunications network services), print management, corporate travel services and school supplies and school furniture. The Company's goal is to become the provider of choice for all of a customer's office needs by offering superior customer service, convenience and a full range of products and services.

    The Company has an aggressive acquisition program through which it has acquired and seeks to acquire companies with established sales presences and brand names in given geographic, product or service markets. From its initial public offering through April 26, 1997, the end of its most recent fiscal year, the Company completed 159 acquisitions. The Company made additional acquisitions after its year end and currently has, and from time to time expects to enter into, letters of intent with respect to additional acquisitions, both in the United States and internationally. In addition, on May 22, 1997, the Company entered into a definitive agreement to acquire Mail Boxes Etc. See "--Proposed Acquisition." There can be no assurance, however, that definitive agreements for additional acquisitions will be executed or that additional acquisitions will be completed. See "Risk Factors--Rapid Expansion and Dependence on Acquisitions for Future Growth."

    The Company believes that the fragmented nature of many of the markets it serves has both allowed it to identify suitable acquisition candidates and enabled it, through acquisitions, to establish a leadership position in these markets. For example, the Company believes that, based upon current sales volume, it is now one of the largest office supply companies in the United States, one of the largest school supply distributors in the United States, one of the largest providers of office coffee and beverage services in the United States, one of the largest corporate travel services companies in the United States and one of the largest providers of contract furniture in the United States. The Company is currently organized into eight divisions to serve its various product, service and geographic markets, and to identify and pursue strategic acquisitions within these markets. See "Business--Products and Services."

    During the last several years, the office products industry has been consolidating rapidly. This consolidation is continuing, and it has led to significant changes in the composition of the industry. As a result of consolidation, the number of independent, mid-sized contract stationer companies (that is, companies that sell office supplies other than through direct mail or retail operations and that have annual sales of $15-30 million) has declined significantly. Large companies serving a broad range of customers (including the Company and its major competitors) have acquired many of these smaller businesses. As the office products industry continues to consolidate, the Company believes that many of the remaining smaller contract stationer companies will be unable to compete because, in part, of their inability to purchase products at favorable prices. As a result, the Company expects that these smaller, independent businesses will be acquired by larger companies or will close. The Company has been, and expects to continue to be, an active participant in this ongoing consolidation. See "Risk Factors--Rapid Expansion and Dependence on Acquisitions for Future Growth."

    The Company believes that another industry change is the move by certain large consolidators, including the Company, to leverage their distribution systems by offering a wider array of products and services to their customers. The Company believes that this trend also reflects an effort to respond to the perception that many business customers want to reduce their costs of procuring office products and services by reducing the number of suppliers with which they deal. The Company believes that it has positioned itself to capitalize on this trend through its acquisitions in the office coffee and beverage services, print management, corporate travel services and technology solutions markets. The Company expects that it, as well as its competitors, will continue to expand their product and service offerings in the future, although no assurances can be made in this regard. See "Risk Factors--Risks Related to Expansion into New Product and Service Areas and to Acquisitions."

    The Company believes that the office products industry outside of North America also is highly fragmented and therefore represents a consolidation opportunity for the Company. The Company believes that many of the same trends that it sees in North America are occurring internationally, with large companies diversifying their product and service offerings and seeking to serve a broader range of customers. Developments in any particular country may vary because of local market conditions, legal and regulatory rules and limits and other similar factors that affect national or regional markets. The office products industry in New Zealand, Australia and the United Kingdom, where the Company and its 49% owned affiliate currently have international operations, has already undergone significant consolidation and the Company expects this consolidation to continue. For a discussion of the Company's operations outside of North America, see "Business--Products and Services" and "Business--Operations Outside of North America."

    In response to the changes in the office products industry described above, as well as the continued volatility of the market prices of shares of common stock of companies in the industry, industry consolidation among major competitors in the office products industry may occur. In addition, the Company considers, from time to time, additional strategies to enhance stockholder value in light of such changes. These include, among others, strategic alliances and joint ventures; spin-offs; purchase, sale or merger transactions with other large companies; a recapitalization of the Company; and other similar transactions. There can be no assurance that any one of these strategies will be undertaken, or that, if undertaken, any such strategy will be completed successfully.

    PROPOSED ACQUISITION. On May 22, 1997, the Company signed a definitive agreement (the "Agreement") to acquire Mail Boxes Etc. ("MBE"), the world's largest franchisor of business, communication and postal service centers with more than 3,300 centers operating worldwide. The Company will exchange one share of its Common Stock for each share of outstanding MBE common stock in the transaction, subject to adjustment in certain circumstances. As of May 21, 1997, MBE had approximately 11.3 million shares of common stock outstanding.

    The transaction, which will be accounted for under the pooling-of-interests method of accounting, is subject to the approval of the shareholders of MBE and other conditions (including regulatory approvals) set forth in the Agreement. If all of the conditions to the acquisition contained in the Agreement are satisfied or waived prior thereto, the Company expects the acquisition to be completed during the second quarter of the Company's current fiscal year. Among other conditions, the acquisition of MBE is subject to compliance with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), including notice filings (which were made on June 20,
1997) and the satisfaction of certain waiting period requirements. On July 3, 1997, the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") granted early termination of the HSR waiting period and, therefore, such waiting period requirements have been satisfied. Nevertheless, at any time before or after consummation of the acquisition, the FTC, Antitrust Division or state attorneys' general could take such action under the antitrust laws as they deem necessary or desirable in the public interest.

    Currently, MBE's franchisees sell over $1.3 billion in products and services primarily to the small office and home office ("SOHO") market. The products and services that MBE's franchisees sell include packing and shipping, money transfers, photocopying, faxing, mail receiving services, office supplies and other related products and services. The franchisees also service large corporations requiring a national distribution system to dispense a variety of products and services to their customers and field-based employees and have an installed base of approximately 400,000 postal box holders at their facilities worldwide.

                                  RISK FACTORS

    Prospective purchasers of the Common Stock offered hereby should consider carefully the following risk factors, as well as the other information in this Prospectus, in evaluating an investment in the Common Stock.

RAPID EXPANSION AND DEPENDENCE ON ACQUISITIONS FOR FUTURE GROWTH

    One of the Company's strategies is to increase its revenues and the markets it serves through the acquisition of additional businesses offering a broad array of office and educational products and business services. From its initial public offering in February 1995 through the end of its most recent fiscal year, the Company completed 159 acquisitions. Since the end of its 1997 fiscal year through July 1, 1997, the Company has acquired 13 companies and has continued to actively negotiate to acquire additional businesses that sell office and educational products and business services, both in the United States and internationally, consistent with its strategy of pursuing an aggressive acquisition program. There can be no assurance, however, that definitive agreements for additional acquisitions will be executed or that additional acquisitions will be completed. In addition, there can be no assurance that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the continuing increase in the size and scope of its operations and acquisition activity.

    The Company depends on both acquisitions and organic growth to increase its earnings. There can be no assurance that it will complete acquisitions in a manner that coincides with the end of its fiscal quarters. The failure to complete acquisitions on a timely basis could have a material adverse effect on the Company's quarterly results. Likewise, delays in implementing planned integration strategies and activities also could adversely affect its quarterly earnings.

    In addition, there can be no assurance that future acquisitions will occur at the same pace or be available to the Company on favorable terms, if at all. If the Company is unable to use Common Stock as consideration in acquisitions, for example, because it believes that the market price of the Common Stock is too low or because the owners of potential acquisition targets conclude that the market price of the Common Stock is too volatile, the Company would need to use cash to make acquisitions and, therefore, would be unable to negotiate acquisitions that it would account for under the pooling-of-interests method of accounting (which is available only for all-stock acquisitions). This might adversely affect the pace of the Company's acquisition program and the impact of acquisitions on the Company's quarterly results. In addition, the consolidation of the domestic contract stationer industry has reduced the number of larger companies available for sale, which could lead to higher prices being paid for the acquisition of the remaining domestic, independent companies.

RISKS RELATED TO EXPANSION INTO NEW PRODUCT AND SERVICE AREAS AND TO
  ACQUISITIONS

    The Company has increased the range of products and services it offers through acquisitions of companies offering products and services that are complementary to the office supply services that the Company has offered since it began operations. The Company's ability to manage an aggressive consolidation program in markets other than the domestic contract stationer market has not yet been fully tested. The Company has recently acquired businesses that provide services which were not previously offered by the Company, such as corporate travel services, technology solutions and print management. In addition, the Company has recently expanded its catalog to offer the full range of products and services sold by the Company. The Company's efforts to sell additional products and services to existing customers and use the new expanded catalog are in their early stages, however, and there can be no assurance that such efforts will be successful. In addition, the Company expects that certain of its products and services will not be easily cross-sold and may be marketed and sold independently of other products and services.

    In addition, there can be no assurance that companies that have been acquired or that may be acquired in the future will achieve sales and profitability levels that justify the purchase prices paid by the Company. Acquisitions may involve a number of special risks that could have a material adverse effect on the Company's operations and financial performance, including adverse short-term effects on its reported operating results; diversion of management's attention; difficulties with the retention, hiring and training of key personnel; risks associated with unanticipated problems or legal liabilities; and amortization of acquired intangible assets. Finally, although the Company conducts due diligence and generally requires representations, warranties and indemnifications from the former owners of acquired companies, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse effect on the results of operations and financial condition of the Company.

INTERNATIONAL EXPANSION

    As of June 18, 1997, the Company conducted international operations in New Zealand, Australia and Canada and, through its 49% interest in Dudley Stationery Limited ("Dudley"), in the United Kingdom. The Company's international operations have grown substantially since the Company's inception. International revenues increased from $197.3 million, or 11.7% of consolidated revenues, in fiscal 1996, to $829.9 million, or 29.3% of consolidated revenues in fiscal 1997. The Company expects to continue to focus significant attention and resources on international expansion in the future and expects foreign sales to continue to represent a significant portion of the Company's total sales. Expansion into international markets involves additional risks relating to currency exchange rates; new and different legal, regulatory and competitive requirements; difficulties in staffing and managing foreign operations; different business lines; and other factors.

INTEGRATION OF ACQUISITIONS AND LIMITED COMBINED OPERATING HISTORY

    The Company was founded in October 1994 and conducted no operations prior to the acquisition of its founding companies in February 1995. From its initial public offering through the end of its most recent fiscal year, the Company acquired 159 companies. Since the end of its 1997 fiscal year, the Company has continued to make acquisitions. In most cases, the managers of the acquired companies have continued to operate their companies after being acquired by the Company. There can be no assurance that the Company will be able to integrate all of these companies within its operations without substantial costs, delays or other problems. In addition, there can be no assurance that the Company's executive management group can continue to oversee the Company and effectively implement its operating or growth strategies in each of the markets that it serves. There also can be no assurance that the rapid pace of acquisitions will not adversely affect the Company's continuing efforts to integrate acquisitions and manage those acquisitions profitably.

DEPENDENCE ON IMPLEMENTATION AND OPERATION OF SYSTEMS

    The Company believes that the successful operation of the businesses that it has acquired and intends to acquire depends in part on the implementation of computerized inventory management and order processing systems and warehouse management and distribution systems. In December 1996, the Company acquired The Systems House ("TSH"), its primary software and management information systems provider. Nonetheless, the Company may experience delays, complications or expenses in implementing, integrating and operating its various systems, any of which could have a material adverse effect on the Company's results of operations and financial condition. In addition, interruptions or disruptions in systems operations could adversely affect the financial results of particular locations. Finally, while it believes that its operating and technology systems will be adequate for its future needs as a result of the acquisition of TSH, such systems will require modification, improvement or replacement as the Company expands or as new technologies make these systems obsolete. Such modifications, improvements or replacements may require substantial expenditures to design and implement and may require interruptions in operations during periods of implementation, any of which could have a material adverse effect on the Company's results of operations and financial condition.

SUBSTANTIAL COMPETITION AND INDUSTRY CONSOLIDATION

    The Company operates in a highly competitive environment. In many of the markets in which it operates, the Company competes with a large number of smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company currently competes with five large office products companies, each of which has significant financial resources. Several of its large competitors operate in many of its geographic and product markets, and other competitors may choose to enter the Company's geographic and product markets in the future. In addition, as a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures on the pricing of products, the Company's revenues or margins may decline.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Significant competition exists, or is expected to develop, in the other markets that the Company serves or is planning to enter as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions outside of the United States. These companies, or other large companies, may compete with the Company for acquisitions in markets other than the market for office products. Such competition could lead to higher prices being paid for acquired companies.

    In response to industry and market changes, including industry consolidation and the continued volatility in the market prices of shares of common stock of companies in the industry, the Company considers, from time to time, additional strategies to enhance stockholder value in light of such changes. These include, among others, strategic alliances and joint ventures; spin-offs; purchase, sale or merger transactions with other large companies; a recapitalization of the Company; and other similar transactions. There can be no assurance that any one of these strategies will be undertaken, or that, if undertaken, any such strategy will be completed successfully.

CONSIDERATION FOR OPERATING COMPANIES EXCEEDS ASSET VALUE

    The purchase prices of the Company's acquisitions have not been established by independent appraisals, but generally have been determined through arms-length negotiations between the Company's management and representatives of such companies. The consideration paid for each such company has been based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets would have been less than the consideration paid for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. Moreover, the Company has incurred and expects to continue to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

    The Company's business is subject to seasonal influences. The Company's historical revenues and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of its other operations, which have been expanding through acquisitions. For example, the revenues and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the revenues and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of business evolves through future acquisitions, these seasonal fluctuations may continue to change.

    Quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold, general economic conditions and the retroactive restatement in accordance with generally accepted accounting principles of the Company's consolidated financial statements for acquisitions accounted for under the pooling-of-interests method. Moreover, the operating margins of companies acquired by the Company may differ substantially from those of the Company, which could contribute to the further fluctuation in its quarterly operating results. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year. Fluctuations in quarterly operating results may have a material adverse effect on the market price of the Common Stock.

VOLATILITY OF STOCK PRICE

    The market price of the Common Stock is subject to significant fluctuations. These fluctuations can be caused by variations in stock market conditions, changes in financial estimates by securities analysts or failures by the Company or its competitors to meet such estimates, quarterly operating results, announcements by the Company or its competitors, general conditions in the office products and services industry and other factors. Since the beginning of fiscal 1997 through July 8, 1997, the Common Stock has traded in the range of $20.00 to $45.50 per share. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of publicly traded companies. These broad fluctuations may have a material adverse effect on the market price of the Common Stock.

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY

    The Company expects that it will continue to finance acquisitions in the United States by using cash as well as shares of the Common Stock. In addition, the Company expects that future acquisitions outside of the United States may be entirely or substantially for cash consideration. In certain circumstances, the Company may be unable to use stock as consideration for acquisitions. See "--Rapid Expansion and Dependence on Acquisitions for Future Growth." If it does not have sufficient cash resources to pay the cash consideration for acquisitions, the Company may be unable to continue the current pace of its aggressive acquisition program, which could have a material adverse impact on it and the market price of the Common Stock.

    Assuming that the current pace of its acquisitions continues, the Company may need debt or equity financing in order to continue its acquisition program. There can be no assurance that it will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable. The Company has an agreement under which a syndicate of financial institutions led by Bankers Trust Company (the "Bank"), as agent, is providing the Company with a $500 million credit facility (the "Credit Facility"). The amount available to be borrowed under the Credit Facility for acquisitions will vary from time to time depending upon the level of the Company's consolidated earnings before interest, taxes, depreciation and amortization on a pro forma basis reflecting completed acquisitions, and its total indebtedness and related interest expense. As of July 1, 1997, the Company had $217.8 million outstanding under the Credit Facility at an annual interest rate of approximately 7.6% and had $186.0 million and $96.2 million available under the Credit Facility for acquisition and working capital purposes, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RELIANCE ON KEY PERSONNEL

    The Company's operations depend on the continued efforts of Jonathan J. Ledecky, its Chairman of the Board and Chief Executive Officer, its other executive officers and the senior management of certain of its subsidiaries. Furthermore, the Company's operations will likely depend on the senior management of certain of the companies that may be acquired in the future. If any of these people becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, its business could be adversely affected. The Company currently has key man life insurance covering Mr. Ledecky in the amount of $20 million, but it does not have and does not intend to obtain key man life insurance covering any of its other executive officers or other members of senior management of its subsidiaries.

CONTROL BY MANAGEMENT AND STOCKHOLDERS

    As of July 11, 1997, officers and directors of the Company and its subsidiaries beneficially owned approximately 26.7% of the outstanding shares of the Common Stock. These stockholders acting together may be able to elect a sufficient number of directors to control the Company's Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders.

RISKS RELATED TO UNIONIZED EMPLOYEES

    A small number of the Company's employees are members of labor unions. If unionized employees were to engage in a strike or other work stoppage, or if other employees were to become unionized, the Company could experience a disruption of operations or higher labor costs, which could have a material adverse effect on operations.

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF THE COMMON STOCK

    The Company has an aggressive acquisition program under which it has issued approximately 46 million of its approximately 72 million outstanding shares as of July 11, 1997. As of July 11, 1997 approximately 2.7 million of the shares issued in acquisitions were subject to contractual restrictions on the transfer thereof. The contractual restrictions expire at various times, generally up to two years from the date of issuance of the shares. In addition, as of July 11, 1997, approximately 10.1 million of the 47 million shares issued in acquisitions were subject to restrictions on transfer because they were issued in acquisitions accounted for under the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are, in most cases, all of the stockholders of the companies acquired by the Company, must be free to sell or otherwise transfer shares of the Common Stock received in the acquisition, subject to their compliance with the federal securities laws, as soon as the Company releases results of operations that reflect the combined post-acquisition operations of the Company and the acquired company for a minimum of 30 days. The approximately
10.1 million shares will become freely transferable (subject to certain volume and other restrictions of Rule 145(d) under the Securities Act) upon the Company's public announcement of results of operations reflecting 30 days of combined post-acquisition operations of it and the acquired companies. In addition, if the acquisition of MBE is completed, approximately 5 million shares (including approximately 2 million shares subject to currently exercisable options) to be received by affiliates of MBE will become freely transferrable upon the Company's public announcement of results of operations reflecting 30 days of combined post-acquisition operations. The Company expects to complete additional acquisitions in the future that will be accounted for under the pooling-of-interests method. If a significant number of shares of the Common Stock are issued in acquisitions that are completed in close proximity to each other, such shares will become freely tradeable at the same time. If a large number of shares are sold in the market by stockholders as soon as their shares become freely transferable, the price of shares of the Common Stock could be adversely affected.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS

    The Board of Directors of the Company has the authority to issue up to 500,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further stockholder action. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock is traded on the Nasdaq National Market under the symbol "OFIS." On July 10, 1997, the last sale price of the Common Stock was $31.00 per share. The following table sets forth, for the fiscal periods indicated, the range of high and low sale prices for the Common Stock on the Nasdaq National Market. On July 10, 1997, there were approximately 724 stockholders of record of the Common Stock.

                                                                                                 HIGH        LOW
                                                                                               ---------  ---------
FISCAL YEAR ENDED APRIL 30, 1996
  First fiscal Quarter.......................................................................     $15.88  $10.50
  Second fiscal Quarter......................................................................     $18.13  $13.50
  Third fiscal Quarter.......................................................................     $26.38  $16.25
  Fourth fiscal Quarter......................................................................     $40.00  $22.00
FISCAL YEAR ENDED APRIL 26, 1997
  First fiscal Quarter.......................................................................     $45.50  $24.50
  Second fiscal Quarter......................................................................     $38.00  $24.75
  Third fiscal Quarter.......................................................................     $37.25  $26.25
  Fourth fiscal Quarter......................................................................     $34.75  $20.00
FISCAL YEAR 1998
  First fiscal quarter through July 10, 1997.................................................     $31.88  $22.00

                                DIVIDEND POLICY

    The Company does not anticipate paying any cash dividends on its shares of Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant. Further, the Credit Facility prohibits the payment of dividends without the lenders' consent.

                            SELECTED FINANCIAL DATA

    The Selected Financial Data for the fiscal years ended April 26, 1997 and April 30, 1996 and 1995 have been derived from the Company's consolidated financial statements that have been audited by Price Waterhouse LLP and that appear elsewhere in this Prospectus. The Price Waterhouse LLP report on the financial statements is based in part on the reports of other independent accountants, which also appear elsewhere in this Prospectus. The Selected Financial Data for the fiscal years ended April 30, 1994 and 1993 have been derived from combined financial statements not included elsewhere in this Prospectus.

                                                                     FISCAL YEAR ENDED
                                              ----------------------------------------------------------------
                                              APRIL 30,   APRIL 30,    APRIL 30,     APRIL 30,     APRIL 26,
                                                 1993        1994         1995          1996          1997
                                              ----------  ----------  ------------  ------------  ------------

                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:(1)
Revenues....................................  $  707,541  $  811,463  $  1,041,304  $  1,686,430  $  2,835,875
Cost of revenues............................     504,177     580,185       762,724     1,246,647     2,031,713
                                              ----------  ----------  ------------  ------------  ------------
    Gross profit............................     203,364     231,278       278,580       439,783       804,162

Selling, general and administrative
  expenses..................................     185,163     202,521       237,864       372,180       655,101
Non-recurring acquisition costs.............                                               8,057        16,245
Restructuring costs.........................                                               3,214         4,395
                                              ----------  ----------  ------------  ------------  ------------
    Operating income........................      18,201      28,757        40,716        56,332       128,421

Interest expense............................       6,015       6,067         8,319        20,123        45,901
Interest income.............................        (657)       (812)       (1,135)       (4,425)       (7,632)
Other income................................      (1,075)       (653)       (1,389)       (1,730)       (3,689)
                                              ----------  ----------  ------------  ------------  ------------
Income before provision for income taxes and
  extraordinary items.......................      13,918      24,155        34,921        42,364        93,841
Provision for income taxes..................       2,362       2,514         3,754         7,487        35,103
                                              ----------  ----------  ------------  ------------  ------------
Income before extraordinary items...........      11,556      21,641        31,167        34,877        58,738
Extraordinary items--losses on early
  terminations of credit facilities, net of
  income taxes..............................                                                 701         1,450
                                              ----------  ----------  ------------  ------------  ------------
Net income..................................  $   11,556  $   21,641  $     31,167  $     34,176  $     57,288
                                              ----------  ----------  ------------  ------------  ------------
                                              ----------  ----------  ------------  ------------  ------------

Weighted average common shares
  outstanding...............................                                              45,583        61,174
Income per share before extraordinary
  items.....................................                                        $       0.77  $       0.96
Extraordinary items.........................                                                0.02          0.02
                                                                                    ------------  ------------
Net income per share........................                                        $       0.75  $       0.94
                                                                                    ------------  ------------
                                                                                    ------------  ------------

                                                      APRIL 30,  APRIL 30,   APRIL 30,   APRIL 30,    APRIL 26,
                                                        1993        1994        1995        1996         1997
                                                      ---------  ----------  ----------  ----------  ------------
                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:(1)
Working capital.....................................  $  22,662  $   63,366  $   87,778  $  291,973  $    323,747
Total assets........................................     75,493     249,251     364,722     990,850     1,810,352
Long-term debt less current portion.................     10,073      36,289      42,850     227,736       389,150
Stockholders' equity................................     27,986      77,735     128,512     394,746       921,148

------------------------
(1) As a result of the substantial continuing interests in the Company of the former stockholders of the four companies acquired by the Company for a combination of the Common Stock and cash concurrent with the closing of its initial public offering (the "IPO") (the "Combined Companies"), the historical financial information of the Combined Companies and the historical financial information of the businesses that were acquired after the closing of the IPO in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Combined Companies and the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in the business combinations accounted for under the purchase method is included from the dates of their respective acquisitions.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" section contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company undertakes no obligation to revise these forward-looking statements to reflect any future events or circumstances. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

INTRODUCTION

    The following discussion should be read in conjunction with the Company's consolidated financial statements and related notes thereto appearing elsewhere in this Prospectus.

    The Company's financial condition and results of operations have changed dramatically from its inception in October 1994 to April 26, 1997 as a result of its acquisition program. See "Business--Business Strategies--Growth Through Acquisitions." During fiscal 1997, the Company completed 117 business combinations, 77 of which were accounted for under the purchase method (the "Fiscal 1997 Purchased Companies") and 40 of which were accounted for under the pooling-of-interests method. During fiscal 1996, the Company completed 48 business combinations, 34 of which were accounted for under the purchase method (the "Fiscal 1996 Purchased Companies") and 14 of which were accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the business combinations accounted for under the pooling-of-interests method and include the results of companies acquired in business combinations accounted for under the purchase method from their respective acquisition dates.

CONSOLIDATED RESULTS OF OPERATIONS

    The following table sets forth various items as a percentage of revenues for the three fiscal years ended April 26, 1997:

                                                                                   FISCAL YEAR ENDED
                                                                      -------------------------------------------
                                                                        APRIL 26,      APRIL 30,      APRIL 30,
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
Revenues............................................................      100.0%         100.0%         100.0%
Cost of revenues....................................................       71.6           73.9           73.3
                                                                      -------------  -------------  -------------
  Gross profit......................................................       28.4           26.1           26.7
Selling, general and administrative expenses........................       23.1           22.1           22.8
Non-recurring acquisition costs.....................................         .6             .5
Restructuring charges...............................................         .2             .2
                                                                      -------------  -------------  -------------
  Operating income..................................................        4.5            3.3            3.9
Interest expense, net...............................................        1.3             .9             .7
Other (income)......................................................        (.1)           (.1)           (.2)
                                                                      -------------  -------------  -------------
Income before provision for income taxes and extraordinary items....        3.3            2.5            3.4
Provision for income taxes..........................................        1.2             .4             .4
                                                                      -------------  -------------  -------------
Income before extraordinary items...................................        2.1            2.1            3.0
Extraordinary items--losses on early terminations of credit
  facilities, net of income taxes...................................         .1             .1
                                                                      -------------  -------------  -------------
Net income..........................................................        2.0%           2.0%           3.0%
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    YEAR ENDED APRIL 26, 1997 COMPARED TO THE YEAR ENDED APRIL 30, 1996

    Consolidated revenues increased 68.2%, from $1,686.4 million in fiscal 1996, to $2,835.9 million in fiscal 1997. This increase was primarily due to the inclusion in fiscal 1997 revenues of revenues from the Fiscal 1997 Purchased Companies from their respective dates of acquisition and revenues from the Fiscal 1996 Purchased Companies for the entire year. Revenues in fiscal 1996 include revenues from the Fiscal 1996 Purchased Companies from their respective dates of acquisition. The revenues were generated primarily in the office products and print management industry segments, which represented 72.0% and 13.0%, respectively, of consolidated revenues for fiscal 1997, and 62.4% and 18.8%, respectively, of consolidated revenues for fiscal 1996. The change in the mix of revenues by industry segment is the direct result of the mix of the acquisitions in the different industry segments completed in fiscal 1997 and 1996.

    International revenues increased from $197.3 million, or 11.7% of consolidated revenues, in fiscal 1996, to $829.9 million, or 29.3% of consolidated revenues in fiscal 1997. International revenues consisted primarily of revenues from New Zealand and Australia, with the balance from Canada. The increase in international revenues was primarily due to the inclusion, in the revenues for fiscal 1997, of revenues from 16 companies that were acquired in business combinations accounted for under the purchase method during fiscal 1997. Fiscal 1996 international revenues include the results of two companies for the entire year and the results of three companies acquired in fiscal 1996 in business combinations accounted for under the purchase method.

    Gross profit increased 82.9%, from $439.8 million, or 26.1% of revenues, in fiscal 1996, to $804.2 million, or 28.4% of revenues, in fiscal 1997. The increase in gross profit as a percentage of revenues was due primarily to a shift in revenue mix resulting in a higher proportion of revenues in traditionally higher margin products and services, primarily as a result of products sold in New Zealand and Australia and as a result of improved purchasing and rebate programs negotiated with vendors.

    Selling, general and administrative expenses increased 76.0%, from $372.2 million, or 22.1% of revenues, in fiscal 1996, to $655.1 million, or 23.1% of revenues, in fiscal 1997. The increase in selling, general and administrative expenses as a percentage of revenues was due primarily to a shift in revenue mix resulting in a higher proportion of revenues from products and services with traditionally higher selling, general and administrative expenses, such as products sold in New Zealand and Australia.

    The Company incurred one-time, non-recurring acquisition costs of $16.2 million and $8.1 million during fiscal 1997 and 1996, respectively, in conjunction with business combinations accounted for under the pooling-of-interests method. These non-recurring acquisition costs included accounting and legal fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs. Generally accepted accounting principles ("GAAP") require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method. The increase in such non-recurring acquisition costs reflects the increase in the number of business combinations accounted for under the pooling-of-interests method, from 14 during fiscal 1996 to 40 during fiscal 1997. The Company expects to incur similar costs in the future, as the Company anticipates completing additional acquisitions accounted for under the pooling-of-interests method. See "Business--Business Strategies--Growth Through Acquisitions" and "Risk Factors--Rapid Expansion and Dependence on Acquisitions for Future Growth."

    The Company also incurred restructuring costs of approximately $4.4 million and $3.2 million during fiscal 1997 and 1996, respectively. These costs represent the external costs and liabilities to close redundant Company facilities, severance costs related to the Company's employees and other costs associated with the Company's restructuring plans. The Company expects to incur similar costs in the future as the Company continues to review its operations. See "Risk Factors--Integration of Acquisitions and Limited Combined Operating History." On a regional level, the Company is implementing regional consolidation and integration plans for its office supply, office coffee and beverage services and office furniture divisions through which the Company has established and expects to continue to establish district fulfillment centers ("DFCs"). The DFCs are intended to enable certain operational activities, such as inventory management, purchasing, accounting and human resources, to be shared among hubs and spokes located within the same geographic area. This regional approach is intended to permit the elimination of duplicative facilities and costs and promote integration of the operations within each region. See "Business -- Business Strategies -- Achieving Operating Efficiencies."

    Interest expense, net of interest income, increased 143.8%, from $15.7 million in fiscal 1996, to $38.3 million in fiscal 1997. This increase was due primarily to the increase in the Company's borrowings through the issuance of an aggregate of $373.75 million of 5 1/2% Convertible Subordinated Notes (the "Notes") during the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997 and an increase in the outstanding balance under the Company's Credit Facility. The proceeds from the issuance of the Notes and the additional borrowings under the Credit Facility were used primarily to fund the cash portion of the consideration in certain business combinations accounted for under the purchase method and to refinance indebtedness assumed in business combinations.

    Other income increased 113%, from $1.7 million in fiscal 1996, to $3.7 million in fiscal 1997. Fiscal 1997 other income consists primarily of foreign currency gains and equity in the net income of the Company's 49% investment in Dudley, the largest independent office products dealer in the United Kingdom. The Company anticipates that foreign currency transaction gains and losses will be immaterial in the future and that the income from its equity investment will increase as the fiscal 1997 amount represented earnings from November 14, 1996, the date of the Company's investment, through April 26, 1997.

    Provision for income taxes increased from $7.5 million in fiscal 1996 to $35.1 million in fiscal 1997, reflecting effective income tax rates of 17.7% and 37.4%, respectively. The low effective income tax rate in fiscal 1996, compared to the federal statutory rate of 35.0%, was primarily due to the fact that several of the companies included in the results for such year, which were acquired in business combinations accounted for under the pooling-of-interests method, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company. In fiscal 1997, this effect was offset by the increase in nondeductible expenses, including amortization of goodwill and non-recurring acquisition costs. The Company also reversed a deferred tax asset valuation allowance of approximately $5.3 million, during fiscal 1997, as it was considered more likely than not that the related deferred tax benefits would be realized.

    During fiscal 1997, the Company incurred extraordinary items totaling $1.5 million, which represent the aggregate expenses, net of the expected tax benefit, associated with the early termination of the Company's $50 million credit facility with First Bank National Association and the early termination of credit facilities at two companies acquired in transactions accounted for under the pooling-of-interests method during fiscal 1997.

    Net income per share increased from $.75 in fiscal 1996 to $.94 in fiscal 1997 as a result of the $23.1 million increase in net income, partially offset by the increase in the weighted average number of common shares outstanding. The Company anticipates that, as a result of shares of Common Stock issued during fiscal 1997 related to business combinations and the public offering of 8,682,331 shares of Common Stock in February and March 1997 and the expectation that the consideration for future acquisitions will include the issuance of shares of Common Stock, the weighted average number of common shares outstanding will continue to increase.

    YEAR ENDED APRIL 30, 1996 COMPARED TO THE YEAR ENDED APRIL 30, 1995

    Consolidated revenues increased 62.0%, from $1,041.3 million in fiscal 1995, to $1,686.4 million in fiscal 1996. This increase was primarily due to the inclusion in the revenues for fiscal 1996 of revenues from the Fiscal 1996 Purchased Companies from their respective dates of acquisition and revenues from six companies that were acquired in business combinations accounted for under the purchase method during fiscal 1995 (the "Fiscal 1995 Purchased Companies") for the entire year. Revenues in fiscal 1995 include revenues from the Fiscal 1995 Purchased Companies from their respective dates of acquisition. The revenues were generated primarily in the office products and print management industry segments, which represented 72.0% and 18.8%, respectively, of consolidated revenues for fiscal 1996, and 62.8% and 13.4%, respectively, of consolidated revenues for fiscal 1995. The change in the mix of revenues by industry segment is the direct result of the mix of the acquisitions in the different industry segments completed in fiscal 1996 and 1995.

    International revenues increased from $35.7 million, or 3.4% of consolidated revenues, in fiscal 1995, to $197.3 million, or 11.7% of consolidated revenues, in fiscal 1996. This increase was primarily due to the inclusion in the revenues for fiscal 1996 of revenues from two companies for the entire year and three companies that were acquired in business combinations accounted for under the purchase method during fiscal 1996.

    Gross profit increased 57.9%, from $278.6 million, or 26.7% of revenues, in fiscal 1995, to $439.8 million, or 26.1% of revenues, in fiscal 1996. The decrease in gross profit as a percentage of revenues was due primarily to a shift in revenue mix, primarily resulting from acquisitions, to revenues in traditionally lower gross margin products and services such as print management and business machines.

    Selling, general and administrative expenses increased 56.5%, from $237.9 million, or 22.8% of revenues, in fiscal 1995, to $372.2 million, or 22.1% of revenues, in fiscal 1996. The decrease in selling, general and administrative expenses as a percentage of revenues was due primarily to a shift in revenue mix, primarily resulting from acquisitions, to revenues in products and services traditionally lower in selling, general and administrative expenses such as print management and business machines.

    The Company incurred one-time, non-recurring acquisition costs of approximately $8.1 million in fiscal 1996, in conjunction with 14 business combinations accounted for under the pooling-of-interests method. The non-recurring acquisition costs in fiscal 1996 included a charge of approximately $4.7 million related to one business combination which included the payment of significant transaction-related compensation obligations. During fiscal 1996, the Company also recorded restructuring charges of $3.2 million related to the consolidation of two facilities at one subsidiary and the discontinuation of the printing division at another subsidiary.

    Interest expense, net of interest income, increased 118.5% from $7.2 million, in fiscal 1995, to $15.7 million in fiscal 1996. This increase was due primarily to the increase in the Company's borrowings through the issuance of $143.75 million of Notes during the fourth quarter of fiscal 1996 and an increase in the outstanding balance on the Company's credit facility. The proceeds from the issuance of the Notes and the additional borrowings from the credit facility were used to fund the cash portion of the consideration in business combinations and to refinance indebtedness assumed in such business combinations.

    Provision for income taxes increased from $3.8 million in fiscal 1995 to $7.5 million in fiscal 1996 reflecting effective income tax rates of 10.7% and 17.7%, respectively. The low effective income tax rates in fiscal 1995 and 1996, compared to the federal statutory rate of 35.0%, are primarily due to the fact that several companies included in the results for fiscal 1995 and 1996, which were acquired in business combinations accounted for under the pooling-of-interests method, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company.

    During fiscal 1996, the Company incurred an extraordinary item of $701,000, which represented the aggregate expenses, net of the expected tax benefit, associated with the early termination of a credit facility at a company acquired in a business combination accounted for under the pooling-of-interests method.

LIQUIDITY AND CAPITAL RESOURCES

    At April 26, 1997, the Company had cash of $44.0 million and working capital of $323.7 million. The Company's capitalization, defined as the sum of long-term debt and stockholders' equity, at April 26, 1997 was approximately $1.3 billion.

    During fiscal 1997, net cash provided by operating activities was $46.1 million. Net cash provided by operating activities was impacted by the Company's aggressive cash payment policies related to bringing current the accounts payable balances at all acquired companies and earning all available cash discounts offered by vendors for paying balances on reduced payment terms. Net cash used in investing activities was

$463.5 million, including $354.8 million for acquisitions, $51.9 million for additions to property and equipment and $41.3 million to make an equity investment in Dudley. Net cash provided by financing activities was $278.4 million. The Company received net proceeds from the sale of shares of Common Stock of $320.5 million and approximately $222.7 million from the issuance of the Notes. These net proceeds were used primarily to fund acquisitions and repay higher interest rate debt assumed in acquisitions.

    During fiscal 1996, net cash provided by operating activities was $43.0 million. Net cash used in investing activities was $168.9 million, including $130.2 million used for acquisitions and $26.8 million used for additions to property and equipment. Net cash provided by financing activities was $284.2 million. The Company received net proceeds from the sale of shares of Common Stock of $181.5 million and net proceeds from the issuance of the Notes of approximately $138.4 million. These net proceeds were used primarily to fund acquisitions, including the repayment of higher interest rate debt assumed in business combinations.

    During fiscal 1995, net cash provided by operating activities was $23.7 million. Net cash used in investing activities was $30.8 million, including $18.1 million used for acquisitions and $13.1 million used for additions to property and equipment. Net cash provided by financing activities was $14.4 million, representing net proceeds from the initial public offering, partially offset by the payment of $11.3 million to the stockholders of four of the companies acquired simultaneously with the completion of the Company's initial public offering and the payment of dividends to certain of the companies acquired in business combinations accounted for under the pooling-of-interests method of $16.3 million.

    In February and March 1997, the Company completed the public sale, at a gross price of $33.00 per share, of 8,682,331 shares of Common Stock. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $275.7 million and were used to repay a portion of the then outstanding balance under the Company's Credit Facility.

    In October 1996, the Company refinanced $180 million in high interest rate debt outstanding in New Zealand and Australia with $180 million that was available to the Company under its credit facility solely for purposes of such refinancing. The average annual interest rate on such debt prior to such refinancing was approximately 11.0%.

    In September 1996, the Company sold 1,250,000 shares of Common Stock to Quantum Partners LDC in a private placement. The Company received net proceeds of approximately $38.1 million as a result of the sale. The proceeds were used to repay a portion of the then outstanding balance under the Company's credit facility.

    In August 1996, the Company entered into an agreement under which a syndicate of financial institutions, led by the Bank, is providing the Company with the $500 million Credit Facility, bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to two sublimits: $100 million for working capital loans and $400 million for acquisition loans. The Credit Facility is secured by a majority of the assets of the Company and its subsidiaries and contains customary covenants, including financial covenants with respect to the Company's consolidated leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy. At July 1, 1997, the Company had approximately $217.8 million outstanding under the Credit Facility at an annual interest rate of approximately 7.6% and had $186.0 million and $96.2 million available under the Credit Facility for acquisition and working capital purposes, respectively.

    In May and June 1996, the Company completed the sales, in an offshore offering and in a concurrent private placement in the United States, of 5 1/2% Convertible Subordinated Notes due 2003 (the "May Notes") in the principal amount of $230 million, including the manager's over-allotment option of $30 million principal amount of May Notes (the "May Notes Offering"). The net proceeds from the May Notes

Offering, after deducting the managers' discounts and commissions and offering expenses, were approximately $222.7 million and were used for working capital and acquisition purposes, including the repayment of higher interest rate debt assumed in business combinations.

    Subsequent to April 26, 1997 and through July 1, 1997, the Company completed 13 business combinations for an aggregate purchase price of $165.4 million, consisting of approximately $101.4 million of cash and 2,405,039 shares of the Common Stock with an aggregate market value on the dates of acquisition of approximately $64.0 million. On May 22, 1997, the Company signed a definitive agreement to acquire MBE. See "Prospectus Summary--Proposed Acquisition."

    The Company plans to continue to consolidate and modernize its distribution facilities and systems, including through creation of DFCs and the consolidation of existing facilities into DFCs. See "Business-- Business Strategies--Achieving Operating Efficiencies." The Company expects to incur capital expenditures of approximately $60 million over the next fiscal year for this and other purposes.

    The Company anticipates that its current cash on hand, cash flow from operations and additional financing available under the Credit Facility will be sufficient to meet the Company's liquidity requirements for its operations through the remainder of the calendar year. However, the Company is currently, and intends to continue, pursuing additional acquisitions, which are expected to be funded through a combination of cash and Common Stock. There can be no assurances that additional sources of financing will not be required during the next twelve months or thereafter to fund the Company's acquisition program.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

    The Company's business is subject to seasonal influences. The Company's historical revenues and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of the Company's other operations, which have expanded through acquisitions. For example, the revenues and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the revenues and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of businesses evolves through future acquisitions, these seasonal fluctuations may continue to change. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

    Quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold, general economic conditions and the retroactive restatement in accordance with generally accepted accounting principles of the Company's consolidated financial statements for acquisitions accounted for under the pooling-of-interests method. Moreover, the operating margins of companies acquired by the Company may differ substantially from those of the Company, which could contribute to the further fluctuation in its quarterly operating results. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

    The following tables set forth certain unaudited consolidated quarterly financial data for the fiscal years ended April 26, 1997 and April 30, 1996 (in thousands, except for per share amounts). The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such quarterly information.

                                  FISCAL 1997

                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                    -----------  ----------  ----------  ----------  ------------
Revenues..........................................   $ 552,489   $  736,686  $  756,707  $  789,993  $  2,835,875
Gross profit......................................     153,745      209,509     214,253     226,655       804,162
Operating income..................................      27,877       39,063      31,253      30,228       128,421
Net income........................................      16,330       18,092      10,770      12,096        57,288
Net income per share..............................         .29          .31         .18         .18           .94

                                  FISCAL 1996

                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                    -----------  ----------  ----------  ----------  ------------
Revenues..........................................   $ 330,612   $  406,538  $  458,222  $  491,058  $  1,686,430
Gross profit......................................      84,339      104,745     118,107     132,592       439,783
Operating income..................................       6,330       15,979      22,272      11,751        56,332
Net income........................................       4,847       10,179      13,516       5,634        34,176
Net income per share..............................         .12          .23         .30         .11           .75

INFLATION

    The Company does not believe that inflation has had a material impact on its results of operations during fiscal 1997, 1996 or 1995.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board issued a new opinion which establishes standards for computing and presenting earnings per share ("EPS"). This opinion is intended to simplify the EPS computation and enhance the comparability of EPS information internationally. The new standard requires the presentation of both basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. This statement is required to be adopted by the Company during the third quarter of fiscal 1998. The Company anticipates that the adoption of this opinion will not have a material effect on EPS.

                                    BUSINESS

    The following "Business" section contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company undertakes no obligation to revise these forward-looking statements to reflect any future events or circumstances. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

BUSINESS STRATEGIES

    The Company's objective is to become the premier, sole source provider of office and educational products and business services to businesses and educational customers around the world. The Company is pursuing several strategies to accomplish this objective, including:

GROWTH THROUGH ACQUISITIONS

    Since its initial public offering in February 1995, the Company has significantly grown its operations in the office products segment of its business (I.E., office supplies, office furniture and office coffee and beverage services) through acquisitions. In addition, to achieve its goal of becoming a sole source provider of a broad array of products and services to its customers, the Company has increasingly focused on acquiring leading companies in complementary, office-related markets, such as print management, technology solutions and corporate travel services. The Company has generally used a "hub and spoke" acquisition strategy, which involves the acquisition of (a) larger, established, high quality local companies, or hubs, and (b) additional smaller companies, or spokes, in secondary markets surrounding the hubs. Where possible, the operations of the acquired spokes are integrated into the operations of existing hubs, thereby eliminating a portion of the acquired companies' operating expenses. In geographic regions where the Company currently does not have operations and where desirable acquisitions at reasonable prices do not appear to exist, the Company has begun to test start-up operations--or "greenfield" businesses--on a limited basis.

    The Company believes that the product and service markets in which it operates remain highly fragmented. With respect to the contract stationer market, the Company believes that there are relatively few remaining independent contract stationers that could serve as hubs, but that there are several thousand smaller contract stationers that are attractive, potential spokes. Outside of the contract stationer market, the Company believes that there are a significant number of potential hub and spoke acquisitions that could be pursued, as the Company seeks to consolidate other product and service markets. See "Risk Factors--Substantial Competition and Industry Consolidation." The Company has a general policy of retaining the name of an acquired company and empowering local management, which helps to make it the acquiror of choice for many companies. Moreover, this strategy enables the Company to draw on the contacts and expertise of local management by encouraging them to identify acquisition candidates and to participate in the process of integrating newly acquired companies into U.S. Office Products.

    Similar to the Company's acquisition strategy in North America, the Company's strategy is to acquire and integrate acquisitions in attractive international markets. In 1996, the Company acquired Blue Star Group Limited ("Blue Star"), a leading office products company in New Zealand. Through Blue Star, the Company has acquired numerous office products companies in New Zealand and Australia. In 1996, the Company also acquired a 49% interest in Dudley, the largest independent office products dealer in the United Kingdom. The Company currently operates from 279 facilities in New Zealand, 105 facilities in Australia and 35 facilities in Canada; Dudley operates in the United Kingdom from 8 facilities.

INCREASING SALES BY EXPANDING THE COMPANY'S PRODUCT AND SERVICE OFFERINGS

    The Company believes that it can increase sales to its customers by broadening the complement of products and services that it offers. Through acquisitions in complementary, office-related markets, the Company has expanded, and expects to continue to expand, the range of products and services that it offers, thereby creating opportunities, where possible, for its sales force to sell multiple product and service lines to its customer base ("cross-selling"). In addition, the Company believes that its new expanded catalog, which offers a wider array of products and services, will increase the cross-selling opportunities for its sales force. See "--Sales and Marketing." The Company's efforts to cross-sell and use the new expanded catalog are in their early stages, and there can be no assurance that such efforts will be successful. The Company expects that certain of its products and services will not be easily cross-sold and may be operated independently of other product and service businesses. There can be no assurance whether the Company's efforts to acquire leading companies in other, complementary product and service markets will be successful or if any such acquisitions will be successfully integrated into the Company's operations. See "Risk Factors--Risks Related to Expansion into New Product and Service Areas and to Acquisitions."

    In addition, the Company may seek to expand the range of its products and services through the formation of strategic alliances with other companies serving the needs of businesses. In some cases, these alliances may be coupled with an equity investment by the Company in the strategic partner. The Company believes that its customer base of middle market businesses and its distribution systems make it an attractive partner to market other companies' products or services to businesses in North America and abroad. As an example, in September 1996, the Company signed an agreement through which it secured an exclusive arrangement to distribute Starbucks-Registered Trademark- coffee in the North American office coffee and beverage services market for five years subject to, among other things, satisfaction of certain minimum purchase requirements. The Company has developed promotional materials for its catalog, and the Company's sales force has received training from Starbucks in connection with this strategic alliance. The Company believes that this strategic alliance will strengthen its position in the office coffee and beverage services market and will enhance its ability to cross-sell products and services to its clients.

ACHIEVING OPERATING EFFICIENCIES

    The Company seeks to achieve operating efficiencies by (i) volume purchasing arrangements for office products and for goods and services used by the Company's operating subsidiaries; (ii) combining certain general and administrative functions at the corporate level and eliminating redundant facilities; and (iii) implementing improved technology and operating systems.

    - Volume Purchasing. Office product manufacturers and wholesalers historically have offered more favorable prices and rebates to high volume purchasers. As it has grown, the Company has negotiated certain discounts and rebates with its suppliers and vendors. In addition, the Company has negotiated improved arrangements with wholesalers and manufacturers which it believes will enable it to reduce its level of inventories, thereby allowing more efficient operations. The Company also is seeking to leverage its size and scale to negotiate attractive volume purchasing programs for goods and services used in the Company's operating subsidiaries, such as delivery vehicles, long distance voice and data services, overnight delivery services and insurance.

    - Eliminating Redundant Facilities and Services. The Company believes that it has achieved, and will continue to achieve, operating efficiencies by eliminating redundant facilities and reducing overhead. On a local level, the Company's hub and spoke strategy has enabled the Company to eliminate or reduce the number of facilities and the overhead of those operating companies, or spokes, that have been folded into hubs. On a regional level, the Company is implementing regional consolidation and integration plans for its office products, office coffee and beverage services and office furniture divisions through which the Company has established and expects to continue to establish DFCs. The DFCs are intended to enable certain operational activities, such as inventory management, purchasing, accounting and human resources, to be shared among hubs and spokes located within a specific geographic area. This regional approach is intended to permit the elimination of duplicative facilities and costs and promote the integration of the operations within each region. The Company's DFC program is in its early stages, and the Company cannot yet accurately assess whether this program will produce the anticipated levels of cost savings and efficiencies. The school supply and school furniture division has implemented substantial consolidation plans, and the Company's international operations in New Zealand and Australia have also moved ahead with significant consolidation efforts.

    - Implementing System and Technology Improvements. The Company has developed operating and technology systems designed to improve and enhance its operations, including computerized inventory management and order processing systems, computerized quotation and job costing systems and computerized logistics and distribution systems. The Company is incorporating industry-standard technology platforms, including frame relay networks, bar coding and radio frequency technologies at its existing and planned DFCs. The Company believes that these platforms will allow it to process orders and track inventory and order fulfillment on a real-time basis, forecast demand by specific inventory item, or SKU, and generate customized usage and billing reports for its customers. The Company believes that implementation of these systems at additional facilities will significantly increase the speed and accuracy of order processing and fulfillment at the subsidiaries, while increasing inventory turns and providing measurement and analysis tools that facilitate efficient operation. See "Risk Factors--Dependence on Implementation and Operation of Systems." In addition, in December 1996, the Company acquired TSH, a leading vendor of management information systems to the office products industry. A substantial portion of the Company's North American contract stationer subsidiaries currently use TSH software for their computerized inventory management systems, order processing systems and warehouse management and distribution systems. The Company believes that TSH's leading historical position in supplying management information systems to the industry is enabling it to facilitate the adoption of systems throughout the Company. The Company's system development plans center on the installation and enhancement of TSH software and systems.

ORGANIZATIONAL STRUCTURE

    The Company's organizational structure reflects both a centralized and decentralized management philosophy, allowing it to achieve the economies of a large organization while maintaining a flexible and responsive level of service to its customers. The Company manages centrally (at corporate headquarters, through hubs, or at DFCs) where it can leverage its size and scale, such as in purchasing, accounting, human resources and management information systems. See "--Business Strategies--Achieving Operating Efficiencies." The Company manages locally for all functions that "touch the customer," including sales, marketing, customer service, credit and collections. The Company believes that this decentralized management philosophy results in better customer service by allowing local management the flexibility to implement policies and make decisions based upon the needs and desires of local customers and in response to local market conditions. The Company's decentralized sales and customer contact structure also is designed to retain the historical customers of acquired businesses. The Company believes that many customers purchase office products and business services based upon established long-term commercial relationships. The Company seeks to preserve these relationships by retaining the management, sales organizations and, in most circumstances, the brand name identity of acquired companies. The Company has also initiated programs which are intended to assist local managers to work collaboratively within geographic regions and to share successful operating strategies.

    The Company is organized into eight divisions through which it provides its products and services and seeks complementary acquisitions. To continue to implement successfully its strategy of acquiring and integrating leading independent companies in geographic regions throughout the United States, the Company has established an organizational structure in which regional "quarterbacks" (similar to regional vice presidents) are responsible for coordinating the Company's office supplies, office coffee and beverage service and office furniture divisions. This regional approach is designed to promote the efficient integration of operations within each geographic region and to encourage a focus on both cross-selling and consolidation opportunities at a regional level.

PRODUCTS AND SERVICES

    The Company's operations include two reportable industry segments: (i) office products, which includes the sale and distribution of office and related supplies and equipment, office furniture, including catalog, contract and remanufactured furniture, and office coffee and beverage products and services, and (ii) print management, which includes the manufacturing, distribution, management and printing of business forms, envelopes and promotional products. The Company's other operations include technology solutions, corporate travel services and school supply and school furniture.

    The following table sets forth the Company's worldwide sales by its principal industry segments, expressed as a percentage of total revenues, during each of the last three fiscal years:

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      APRIL 26, 1997   APRIL 30, 1996   APRIL 30, 1995
                                                                      ---------------  ---------------  ---------------
Office Products.....................................................          72.0%            62.4%            62.8%
Print Management....................................................          13.0%            18.8%            13.4%
Other Products and Services.........................................          15.0%            18.8%            23.8%
                                                                             -----            -----            -----
                                                                             100.0%           100.0%           100.0%
                                                                             -----            -----            -----
                                                                             -----            -----            -----

    As the Company's business evolves through future acquisitions, the mix of products and services is likely to change. Accordingly, the foregoing percentages are not necessarily indicative of the future mix of the Company's operations.

    OFFICE PRODUCTS

    OFFICE SUPPLIES. The Company sells office and related supplies and equipment in the office contract stationer market primarily to the middle market corporate segment. The Company's offerings include thousands of items such as desktop accessories, writing instruments, paper products, computer consumables and business machines. Recently, the Company has begun to offer office coffee and beverage services through a number of its traditional contract stationer subsidiaries and has initiated cross-selling efforts for its other products and service offerings. The Company generally provides next-day delivery of ordered items and, on request, same-day delivery. This "just in time" service enables certain customers to reduce overhead cost by reducing inventory and the associated personnel and space requirements. The Company obtains office products from many sources, including manufacturers and wholesalers, and maintains warehouses in which certain frequently ordered items are stocked.

    OFFICE FURNITURE. The Company sells catalog, mid-market, contract and remanufactured furniture and provides other related furniture services to the office furniture market, both through its contract stationer businesses and through its subsidiaries that principally serve the office furniture market. The smaller customer typically purchases commodity furniture items such as lower-priced chairs and file cabinets from the Company's office products catalogs. The middle market customer typically purchases mid-market furniture, which is furniture of higher quality and functionality than commodity furniture items. The large customer buys high-quality, contract furniture requiring more related services and tends to make project-oriented purchases. The Company's strategy in its furniture division is to focus on products and services that have traditionally higher profit margins, such as mid-market furniture, refurbished and remanufactured furniture, moving and storage services, furniture installation services, furniture rentals and asset management.

    OFFICE COFFEE AND BEVERAGE SERVICES. Office coffee and beverage service businesses typically provide and install coffee brewing equipment in a customer's office at no charge but require customers to purchase, on an ongoing basis, a minimum volume of coffee and related items from the office coffee and beverage service business. Office coffee and beverage service businesses generally also offer a wide assortment of both coffee and related products, including creamers, sugar, stirrers, teas, sodas, juices and bottled waters, as well as snack items and all other items that are likely to be found in an employee "breakroom" or lunch room, including plastic flatware, napkins, paper cups, straws and similar items.

    In September 1996, the Company signed an agreement through which it secured an exclusive arrangement to distribute Starbucks-Registered Trademark- coffee in the North American office coffee and beverage services market for five years subject to, among other things, satisfaction of certain minimum purchase requirements. The Company has developed promotional materials for its catalog, and its employees have received training from Starbucks in connection with this strategic alliance. The Company believes that this strategic alliance will strengthen its position in the office coffee and beverage services market and will enhance its ability to cross-sell products and services to its clients.

    PRINT MANAGEMENT

    The Company's print management business includes operations that print, distribute to, manufacture and manage its customers' business forms and related products. This division's vendor network enables it to offer customers a broad range of specialized products, including custom and stock business forms, commercial printing, electronic imaging, promotional products and office supplies. The objectives of the Company's print management business are to enhance its position as a leading manufacturer and distributor of business forms and commercial printing, and to serve as the leading single source provider and manager of office consumables. Consistent with these objectives, the Company expects to (i) grow its print manufacturing and distribution capabilities through selective acquisitions and sales force expansion; (ii) offer value-added services that meet customers' requirements; (iii) promote outsourcing (by customers to the Company) of the acquisition of office consumables; and (iv) offer a broader range of products and services to existing customers.

    OTHER PRODUCTS AND SERVICES

    TECHNOLOGY SOLUTIONS. The Company's technology solutions business includes operations that generally focus on six key areas of the technology solutions market. These areas include: (i) consulting services, which include the definition of customer needs, strategic planning, project management services, and the development and implementation of best practices; (ii) network and system integration, which includes the procurement and installation of building cable, network and computer systems hardware, and network and computer systems software; (iii) telephone interconnect services, which includes the procurement and installment of building cabling, telephone PBX and key-system equipment, voice mail systems and voice response units; and (iv) software integration services, which includes the installation and customization of mainstream business software to help the Company's customers achieve best practices. The Company provides these services to its customers both domestically and internationally.

    CORPORATE TRAVEL SERVICES. The Company provides clients with corporate travel services throughout the United States. The Company's corporate travel businesses offer traditional travel agency services to its corporate customers, including airline and hotel reservations, automobile rental services and leisure travel services as well as services designed specifically for the business traveler, such as software that allows businesses to identify the lowest airfares for selected flights, passport and visa services, 24-hour reservations and offices at certain major airports. For many of its corporate customers, the Company places its own employees in its customers' offices to provide a higher level of service and convenience than that of a traditional travel agency.

    SCHOOL SUPPLIES AND SCHOOL FURNITURE. The Company sells school and office supplies and school furniture to the kindergarten through 12th grade ("K-12") educational market primarily through its School Specialty, Inc., Re-Print Corporation and Blue Star subsidiaries. Since being acquired by the Company on May 2, 1996 and through July 1, 1997, School Specialty has acquired 11 companies. These acquisitions included the May 26, 1997 acquisition from Disney Enterprises, Inc. of Childcraft Education Corp., a school supply and school furniture company that targets the pre-kindergarten through third grade markets, the July 1, 1997 acquisition of Sax Arts & Crafts, a specialty arts and crafts company targeting art educators, and the July 1, 1997 acquisition of Don Gresswell Limited, a United Kingdom-based school supplies company which principally offers library supplies to educational institutions.

    The Company's school supplies and school furniture businesses focus on the approximately 137,000 private and public schools that serve approximately 54.4 million K-12 students in the United States. Categories of sales in the educational market include classroom, art, office and instructional materials (excluding textbooks) and desks, chairs, tables and other furniture for classroom, cafeteria, library, locker and laboratory use.

    The Company employs a three-tiered approach to the industry. It uses a direct sales force group to market products to individual school systems throughout the United States. A National Bid Desk group responds to Requests for Proposals ("RFPs") and larger regional or statewide contracts. The Company's Re-Print Corporation subsidiary uses a direct mail program to reach over 1.6 million teachers with what the Company believes is the largest and most comprehensive catalog in the U.S. school supply marketplace.

OPERATIONS OUTSIDE OF NORTH AMERICA

    The Company currently sells office products and business services and certain other products and services in New Zealand and Australia through Blue Star and its subsidiaries. Dudley, the Company's 49% owned affiliate in the United Kingdom, also sells a broad range of office products and business services throughout the United Kingdom.

    The Company's operations in New Zealand and Australia currently include, in addition to their office supplies, office furniture, school supplies and school furniture, print management and technology solutions operations, 286 retail book and stationery stores. Blue Star has completed 45 acquisitions during the last three years to become the largest office products company in the Pacific Rim.

    The Company believes that Dudley is the largest independent office products dealer in the United Kingdom. Under the Company's joint venture agreement with Dudley, the Company has made and will make further investments of working capital in Dudley to enable Dudley to seek to consolidate the United Kingdom office products market.

    The Company expects to continue to focus significant attention and resources on international expansion in the future and expects foreign revenues to continue to represent a significant proportion of the Company's total revenues. If the Company had acquired its international operations as well as its other acquisitions at the beginning of fiscal 1997, the Company's international operations would have accounted for approximately 31.1% of the Company's fiscal 1997 pro forma revenues.

SALES AND MARKETING

    Historically, companies in the office products industry have operated through one of three broad channels of distribution: retail (including discount superstores), direct mail or contract stationer. Retail and direct mail companies have traditionally served the SOHO market and contract stationers have traditionally served middle market businesses and larger corporations. More recently, several major industry participants, including the Company's competitors, have begun to operate through two or more of these distribution channels and offer their products and services to more than one of the customer segments.

    As a contract stationer, the Company has focused its marketing efforts on the middle market business segment of the office products industry. Assuming the completion of its acquisition of MBE, the Company will begin to serve the SOHO market segment on which MBE focuses. In addition, because MBE franchisees operate more than 3,300 retail business service centers worldwide, the MBE acquisition will provide the Company with a substantial retail distribution presence. The Company believes that a significant opportunity exists in the middle market and SOHO market. Currently, the Company has a small number of retail outlets in North America (primarily in California); in addition, it operates a significant number of retail book and stationery outlets in New Zealand and Australia. See "--Products and Services" and "--Operations Outside of North America."

    The Company sells primarily through direct contact with customers and potential customers and does not conduct significant mass market advertising, although many of the Company's subsidiaries conduct targeted, business segment-specific marketing in their local areas. The Company believes that its ability to expand its customer and revenue base will depend, in part, on its ability to maintain a high level of customer satisfaction, as well as competitive prices. The Company believes that its customers typically purchase office products based upon an established long-term business relationship with one primary supplier. The Company establishes and maintains its relationships with customers by assigning a sales representative to most customers. The Company currently employs approximately 3,000 North American sales representatives and 2,000 sales representatives (including retail sales representatives) in New Zealand and Australia.

    Sales representatives, who most frequently are compensated almost exclusively on a commission or other incentive basis, have frequent contact with their customers and share responsibility for increasing account penetration and providing customer service. Sales representatives also are responsible for marketing efforts directed to prospective customers and for responding to all bid and contract requests from their existing and prospective customers. The Company emphasizes a team approach, and generally integrates management, sales, customer service, purchasing and other personnel into the relationship with each customer. To strengthen the quality and duration of customer relationships at the local level, the Company is launching national performance development programs designed to improve the skills and knowledge of front-line personnel and management.

    The Company continues to leverage its expertise in operations that are not typical of traditional contract stationers, such as office coffee and beverage services operations, by training its sales personnel in these different areas and emphasizing a full service approach to its sales. The Company believes that, by integrating its office products operations with these other related operations, it can leverage its sales, warehousing and distribution capabilities, while offering its corporate, commercial, industrial and educational customers a single source vendor for more of their office requirements. In addition, by leveraging the Company's size and scale, the Company believes that it can reduce redundant marketing functions and advertising activities, where appropriate, while increasing the quality and effectiveness of the Company's marketing programs and selling tools, thereby reducing overall selling costs.

    The Company publishes several catalogs of its office products. The full-line catalog, published annually, features approximately 19,000 items, including office supplies, office furniture and office coffee and beverage products. The 2,500-item catalog allows operating companies to develop targeted catalogs customized to each company's competitive marketing and pricing requirements. The third catalog is published as a series of bi-monthly publications focused on the introduction of new products and seasonal goods. Substantially all of the items in the Company's catalogs can be delivered within 24 hours, throughout the continental United States. Consistent with the Company's decentralized operating approach, the Company-wide catalogs are customized for each subsidiary so that the cover bears the name of the subsidiary and the initial pages can provide information specifically about that subsidiary. In addition, these initial pages present the Company's ability to provide a wide variety of office products and business services as a convenient "single source" to the customer.

COMPETITION

    The Company operates in a highly competitive environment. The Company's competitors in many of the markets that it serves are smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company competes with five large office products companies, each of which is believed to have annual revenues in excess of $500 million: Boise Cascade Office Products Corporation; Corporate Express, Inc.; Office Depot, Inc.; BT Office Products International, Inc.; and Staples, Inc. Two of these five competitors are divisions of discount superstore chains and two others are primarily owned by large manufacturers of office products.

    In the contract stationer market, as well as the other markets that it serves or may in the future seek to serve, the Company believes that customers not only are concerned with the overall reduction of their office products costs but also place an emphasis on dependability, superior levels of service and flexible delivery capabilities. The Company believes that it competes favorably with its five largest competitors in the contract stationer market on the basis of service and price. However, some of these companies have greater financial resources than the Company.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Significant competition exists, or is expected to develop, in the other markets that the Company serves or may seek to enter as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions outside of the United States. These companies, or other large companies, may compete with the Company for acquisitions in markets other than the market for office products. Such competition could lead to higher prices being paid for acquired companies. The Company believes that its decentralized management strategy and other operating strategies make it an attractive acquiror of other companies. However, no assurance can be given that the Company's acquisition program will be successful in the future.

    In addition, the Company anticipates that its major industry competitors may pursue strategic alliances, joint ventures or other significant business combinations. On June 30, 1997, the United States District Court for the District of Columbia granted the FTC a preliminary injunction blocking the proposed merger of Staples, Inc. and Office Depot, Inc., and the Company cannot predict whether the FTC, in the wake of this decision, would oppose other future significant transactions involving major companies in the office products industry. The Company does not expect, however, that the court's ruling will have an adverse impact on the Company's acquisition program. See "Prospectus Summary."

EMPLOYEES

    As of April 26, 1997, the Company had more than 17,000 full-time employees, a small number of which are members of labor unions. In general, the Company considers its relations with its employees to be satisfactory.

PROPERTIES

    As of April 26, 1997, the Company operated 875 facilities in various states and in New Zealand, Australia and Canada, including one facility located in Washington, D.C. for its corporate headquarters. Of these facilities, 823 are leased and 52 are owned. The facilities are used for retail, warehouse and office purposes, or a combination of these functions. The aggregate square footage for all facilities is approximately 11.4 million square feet, consisting of approximately 2 million square feet for retail use, approximately 7.1 million square feet for warehouse use and approximately 2.3 million square feet for office use.

At this time, the Company believes its facilities are suitable for its purposes, having adequate productive capacity for the Company's present and anticipated needs.

    The following table sets forth the locations of all the Company's facilities as of April 26,1997:

                                                                                        NUMBER OF
                                      LOCATION                                         FACILITIES
------------------------------------------------------------------------------------  -------------
DOMESTIC
  Alabama...........................................................................           14
  Arkansas..........................................................................            2
  California........................................................................           50
  Colorado..........................................................................           13
  Connecticut.......................................................................            3
  District of Columbia..............................................................            3
  Delaware..........................................................................            1
  Florida...........................................................................           24
  Georgia...........................................................................           11
  Iowa..............................................................................            4
  Illinois..........................................................................           24
  Indiana...........................................................................            8
  Kansas............................................................................            3
  Kentucky..........................................................................            5
  Louisiana.........................................................................           13
  Massachusetts.....................................................................            7
  Maryland..........................................................................           12
  Michigan..........................................................................           19
  Minnesota.........................................................................            9
  Missouri..........................................................................           12
  Mississippi.......................................................................           11
  North Carolina....................................................................           17
  Nebraska..........................................................................            2
  New Jersey........................................................................            7
  New Mexico........................................................................            4
  New York..........................................................................           13
  Ohio..............................................................................           21
  Oklahoma..........................................................................            1
  Oregon............................................................................            7
  Pennsylvania......................................................................           16
  South Carolina....................................................................            6
  Tennessee.........................................................................           12
  Texas.............................................................................           39
  Virginia..........................................................................           13
  Washington........................................................................           20
  Wisconsin.........................................................................           30
                                                                                              ---
  DOMESTIC TOTAL....................................................................          456
                                                                                              ---
INTERNATIONAL
  Australia.........................................................................          105
  Canada............................................................................           35
  New Zealand.......................................................................          279
                                                                                              ---
  INTERNATIONAL TOTAL...............................................................          419
                                                                                              ---
TOTAL DOMESTIC AND INTERNATIONAL....................................................          875
                                                                                              ---
                                                                                              ---

    In addition to the facilities described above, Dudley, the Company's 49% owned affiliate, operates eight facilities in the United Kingdom.

LEGAL PROCEEDINGS

    On June 13, 1997, U.S. Office Products, Inc., a Pennsylvania corporation, filed a complaint in the United States District Court for the Eastern District of Pennsylvania alleging trademark infringement under the Lanham Act and unfair competition and trademark dilution under Pennsylvania law in connection with the Company's use of the name "U.S. Office Products." The court entered a 30-day stay of the proceedings on July 10, 1997 and the matter was referred to a magistrate for settlement proceedings. The Company believes that the claims are without merit and intends to defend itself vigorously.

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                                   MANAGEMENT

    The following table sets forth certain information concerning each of the executive officers and directors of the Company.

                NAME                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
EXECUTIVE OFFICERS
  Jonathan J. Ledecky...............          39   Chief Executive Officer and Chairman of the Board
  Timothy J. Flynn..................          43   Vice Chairman of the Board
  Thomas I. Morgan..................          43   Chief Operating Officer; Director
  Donald H. Platt...................          50   Senior Vice President, Chief Financial Officer and Treasurer
  Mark D. Director..................          39   Chief Administrative Officer, General Counsel and Secretary

DIRECTORS
  Jack L. Becker, Jr................          47   Director; President--Dameron-Pierson Company, Limited
                                                   ("Dameron-Pierson")
  David C. Copenhaver...............          34   Director; Vice President--North American Office Products Group;
                                                   formerly Senior Vice President--The Smith-Wilson Co. ("Smith-Wilson")
  Timothy J. Flynn..................          43   (See above.)
  David C. Gezon....................          45   Director; President--C.W. Mills Acquisition Corp. ("C.W. Mills")
  Milton H. Kuyers..................          60   Director
  Jonathan J. Ledecky...............          39   (See above.)
  Allon H. Lefever..................          50   Director
  Edward J. Mathias.................          55   Director
  Thomas I. Morgan..................          43   (See above.)
  Clifton B. Phillips...............          38   Director
  John A. Quelch....................          45   Director

    JONATHAN J. LEDECKY founded the Company in October 1994 and has served since then as its Chairman of the Board and Chief Executive Officer. Prior to founding the Company, Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., and from 1991 to September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly owned subsidiary of Steelcase Inc. ("Steelcase"), the nation's largest manufacturer of office furniture products. While at Legacy Dealer Capital Fund, Inc., Mr. Ledecky was responsible for providing corporate advisory services for Steelcase's network of office products distributors. In addition, Mr. Ledecky has served as a director of, or corporate advisor and/or consultant to, several office products companies. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and a Senior Vice President at Allied Capital Corporation, a publicly traded investment management company. Mr. Ledecky serves as a director of publicly traded MLC Holdings, Inc. Mr. Ledecky is a graduate of Harvard College and Harvard Business School.

    TIMOTHY J. FLYNN has served as Vice Chairman of the Company since June 9, 1997. From February 1995 through June 8, 1997, Mr. Flynn served as a Director and the President and Chief Operating Officer of the Company. Mr. Flynn held a variety of positions at Andrews Office Supply and Equipment Company ("Andrews"), including President, Executive Vice President and Chief Operating Officer between 1987 and 1996. Mr. Flynn joined Andrews in 1986 after being employed for 10 years in the commercial sales division of M.S. Ginn and Company, an office products supplier in Washington, D.C. Mr. Flynn is a former member of the board of directors of the National Purchasing Association ("NPA"), an association of office products companies, and the former Vice Chairman of the Commercial Dealer Division of the Business Products International Association (formerly known as the National Office

Products Association). Mr. Flynn received his undergraduate degree and a Masters in Administration from the University of Maryland.

    THOMAS I. MORGAN has served as Chief Operating Officer since June 9, 1997 and as a director since February 1997. From February 1997 until June 8, 1997, he was the President of the Company's North American Office Products Group. Mr. Morgan had been the Executive Vice President of the S.P. Richards Company, the second largest office products wholesaler in the United States and a division of publicly traded Genuine Parts Company. Mr. Morgan had spent the last 11 years in various positions in S.P. Richards, where he was responsible for operations, sales and marketing efforts. He is a graduate of the University of Tennessee, with a degree in business administration.

    DONALD H. PLATT has served as the Senior Vice President and Chief Financial Officer of the Company since August 1995 and as Treasurer since August 1996. From April 1995 until August 1995, Mr. Platt served as the Company's Senior Vice President--Corporate Development. From 1990 through 1993, Mr. Platt served as Dealer Business Consultant and, from January 1994 through April 1995, as Vice President of Dealer Financing for Steelcase Financial Services, Inc., a finance subsidiary of Steelcase. Mr. Platt was responsible for 22 acquisitions and divestures of independent Steelease dealerships in the U.S. and Canada from January 1994 through April 1995. He has served as a director of 10 different office furniture dealerships, several of which were also prominent office products dealers. Mr. Platt is a graduate of Stanford University and the Stanford Graduate School of Business.

    MARK D. DIRECTOR has served as Chief Administrative Officer since June 9, 1997, and as General Counsel and Secretary since February 1996 and August 1996, respectively. From February 1996 until June 8, 1997, Mr. Director also served as Executive Vice President. From 1990 through February 1995, Mr. Director was a principal of the law firm of Fields & Director, P.C., located in Washington, D.C., which he founded after his association from 1984 to 1990 with the law firm of Debevoise & Plimpton. From February 1995 to September 1995, he served as Vice President, General Counsel and Assistant Secretary, and from September 1995 until joining the Company, as Executive Vice President, of Radio Movil Digital Americas, Inc., a company that owns and operates specialized mobile radio networks throughout South America. Mr. Director received his undergraduate degree from Harvard College and his law degree from Harvard Law School.

    JACK L. BECKER, JR. has served as a Director of the Company since 1995 and the President of Dameron-Pierson since 1992. From 1989 through April 1992, Mr. Becker served as Executive Vice President of Dameron-Pierson, with responsibility for sales and office furniture operations. Mr. Becker is a former member of the board of directors of NPA and a member of the dealer councils of Office Furniture USA, Krueger International and All Steel, Inc., each of which is an office products trade organization. Mr. Becker received a bachelor's degree in management from the University of New Orleans.

    DAVID C. COPENHAVER has served as a director of the Company since September 1995, and since June 9, 1997, Vice President--North American Office Products Group. Mr. Copenhaver served as the Senior Vice President of Smith-Wilson, a wholly owned subsidiary of the Company, from January 1990 through March 1997, and President of Copenhaver Holdings, Incorporated from May 1989 through March 1997. Mr. Copenhaver received both an undergraduate degree and an M.B.A. from the University of Virginia.

    DAVID C. GEZON has served as a director of the Company since July 1995, and he is the President of the C.W. Mills Acquisition Corp., a wholly owned subsidiary of the Company. Mr. Gezon has worked for C.W. Mills since 1970 and has served as its President since 1988. Mr. Gezon received an undergraduate degree from Calvin College and an M.B.A. from Western Michigan University.

    MILTON H. KUYERS has served as a director of the Company since April 1995. He is a part owner and executive officer of a number of privately held companies, including Zero Zone, Inc., a manufacturer of commercial refrigeration units; Desert Air Corp., a manufacturer of commercial dehumidification equipment; Northwest Coatings, Inc., a manufacturer of coating products; Grayline, Inc., a manufacturer of tubing used in the appliance and electrical industries; Digicorp Inc., a distributor of business telephone systems and cellular telephones; and Faustel, Inc., a manufacturer of custom coating equipment. Prior to 1993, Mr. Kuyers served as the President of Star Sprinkler Corp., a manufacturer of sprinkler heads for fire protection systems. Mr. Kuyers previously served on the board of directors of Medical Advances, Inc., a manufacturer of parts for medical diagnostic applications until its sale in March 1997. Prior to its acquisition by the Company, Mr. Kuyers also served as a director of The H.H. West Company. Mr. Kuyers holds an undergraduate degree in business administration and an M.B.A. from the University of Michigan.

    ALLON H. LEFEVER has served as a director of the Company since February 1995. He has served as Senior Vice President of the Affiliated Companies for High Industries, Inc., since April 1988. From 1988 until its acquisition by the Company, Mr. Lefever served as the Chairman of the Board and Chief Executive Officer of The Office Works, Inc. He currently serves on the boards of directors of several private companies. Mr. Lefever is also a director of Red Rose SuperNet, Goodville Insurance Co., and serves on the Business Advisory Board of Millersville State University. Mr. Lefever received his undergraduate degree from Millersville State University and a Masters in Economics from Pennsylvania State University.

    EDWARD J. MATHIAS has served as a director of the Company since February 1995. Currently, Mr. Mathias is a Managing Director of The Carlyle Group, a merchant bank based in Washington, D.C. From 1971 through 1993, Mr. Mathias was with T. Rowe Price Associates, Inc., a major investment management organization, most recently as a Managing Director. He also served on the board of directors of T. Rowe Price and was a member of its management committee. While at T. Rowe Price, Mr. Mathias served as Chairman of various equity mutual funds, including the New Horizons Fund from 1982 through 1993. He is the Chairman of the Board of Visitors at American University's Kogod School of Business Administration and serves on the board of overseers at The University of Pennsylvania's School of Arts and Sciences. Mr. Mathias presently serves on the board of directors of Sirrom Capital Corporation, a publicly traded small business investment company, Pathogenesis, a publicly traded bio-technology company, The Fortress Group, Inc., a publicly-traded home building company, and on the boards of directors of several private companies. Mr. Mathias holds an undergraduate degree from the University of Pennsylvania and an M.B.A. from the Harvard Business School.

    CLIFTON B. PHILLIPS has served as a director of the Company since August 1995. Mr. Phillips served as Chairman of Mills Morris Business Products, Inc. ("Mills Morris") from June 1996 to the present. Previously, Mr. Phillips served as President of Mills Morris from 1993 to May 1996. For more than four years prior to becoming President of Mills Morris, Mr. Phillips held a variety of positions with Mills Morris including President of Mills Morris Business Interiors and General Manager of Arrow Business Products. Mr. Phillips received his undergraduate degree from Columbia University and an M.B.A. from the University of Pennsylvania.

    JOHN A. QUELCH has served as a director of the Company since February 1995. Dr. Quelch is the Sebastian S. Kresge Professor of Marketing at the Harvard Business School, and he is the author of 12 books on marketing and is widely published in leading American business publications. Dr. Quelch serves on the board of directors of WPP Group plc, a marketing services company that includes Ogilvy & Mather, J. Walter Thompson and Hill & Knowlton. He is a national public director of the Council of Better Business Bureaus Inc. Dr. Quelch received an undergraduate degree from Oxford University in England, an M.B.A. from the University of Pennsylvania, and M.S. and Doctor of Business Administration degrees from Harvard University.

    At each annual meeting of stockholders, directors are elected by the holders of the Common Stock for a term of one year to succeed those directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

DIRECTORS' REMUNERATION

    Non-employee directors of the Company receive an annual retainer of $25,000 and are reimbursed for all expenses relating to attendance at meetings. During the fiscal year ended April 26, 1997, fees for all directors aggregated $100,000. In addition, each non-employee director who agreed to serve as such prior to the consummation of the Company's initial public offering of Common Stock in February 1995 (Messrs. Lefever, Mathias and Quelch) received options to acquire 15,000 shares of Common Stock, exercisable in three equal installments, commencing on the date of the grant and on each anniversary thereof, at an exercise price per share of $8.00. Under the U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), non-employee directors will receive options to acquire 21,000 shares of Common Stock upon their initial election as a member of the Board of Directors and thereafter will receive annually options to acquire 6,000 shares. In connection with the adoption of the Directors' Plan at the Company's 1996 Annual Meeting, each of the four non-employee directors who served as directors during the 1996 fiscal year received upon their re-election options for 21,000 shares of Common Stock and, for the 1997 fiscal year, received options for 6,000 shares of Common Stock. In addition, pursuant to the Directors' Plan, non-employee directors are entitled to have their directors' fees paid in the form of shares of the Common Stock or "deferred" shares of the Common Stock. Two directors, Mr. Lefever and Mr. Quelch, made elections to have their 1997 directors' fee paid in the form of deferred shares. Directors who are employees of the Company do not receive additional compensation for serving as directors. No non-employee member of the Board of Directors was paid compensation during the 1997 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangement described above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the Company's Chief Executive Officer and (ii) each of the Company's other executive officers during or at the end of the Company's 1996 fiscal year (collectively, the "named executive officers"). The Company was organized in October 1994 and did not conduct any operations prior to February 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                    ------------------------------------------------  --------------------
                                                                           OTHER           SECURITIES
                                                                          ANNUAL           UNDERLYING         ALL OTHER
                                     FISCAL      SALARY      BONUS     COMPENSATION         OPTIONS/        COMPENSATION
  NAME AND PRINCIPAL POSITION (1)     YEAR        (2)         (3)           (4)           SARS (#) (5)           (6)
----------------------------------  ---------  ----------  ----------  -------------  --------------------  -------------
Jonathan J. Ledecky                 1997       $  950,000          --           --            500,000         $   2,170
  Chief Executive Officer           1996          250,000          --           --            500,000                --
  and Chairman of the Board         1995          145,833          --           --            100,000                --

Timothy J. Flynn                    1997          300,000          --           --             75,000             1,001
  President and Chief               1996          250,000  $   75,000           --            310,000                --
  Operating Officer                 1995           45,912          --           --             25,000                --

Thomas I. Morgan                    1997          101,000      37,500    $  36,500            250,000                --
  President--North American
  Office Products Division

Donald H. Platt                     1997          200,000     100,000           --             75,000             1,740
  Senior Vice President-Chief       1996          150,000     125,000       45,300            250,000                --
  Financial Officer

Mark D. Director                    1997          200,000     100,000           --             75,000                --
  Executive Vice President,         1996           38,061      75,000           --            100,000                --
  General Counsel and
  Assistant Secretary

Martin S. Pinson                    1997          175,000          --           --             25,000                --
  Executive Vice President          1996          150,000      50,000           --            100,000                --
                                    1995           57,757          --           --             25,000                --

------------------------

(1) The positions of Messrs. Flynn, Morgan, Director and Pinson changed after the end of the Company's 1997 fiscal year. Their new positions are indicated in Item 10 herein. Mr. Pinson resigned from his position after the end of the fiscal year.

(2) The salary for Mr. Morgan for fiscal 1997 represents less than one full year's compensation, as he commenced employment with the Company during fiscal 1997. The salary for Mr. Director for fiscal 1996 represents less than one full year's compensation, as he commenced employment with the Company during fiscal 1996. Each salary shown for fiscal 1995 represents less than one full year's compensation. No compensation was paid to any named executive officer prior to February 23, 1995, the date that the Company commenced operations. With respect to Messrs. Ledecky and Pinson, the salary amounts for 1995 include $99,921 and $30,000 respectively, for services rendered prior to the commencement of operations by the Company.

(3) In addition to the cash bonuses paid related to fiscal 1996, the Company granted options in fiscal 1997 as bonuses for fiscal 1996 to Messrs. Flynn, Platt, Director and Pinson to purchase 75,000, 75,000, 75,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $38.00 per share. The amount of $37,500 reflects an accrual of the pro rata portion of a bonus payable to Mr. Morgan no later than 12 months after the date of his employment. See "--Employment Agreements."

(4) Includes $36,500 of moving related expenses for Mr. Morgan during fiscal 1997 and $45,300 in moving and automobile related expenses for Mr. Platt in fiscal 1996.

(5) Represents options granted during fiscal years 1997, 1996 and 1995 with respect to the stated number of shares of Common Stock.

(6) Represents matching contributions under the Company's 401(k) Retirement
    Plan.

EMPLOYMENT AGREEMENTS

    Each named executive officer has entered into an employment agreement with the Company. The employment agreements (the "Employment Agreements") for Jonathan Ledecky, Timothy J. Flynn, Donald H. Platt, Mark D. Director and Martin
S. Pinson (the "Specific Officers") include substantially the same terms (except for base salary amounts) and are described together below; Thomas I. Morgan's employment agreement is described separately below.

    Pursuant to the Employment Agreements, the named executive officers are entitled to receive annual base salaries of no less then the following amount:
Jonathan Ledecky, $250,000; Timothy J. Flynn, $250,000; Donald H. Platt, $150,000; Mark D. Director, $150,000; and Martin S. Pinson, $150,000. Base salaries are reviewed and subject to upward adjustment by the Compensation Committee of the Board of Directors on an annual basis. The base salaries of the Specific Officers for the Company's last three fiscal years are set forth under the heading "Executive Compensation--Summary Compensation Table." In addition, each Specific Officer is eligible to earn additional year-end bonus compensation in an amount equal to up to 100% of such employee's base salary, payable out of a bonus pool determined by the Compensation Committee of the Board of Directors. Bonuses are determined by measuring such officer's performance and the Company's overall performance against target performance levels, typically based upon the following criteria: (i) the Company's overall profit; (ii) the Company's internal revenue growth; and (iii) the Company's revenue growth due to acquisitions. Each Employment Agreement is for an initial term of four years and is automatically renewable at the end of the second year and each succeeding year for an additional year, such that the remaining terms of such agreements are at all times more than two years, unless terminated or not renewed by the Company or the employee.

    Each of the Employment Agreements provides that, in the event of a termination of employment by the Company without cause, the Specific Officer shall be entitled to receive from the Company such employee's then current salary for whatever period is remaining under the term of the agreement. In the event of a change in control of the Company (involving a change in the ownership of a majority of the voting stock of the Company, a change in the majority of the Board of Directors without approval of the current Board, a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of the Company prior to such transaction do not continue to own at least 75% of the stock of the Company following such transaction or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of the Company's assets), each Employment Agreement permits the employee to elect to terminate his employment, entitling him to receive his base salary at the rate then in effect for the remaining term of the agreement or two years, whichever is greater.

    Each Employment Agreement contains a covenant not to compete with the Company for a period equal to the longer of: (i) two years immediately following the termination of employment; or (ii) in the case of a termination without cause pursuant to which such employee is entitled to continue to receive his base salary, for as long as the Company continues to pay such salary. Applicable law may reduce the scope of the covenant not to compete. In the event that the term of any such covenant is reduced in accordance with applicable law, the compensation to which the Specific Officer is entitled shall be paid to the employee only for such reduced period of time as the employee is so prohibited from competing or is not so competing.

    Mr. Morgan's employment agreement provides for a base salary of $450,000, which is reviewed and subject to upward adjustment by the Compensation Committee of the Board of Directors on an annual basis. Mr. Morgan is entitled to a bonus under the same terms as are the Specific Officers, except that his employment agreement guarantees the payment of an incentive bonus of no less than $150,000 to be paid no later than the end of the first 12 months after the date of his employment. In addition, Mr. Morgan's employment agreement provides for an initial grant of an option for 250,000 shares of Common Stock to Mr. Morgan, which grant was made on February 3, 1997. Mr. Morgan's employment agreement is for an initial term of two years and is automatically renewable for additional, successive one-year terms, unless terminated or not renewed by the Company or Mr. Morgan. In the event of a termination of employment by the Company without cause, Mr. Morgan is entitled to receive his base salary for the longer of one year from the date of termination or whatever period is remaining under the employment agreement. Pursuant to his agreement, Mr. Morgan is subject to the same covenant not to compete as is included in the Employment Agreements.

OPTION GRANTS IN FISCAL 1997

    The following tables set forth certain information concerning the grant and exercise of options to purchase Common Stock of the Company during the last completed fiscal year to each of the named executive officers.

                                       NUMBER OF
                                       SECURITIES    PERCENT OF
                                       UNDERLYING   TOTAL OPTIONS
                                        OPTIONS      GRANTED TO
                                        GRANTED     EMPLOYEES IN     EXERCISE    EXPIRATION
NAME                                      (1)        FISCAL YEAR       PRICE        DATE
-------------------------------------  ----------  ---------------  -----------  -----------
Jonathan J. Ledecky..................     500,000          11.1%     $   25.38     3/6/2006
Timothy J. Flynn.....................      75,000           1.7%     $   38.00     6/3/2006
Thomas I. Morgan.....................     250,000           5.6%     $   33.13     2/3/2007
Donald H. Platt......................      75,000           1.7%     $   38.00     6/3/2006
Mark D. Director.....................      75,000           1.7%     $   38.00     6/3/2006
Martin S. Pinson.....................      25,000           0.6%     $   38.00     6/3/2006
All Optionees........................   4,486,110         100.0%     $   30.62      Various


                                              POTENTIAL REALIZABLE VALUE
                                              AT ASSUMED ANNUAL RATES OF
                                         STOCK PRICE APPRECIATION FOR OPTION
                                                       TERM (2)
                                        --------------------------------------
NAME                                      0%           5%             10%
-------------------------------------   -------   -------------  -------------
Jonathan J. Ledecky..................   $ --      $   7,979,101  $  20,220,607
Timothy J. Flynn.....................     --          1,792,350      4,542,166
Thomas I. Morgan.....................     --          5,208,034     13,198,180
Donald H. Platt......................     --          1,792,350      4,542,166
Mark D. Director.....................     --          1,792,350      4,542,166
Martin S. Pinson.....................     --            597,450      1,514,055
All Optionees........................     --         86,387,914    218,923,936

------------------------

(1) The options granted are non-qualified stock options, which are exercisable at the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Incentive Plan.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

OPTION EXERCISES IN FISCAL 1997 AND VALUE OF OPTIONS AT APRIL 26, 1997

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT FISCAL    IN-THE-MONEY (3) OPTIONS AT
                                       SHARES            VALUE              YEAR END (#)           FISCAL YEAR END ($)(4)
                                     ACQUIRED ON        REALIZED     --------------------------  ---------------------------
NAME                              EXERCISE (#) (1)       ($)(2)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------------  --------------  -----------  -------------  ------------  -------------
Jonathan J. Ledecky.............              0                 0       175,000        925,000   $  1,298,438   $ 2,432,813
Timothy J. Flynn................              0                 0        90,000        320,000        613,438     1,474,688
Thomas Morgan...................              0                 0                      250,000        --            --
Donald H. Platt.................          1,650        $   32,950        60,850        262,500        392,750     1,228,219
Mark D. Director................              0                 0        25,000        150,000        157,813       473,438
Martin S. Pinson................              0                 0        37,500        112,500        350,781       686,719

------------------------

(1) Represents the number of shares with respect to which options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the Common Stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of the Common Stock exceeds the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $22.625, the closing market price of the Common Stock on April 26, 1997.

                              CERTAIN TRANSACTIONS

    The Company leases office, warehouse and retail store space from two partnerships, a principal partner of which is Mr. Kuyers, a director of the Company. The Company believes that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amount paid to these partnerships by The H.H. West Company, a wholly owned subsidiary of the Company, during fiscal 1997 was approximately $446,709, and, pursuant to the terms of the lease agreement, will increase by five percent (5%) for fiscal 1998.

    Mr. Phillips entered into an employment agreement with the Company on August 2, 1995 pursuant to which he is paid $24,000 per year for consulting services rendered to the Company in connection with acquisitions and the operations of Mills Morris, a wholly owned subsidiary of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of June 16, 1997, information with respect to beneficial ownership of the Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) the executive officers, the former executive officer and the directors as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of the Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

NAME                                                                                            NUMBER      PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
EXECUTIVE OFFICERS AND DIRECTORS
Jonathan J. Ledecky (1).....................................................................   1,818,304        2.57%
Clifton B. Phillips (2)(3)..................................................................   1,219,857        1.73%
Timothy J. Flynn (3)(4).....................................................................     574,102       *
David C. Copenhaver (3)(5)..................................................................     223,195       *
Edward J. Mathias (6).......................................................................     209,750       *
Martin S. Pinson (7)........................................................................     169,551       *
David C. Gezon (3)(8).......................................................................     120,311       *
Donald H. Platt (9).........................................................................     105,911       *
Milton H. Kuyers (3)(10)....................................................................     100,021       *
Jack L. Becker, Jr. (3)(11).................................................................      47,898       *
Allon H. Lefever (3)(12)....................................................................      44,700       *
Mark D. Director (13).......................................................................      43,997       *
John A. Quelch (14).........................................................................      28,500       *
Thomas I. Morgan (15).......................................................................         400       *
All executive officers, the former executive officer and the directors as a group...........   4,706,497        6.66%

5% STOCKHOLDERS
Pilgrim Baxter & Associates (16)............................................................   4,128,400        5.85%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087-1950
FMR Corp.(17)...............................................................................   3,983,470        5.64%
  82 Devonshire Street
  Boston, MA 02109

------------------------

*   Less than 1%.

(1) Includes 200,000 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Ledecky is the Chief Executive Officer and Chairman of the Board of Directors.

(2) Includes 200,000 shares held in two grantor retained annuity trusts. Mr. Phillips is a Director of the Company.

(3) These persons were stockholders, executive officers, directors or employees of entities acquired by, or combined into, the Company.

(4) Includes 127,500 shares which may be acquired upon exercise of options which currently are exercisable. Mr. Flynn is the Vice Chairman of the Board of Directors.

(5) Includes 53,163 shares held in a trust in which Mr. Copenhaver has a 50% beneficial interest and of which Mr. Copenhaver is a co-trustee and 2,500 shares which may be acquired upon the exercise of options which are currently exercisable. Mr. Copenhaver is a Director of the Company and Vice President--North American Office Products Group.

(6) Includes 28,500 shares which may be acquired upon exercise of options which currently are exercisable and 50,000 shares owned by Mr. Mathias' wife. Mr. Mathias is a Director of the Company.

(7) Includes 100,000 shares owned by the Pinson and Associate Profit Sharing Plan of which Mr. Pinson is the trustee and beneficiary and 68,750 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Pinson resigned from his position with the Company after the end of its 1997 fiscal year.

(8) Includes 4,000 shares which may be acquired upon the exercise of options which currently are exercisable, 1,500 shares owned by Mr. Gezon's children, 113,083 shares held in two trusts and 40,824 shares that are subject to contractual restrictions. Mr. Gezon is a Director of the Company and President of C.W. Mills Acquisition Corp., a subsidiary of the Company.

(9) Includes 104,600 shares which may be acquired upon the exercise of options which are currently exercisable. Mr. Platt is Senior Vice President, Chief Financial Officer and Treasurer of the Company.

(10) Includes 13,500 shares which may be acquired upon the exercise of options which currently are exercisable and 86,251 shares held by the Kuyers 1996 Joint Revocable Trust in which Mr. Kuyers serves as a trustee. Mr. Kuyers is a Director of the Company.

(11) Includes 42,500 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Becker is a Director of the Company and President of Dameron-Pierson.

(12) Includes 28,500 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Lefever is a Director of the Company.

(13) Includes 43,750 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Director is the Chief Administrative Officer, General Counsel and Secretary of the Company.

(14) Includes 28,500 shares which may be acquired upon the exercise of options which currently are exercisable. Mr. Quelch is a Director of the Company.

(15) Includes 200 shares owned by Mr. Morgan and 200 shares owned by Mr. Morgan's wife. Mr. Morgan is the Chief Operating Officer of the Company and is a Director of the Company.

(16) Pilgrim Baxter & Associates disclosed in a Schedule 13G filed with the Commission that, as of December 31, 1996, it had sole investment power and shared voting power with respect to the 4,128,400 shares reported herein. Pilgrim Baxter & Associates also filed a Form 13F with the Commission reporting that, as of March 31, 1997, it had sole investment discretion and shared voting authority with respect to 3,685,100 shares of the Common Stock.

(17) FMR Corp. disclosed in a Schedule 13G filed with the Commission that, as of December 31, 1996, it and certain affiliated persons had sole dispositive power and no voting power with respect to the 3,983,470 shares reported herein. FMR Corp. also filed a Form 13F with the Commission reporting that, as of March 31, 1997, it had shared investment discretion and no voting authority with respect to 7,895,500 shares of the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    As of July 10, 1997, the Company's authorized capital stock consists of 500,000,000 shares of Common Stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of July 10, 1997, the Company had outstanding approximately 72,080,786 shares of Common Stock and no shares of Preferred Stock. As of July 10, 1997, there were approximately 724 record holders of Common Stock.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued by the Company upon conversion of the Offered Notes will be, upon payment therefor, fully paid and non-assessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to the Company's Amended and Restated Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

    The Company has issued and will continue to issue the Common Stock from time to time in connection with the acquisition by the Company of other businesses, assets or securities. The terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act. This Prospectus can be used for the resale of shares of Common Stock by persons named in further supplements to this Prospectus.

                             RESTRICTIONS ON RESALE

    Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least one year, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to, among other things, the Company having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

                                 LEGAL MATTERS

    The validity of the issuance of the Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, 1800 M Street, N.W., Washington, D.C. 20036.

                                    EXPERTS

    The consolidated financial statements of the Company as of April 26, 1997 and April 30, 1996, and for each year in the three year period ended April 26, 1997, except as they relate to School Specialty, Inc., The Re-Print Corporation, Fortran Corporation, Bay State Computer Group, Inc., SFI Corp., Hano Document Printers, Inc., Data Business Forms, Huxley Envelope Corp. and United Envelope Co., Inc., and its affiliate, Rex Envelope Co., Inc., wholly owned subsidiaries of the Company, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to School Speciality, Inc., The Re-Print Corporation, Fortran Corporation, Bay State Computer Group, Inc., SFI Corp., Hano Document Printers, Inc., Data Business Forms, Huxley Envelope Corp. and United Envelope Co., Inc., and its affiliate, Rex Envelope Co., Inc., by Ernst & Young LLP, BDO Seidman, LLP, Parent McLaughlin & Nangle, Rubin, Koehmstedt & Nadler, PLC, KPMG Peat Marwick LLP, Ernst & Young and Hertz, Herson & Company whose reports thereon appear herein. The Company's financial statements have been included herein in reliance upon the reports of such independent accountants given upon the authority of such firms as experts in auditing and accounting.

    The financial statements of Whitcoulls Group Limited as of June 30, 1995, 1994 and 1993 and for the years then ended included herein have been audited by Deloitte Touche Tohmatsu (Auckland, New Zealand), independent auditors, as stated in their reports, which are included herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Mail Boxes Etc. as of April 30, 1997 and 1996 and for the three year period ended April 30, 1997 have been included herein in reliance upon the report of Ernst & Young, LLP, independent auditors, given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Data Business Forms Limited as of December 31, 1996 and for the year ended, have been incorporated herein by reference in reliance upon the report of Ernst & Young, independent accountants, given upon the authority of such firm as experts in auditing and accounting.

    The financial statements of Huxley Envelope Corp., as of December 31, 1996 and for the year then ended, have been incorporated herein by reference in reliance upon the report of Hertz, Herson & Company, LLP, independent accountants, given upon the authority of such firm as experts in auditing and accounting.

    The financial statements of United Envelope Co., Inc., and its affiliate, Rex Envelope Co., Inc., as of December 31, 1996 and for the year then ended, have been incorporated herein by reference in reliance upon the report of Hertz, Herson & Company, LLP, independent accountants, given upon the authority of such firm as experts in auditing and accounting.

                          U.S. OFFICE PRODUCTS COMPANY

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                         ---------

U.S. OFFICE PRODUCTS COMPANY

  Report of Price Waterhouse LLP, Independent Accountants..............................................        F-4

  Report of Ernst & Young LLP, Independent Auditors....................................................        F-5

  Report of BDO Seidman, LLP Independent Auditors......................................................        F-6

  Report of Parent, McLaughlin & Nangle................................................................        F-7

  Report of Rubin, Koehmstedt & Nadler, PLC............................................................        F-8

  Reports of KPMG Peat Marwick LLP.....................................................................        F-9

  Report of Ernst & Young..............................................................................       F-12

  Reports of Hertz, Herson & Company, LLP..............................................................       F-13

  Consolidated Balance Sheet for the years ended April 26, 1997 and April 30, 1996.....................       F-15

  Consolidated Statement of Income for the years ended April 26, 1997, April 30, 1996 and April 30,
    1995...............................................................................................       F-16

  Consolidated Statement of Stockholders' Equity for the fiscal years ended April 30, 1995 and 1996 and
    April 26, 1997.....................................................................................       F-17

  Consolidated Statement of Cash Flows for the years ended April 26, 1997, April 30, 1996 and April 30,
    1995...............................................................................................       F-19

  Notes to Consolidated Financial Statements...........................................................       F-21

  Introduction to Pro Forma Financial Information......................................................       F-43

  Pro Forma Combined Balance Sheet at April 26, 1997 (unaudited).......................................       F-44

  Pro Forma Combined Statement of Income for the year ended April 26, 1997 (unaudited).................       F-45

  Pro Forma Combined Statement of Income for the year ended April 30, 1996 (unaudited).................       F-46

  Pro Forma Combined Statement of Income for the year ended April 30, 1995 (unaudited).................       F-47

  Notes to Pro Forma Combined Financial Statements.....................................................       F-48

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
WHITCOULLS GROUP LIMITED

  Consolidated Statement of Financial Performance for the six months ended December 31, 1995
    (unaudited) and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)..................       F-50

  Consolidated Statement of Movements in Equity for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)..............................       F-50

  Consolidated Statement of Financial Position as at December 31, 1995 (unaudited) and 1994 (unaudited)
    and June 30, 1995 (unaudited)......................................................................       F-51

  Consolidated Statement of Cash Flows for the six months ended December 31, 1995 (unaudited) and 1994
    (unaudited) and for the year ended June 30, 1995 (unaudited).......................................       F-52

  Reconciliation of Consolidated Net Profit After Taxation to Net Cash Flows from Operating Activities for the six months ended December 31, 1995 (unaudited) and 1994 (unaudited) and for the year ended
    June 30, 1995 (unaudited)..........................................................................       F-53

  Notes to the Unaudited Financial Statements..........................................................       F-54

  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................       F-56

  Profit and Loss Account for the years ended June 30, 1995 and 1994...................................       F-57

  Balance Sheet as of June 30, 1995 and 1994...........................................................       F-58

  Statement of Cash Flows for the years ended June 30, 1995 and 1994...................................       F-59

  Reconciliation of Net Cash Flows from Operating Activities to Net Profit After Taxation for the years
    ended June 30, 1995 and 1994.......................................................................       F-60

  Notes to the Financial Statements....................................................................       F-61

  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................       F-78

  Consolidated Profit and Loss Account for the years ended June 30, 1994 and 1993......................       F-79

  Consolidated Balance Sheet as of June 30, 1994 and 1993..............................................       F-80

  Consolidated Statement of Cash Flows for the years ended June 30, 1994 and 1993......................       F-81

  Reconciliation of Consolidated Net Cash Flows from Operating Activities to Net Profit After Taxation
    for the years ended June 30, 1994 and 1993.........................................................       F-82

  Notes to the Financial Statements....................................................................       F-83

  Profit and Loss Account for the year ended June 30, 1996.............................................       F-99

  Statements of Movements in Equity for the year ended June 30, 1996...................................      F-100

  Balance Sheet as of June 30, 1996....................................................................      F-101

  Statement of Cash Flows for the year ended June 30, 1996.............................................      F-102

  Reconciliation of Net Cash Flows from Operating Activities to Net Profit after Taxation..............      F-103

  Notes to the Financial Statements....................................................................      F-104

  Report of Deloitte Touche Tohmatsu, Independent Auditors.............................................      F-122

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                           PAGE
                                                                                                         ---------
MAIL BOXES ETC.

  Report of Ernst & Young LLP, Independent Auditors....................................................      F-123

  Consolidated Balance Sheets as of April 30, 1997 and 1996............................................      F-124

  Consolidated Statements of Income for the fiscal years ended April 30, 1997, 1996 and 1995...........      F-125

  Consolidated Statement of Shareholders' Equity for the fiscal years ended April 30, 1997, 1996 and
    1995...............................................................................................      F-126

  Consolidated Statements of Cash Flows for fiscal years ended April 30, 1997, 1996 and 1995...........      F-127

  Notes to Consolidated Financial Statements...........................................................      F-128

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 26, 1997 and April 30, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain wholly-owned subsidiaries, which statements reflect total revenues of $616.9 million and $323.1 million included in the Company's fiscal years ended April 30, 1996 and 1995, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for those wholly-owned subsidiaries, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Minneapolis, Minnesota
June 6, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  School Specialty, Inc.

    We have audited the balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

February 2, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  The Re-Print Corporation
  Birmingham, Alabama

    We have audited the accompanying balance sheets of the Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for three years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

                                                            /s/ BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                         REPORT OF INDEPENDENT AUDITORS

Bay State Computer Group, Inc.
  Boston, Massachusetts

    We have audited the accompanying balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the three years ended March 31, 1996, 1995 and 1994 (none of which are presented herein separately). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

                                               /s/ Parent, McLaughlin and Nangle
                                                    Certified Public Accountants

May 23, 1996, except for Note N
as to which the date is
October 14, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
  Fortran Corp.
  Newington, Virginia

    We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows for the years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to and above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and 1995 and the results of its operations and its cash flows for three years ended march 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

/s/ RUBIN, KOEHMSTEDT AND NADLER

June 7, 1996, except for Note 9,
as to which the date is
October 24, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
  SFI Corp.

    We have audited the accompanying balance sheet of SFI Corp. as of December 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
  Hano Document Printers, Inc.

    We have audited the accompanying balance sheet of Hano Document Printers, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
  SFI Corp. and Hano Document Printers, Inc.

    We have audited the combined balance sheet of SFI Corp. and Hano Document Printers, Inc. (collectively referred to as the "Companies") as of December 31, 1994, and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, which are not included herein. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. and Hanco Document Printers, Inc., as of December 31, 1994 and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of
  Data Business Forms Limited

    We have audited the balance sheet of Data Business Forms Limited ("DBF") as of December 31, 1995 and the statements of income and retained earnings and changes in financial position for the period from amalgamation to December 31, 1995 These financial statements are the responsibility of DBF's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of DBF as at December 31, 1995 and the results of its operations and the changes in its financial position for the period from amalgamation to December 31, 1995 in accordance with generally accepted accounting principles.

                                                      /s/ Ernst & Young

                                                      Chartered Accountants

Toronto, Canada,
February 6, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of
  United Envelope Co., Inc.

    We have audited the combined balance sheets of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., as at December 31, 1995 and 1994, and the related combined statements of income and retained earnings and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As referred to in Note A on "Principles of Combination," the companies, whose financial statements are combined, are related through common ownership and control. In addition, each has pledged certain assets and guaranteed long-term indebtedness of the other as described in the notes to financial statements. In view of their close operating and financial relationship, the preparation of combined financial statements was considered appropriate. The combined statements, however, do not refer to a legal entity of the companies guarantees trade obligations of the other.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of United Envelope Co., Inc. and its affiliates as at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ HERTZ, HERSON & COMPANY, LLP

New York, New York
March 6, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Huxley Envelope Corporation
Industrial Park Blvd.
Mt. Pocono Industrial Park
Mt. Pocono, Pennsylvania 18344

    We have audited the accompanying balance sheet of Huxley Envelope Corporation as at December 31, 1996, and the related statements of income, changes in shareholder equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huxley Envelope Corporation as at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

    As referred to in Note A to the financial statements, the Company changed its method of computing depreciation for machinery and equipment in 1996.

                                          HERTZ, HERSON & COMPANY, LLP

New York, New York
March 7, 1997, except for Note L,
as to which the date is April 14, 1997

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                           APRIL 26,    APRIL 30,
                                                                                              1997         1996
                                                                                          ------------  ----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $     44,026  $  183,483
  Accounts receivable, less allowance for doubtful accounts of $10,066 and $6,000.......       380,402     248,934
  Inventories...........................................................................       281,605     152,429
  Prepaid expenses and other current assets.............................................        98,644      56,644
                                                                                          ------------  ----------
      Total current assets..............................................................       804,677     641,490

Property and equipment, net.............................................................       241,402     127,581
Intangible assets, net..................................................................       643,629     152,312
Other assets............................................................................       120,644      69,467
                                                                                          ------------  ----------
      Total assets......................................................................  $  1,810,352  $  990,850
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt.......................................................................  $    150,458  $  151,731
  Accounts payable......................................................................       204,814     134,832
  Accrued compensation..................................................................        40,285      25,677
  Other accrued liabilities.............................................................        85,373      37,277
                                                                                          ------------  ----------
      Total current liabilities.........................................................       480,930     349,517

Long-term debt..........................................................................       389,150     227,736
Deferred income taxes...................................................................         8,656      10,052
Other long-term liabilities and minority interests......................................        10,468       8,799
                                                                                          ------------  ----------
      Total liabilities.................................................................       889,204     596,104
                                                                                          ------------  ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none outstanding
  Common stock, $.001 par value, 500,000,000 shares authorized,69,652,669 and 52,976,280
    shares issued and outstanding, respectively.........................................            70          53
  Additional paid-in capital............................................................       809,433     313,304
  Cumulative translation adjustment.....................................................        (5,583)        770
  Retained earnings.....................................................................       117,228      80,619
                                                                                          ------------  ----------
      Total stockholders' equity........................................................       921,148     394,746
                                                                                          ------------  ----------
      Total liabilities and stockholders' equity........................................  $  1,810,352  $  990,850
                                                                                          ------------  ----------
                                                                                          ------------  ----------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 FOR THE FISCAL YEAR ENDED
                                                                          ----------------------------------------
                                                                           APRIL 26,     APRIL 30,     APRIL 30,
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Revenues................................................................  $  2,835,875  $  1,686,430  $  1,041,304
Cost of revenues........................................................     2,031,713     1,246,647       762,724
                                                                          ------------  ------------  ------------
    Gross profit........................................................       804,162       439,783       278,580

Selling, general and administrative expenses............................       655,101       372,180       237,864
Non-recurring acquisition costs.........................................        16,245         8,057
Restructuring costs.....................................................         4,395         3,214
                                                                          ------------  ------------  ------------
    Operating income....................................................       128,421        56,332        40,716

Interest expense........................................................        45,901        20,123         8,319
Interest income.........................................................        (7,632)       (4,425)       (1,135)
Other income............................................................        (3,689)       (1,730)       (1,389)
                                                                          ------------  ------------  ------------
Income before provision for income taxes and
  extraordinary items...................................................        93,841        42,364        34,921
Provision for income taxes..............................................        35,103         7,487         3,754
                                                                          ------------  ------------  ------------
Income before extraordinary items.......................................        58,738        34,877        31,167
Extraordinary items--losses on early terminations of credit
  facilities, net of income taxes.......................................         1,450           701
                                                                          ------------  ------------  ------------
Net income..............................................................  $     57,288  $     34,176  $     31,167
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

Weighted average common shares outstanding..............................        61,174        45,583

Income per share before extraordinary items.............................  $       0.96  $       0.77
Extraordinary items.....................................................          0.02          0.02
                                                                          ------------  ------------
Net income per share....................................................  $       0.94  $       0.75
                                                                          ------------  ------------
                                                                          ------------  ------------
Unaudited pro forma income before extraordinary
  items (see Note 10)...................................................  $     51,143  $     21,945  $     20,359
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Unaudited pro forma income per share before
  extraordinary items...................................................  $       0.84  $       0.48
                                                                          ------------  ------------
                                                                          ------------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE THREE FISCAL YEARS ENDED APRIL 26, 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                               COMMON STOCK         ADDITIONAL   CUMULATIVE                            TOTAL
                                         -------------------------    PAID-IN    TRANSLATION  RETAINED   TREASURY   STOCKHOLDERS'
                                            SHARES       AMOUNT       CAPITAL    ADJUSTMENT   EARNINGS     STOCK       EQUITY
                                         ------------  -----------  -----------  -----------  ---------  ---------  ------------
Balance at April 30, 1994..............    25,628,841   $      25    $  26,496    $    (340)  $  58,733  $  (7,562)  $   77,352
  Transactions of Combined Companies
  upon formation of Company:
    Issuance of common stock...........     3,878,000           4           (3)                                               1
    Capital contribution...............                                  1,500                                            1,500
    Distributions to stockholders......                                                         (11,300)                (11,300)
    Adjustments to stockholders'
      equity...........................                                (12,597)                   5,035      7,562
    Cash dividends.....................                                                            (222)                   (222)
  Issuance of common stock, net of
    associated expenses in conjunction
    with:
    Initial public offering............     3,737,500           4       32,686                                           32,690
    Acquisition........................       875,000           1        8,749                                            8,750
  Transactions of Pooled Companies:
    Exercise of warrants and stock
      options..........................        13,563                      201                                              201
    Cash dividends.....................                                                         (16,086)                (16,086)
  Adjustment to conform the year-ends
    of Pooled Companies................                                                           2,235                   2,235
  Cumulative translation adjustments...                                                 207                                 207
  Net income...........................                                                          31,167                  31,167
                                         ------------       -----   -----------  -----------  ---------  ---------  ------------

Balance at April 30, 1995..............    34,132,904          34       57,032         (133)     69,562                 126,495
  Issuances of common stock, net of
    associated expenses in conjunction
    with:
    Public offerings...................     9,568,045          10      174,727                                          174,737
    Acquisitions.......................     7,413,442           8       68,610                                           68,618
    Exercise of stock options,
      including tax benefits...........        63,350                    1,023                                            1,023
  Transactions of Pooled Companies:
    Issuances of common stock for cash
      and repayment of debt............       581,499                    8,298                                            8,298
    Capital contributions..............                                    500                                              500
    Exercise of warrants and stock
      options..........................       652,615           1        1,752                                            1,753
    Cash and stock dividends...........       564,425                    1,362                  (32,017)                (30,655)
  Adjustment to conform the year-ends
    of Pooled Companies................                                                           8,898                   8,898
  Cumulative translation adjustments...                                                 903                                 903
  Net income...........................                                                          34,176                  34,176
                                         ------------       -----   -----------  -----------  ---------  ---------  ------------

Balance at April 30, 1996..............    52,976,280          53      313,304          770      80,619                 394,746

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE THREE FISCAL YEARS ENDED APRIL 26, 1997 (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              COMMON STOCK         ADDITIONAL  CUMULATIVE                               TOTAL
                                        -------------------------   PAID-IN    TRANSLATION   RETAINED    TREASURY    STOCKHOLDERS'
                                           SHARES       AMOUNT      CAPITAL    ADJUSTMENT    EARNINGS      STOCK        EQUITY
                                        ------------  -----------  ----------  -----------  ----------  -----------  ------------
Balance at April 30, 1996.............    52,976,280   $      53   $  313,304   $     770   $   80,619                $  394,746
  Issuances of common stock, net of
    associated expenses in conjunction
    with:
    Public offering...................     8,682,331           9      275,703                                            275,712
    Direct equity investment..........     1,250,000           1       38,112                                             38,113
    Acquisitions......................     5,790,300           6      166,074                                            166,080
    Exercise of stock options,
      including tax benefits..........       131,828                    2,843                                              2,843
    Employee stock purchase plan......       153,332                    3,145                                              3,145
  Transactions of Pooled Companies:
    Issuances of common stock for
      repayment of debt and payment of
      acquisition expenses............       273,087                    6,859                                              6,859
    Capital contributions.............         8,228                    1,857                                              1,857
    Exercise of warrants and stock
      options.........................       319,077           1        1,979                                              1,980
    Retirement of common stock........        68,206                     (443)                     (34)                     (477)
    Cash dividends paid and
      declared........................                                                         (20,931)                  (20,931)
  Adjustment to conform the year-ends
    of Pooled Companies...............                                                             286                       286
  Cumulative translation
    adjustments.......................                                             (6,353)                                (6,353)
  Net income..........................                                                          57,288                    57,288
                                        ------------         ---   ----------  -----------  ----------         ---   ------------

Balance at April 26, 1997.............    69,652,669   $      70   $  809,433   $  (5,583)  $  117,228   $            $  921,148
                                        ------------         ---   ----------  -----------  ----------         ---   ------------
                                        ------------         ---   ----------  -----------  ----------         ---   ------------

          See accompanying notes to consolidated financial statements

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                    FOR THE FISCAL YEAR ENDED
                                                                                ----------------------------------
                                                                                APRIL 26,    APRIL 30,   APRIL 30,
                                                                                   1997        1996        1995
                                                                                ----------  -----------  ---------
Cash flows from operating activities:
  Net income..................................................................  $   57,288  $    34,176  $  31,167
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................      48,364       20,389     13,270
    Non-recurring acquisition costs...........................................      16,245        8,057
    Unrealized foreign currency gain..........................................      (3,420)
    Deferred income taxes.....................................................      (3,260)          32       (133)
    Extraordinary losses......................................................       1,450          701
    Equity in net income of affiliate.........................................        (782)
    Stock issued to pay certain acquisition expenses..........................         500
    Changes in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations accounted for under the purchase method):
      Accounts receivable.....................................................     (27,417)      (8,166)   (32,479)
      Inventories.............................................................      (3,291)       1,817     (3,557)
      Prepaid expenses and other current assets...............................     (11,155)     (24,405)    (2,733)
      Accounts payable........................................................     (31,467)       6,531     11,858
      Accrued liabilities.....................................................       3,084        3,879      6,337
                                                                                ----------  -----------  ---------
        Net cash provided by operating activities.............................      46,139       43,011     23,730
                                                                                ----------  -----------  ---------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash received.............................    (354,811)    (130,178)   (18,099)
  Payments of non-recurring acquisition costs.................................     (13,588)      (7,283)
  Additions to property and equipment, net of disposals.......................     (51,908)     (26,834)   (13,054)
  Investment in affiliate.....................................................     (41,270)
  Other.......................................................................      (1,877)      (4,653)       364
                                                                                ----------  -----------  ---------
        Net cash used in investing activities.................................    (463,454)    (168,948)   (30,789)
                                                                                ----------  -----------  ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock......................................     320,543      181,530     32,891
  Proceeds from issuance of long-term debt....................................     227,982      207,241     11,798
  Payments of long-term debt..................................................    (218,861)     (22,099)   (10,670)
  Proceeds from (payments of) short-term debt, net............................     (32,563)     (58,999)     5,914
  Payments to terminate credit facilities.....................................      (1,235)        (579)
  Payments of dividends at Pooled Companies...................................     (19,611)     (22,166)   (16,305)
  Capital contributed by stockholders of Pooled Companies.....................       1,857          500
  Net change in cash due to conforming fiscal year-ends of certain Pooled
    Companies.................................................................         286       (1,221)       601
  Capital contributed by Combined Company stockholder.........................                               1,500
  Payments to stockholders of Combined Companies..............................                             (11,300)
                                                                                ----------  -----------  ---------
        Net cash provided by financing activities.............................     278,398      284,207     14,429
                                                                                ----------  -----------  ---------
Effect of exchange rates on cash and cash equivalents.........................        (540)         267       (180)
                                                                                ----------  -----------  ---------
Net (decrease) increase in cash and cash equivalents..........................    (139,457)     158,537      7,190
Cash and cash equivalents at beginning of period..............................     183,483       24,946     17,756
                                                                                ----------  -----------  ---------
Cash and cash equivalents at end of period....................................  $   44,026  $   183,483  $  24,946
                                                                                ----------  -----------  ---------
                                                                                ----------  -----------  ---------
Supplemental disclosure of cash flow information:
    Interest paid.............................................................  $   39,916  $    12,255  $  13,091
    Income taxes paid.........................................................      28,905        8,744      7,726

                          U.S. OFFICE PRODUCTS COMPANY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The Company issued common stock, notes payable and cash in connection with certain business combinations accounted for under the purchase method during fiscal 1997, 1996 and 1995. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                    FOR THE FISCAL YEAR ENDED
                                                                                ----------------------------------
                                                                                APRIL 26,    APRIL 30,   APRIL 30,
                                                                                   1997        1996        1995
                                                                                ----------  -----------  ---------
Accounts receivable...........................................................  $  105,538  $    93,741  $  23,462
Inventories...................................................................     122,917       68,861     20,074
Prepaid expenses and other current assets.....................................      23,344        9,740      1,779
Property and equipment........................................................      95,615       57,372      5,459
Intangible assets.............................................................     506,386      127,870     21,079
Other assets..................................................................       7,847       56,529        339
Short-term debt...............................................................     (24,895)    (106,672)   (15,038)
Accounts payable..............................................................    (103,851)     (48,825)   (15,627)
Accrued liabilities...........................................................     (55,477)     (21,554)    (4,958)
Long-term debt................................................................    (155,237)     (17,950)    (6,283)
Other long-term liabilities and minority interest.............................      (1,296)     (12,175)      (437)
                                                                                ----------  -----------  ---------
        Net assets acquired...................................................  $  520,891  $   206,937  $  29,849
                                                                                ----------  -----------  ---------
                                                                                ----------  -----------  ---------

The acquisitions were funded as follows:

Common stock..................................................................  $  166,080  $    68,618  $   8,750
Debt..........................................................................                    8,141      3,000
Cash..........................................................................     354,811      130,178     18,099
                                                                                ----------  -----------  ---------
                                                                                $  520,891  $   206,937  $  29,849
                                                                                ----------  -----------  ---------
                                                                                ----------  -----------  ---------

Noncash transactions:

- During fiscal 1997 and 1996, the Company issued 256,420 and 194,447 shares of common stock, respectively, to repay $6,359 and $2,470 of indebtedness, respectively.

- During fiscal 1997 and 1996, the Company recorded additional paid-in capital of approximately $1,250 and $426, respectively, related to the tax benefit on stock options exercised.

- During fiscal 1996, one Pooled Company converted $1,385 of debt to common stock.

- During fiscal 1996, one Pooled Company paid a dividend of $9,851 through the issuance of 564,425 shares of common stock

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" and the "Company") was founded in October 1994. The Company is a supplier of a broad range of office and educational products and business services to corporate, commercial, industrial and educational customers. The Company operates throughout the United States, as well as in New Zealand, Australia and Canada and, through a 49% owned affiliate, in the United Kingdom.

NOTE 2--FORMATION OF COMPANY

    Concurrent with the closing of its initial public offering in February 1995, the Company acquired four companies (the "Combined Companies") for a combination of its common stock and cash and acquired two companies in business combinations accounted for under the purchase method. Because of the substantial ongoing interest of the stockholders of the Combined Companies in U.S. Office Products, the assets and liabilities of the Combined Companies were combined on a historical cost basis. The capital stock of the Combined Companies is included in additional paid-in capital.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1997," "fiscal 1996" and "fiscal 1995" refer to the Company's fiscal years ended April 26, 1997 and April 30, 1996 and 1995, respectively. On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday in April.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. Investments in less than 50% owned entities are accounted for under the equity method. All significant intercompany transactions and accounts are eliminated in consolidation.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's wholly-owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure of foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 26, 1997, the Exchange Contracts, in the notional amount of $3,319, hedge certain foreign currency denominated assets. The

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Exchange Contracts generally have maturity dates of 60 days or less. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's wholly-owned foreign subsidiary also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. During fiscal 1997, the Swap Agreements were terminated resulting in a loss of $117.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments has been determined using the following methods and assumptions:

- The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value;

- The fair values of the 5 1/2% Convertible Subordinated Notes due 2001 and the 5 1/2% Convertible Subordinated Notes due 2003 are based on quoted market prices;

- The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001 and the 5 1/2% Convertible Subordinated Notes due 2003, approximate fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

INCOME TAXES

    Income taxes have been computed utilizing the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings of these subsidiaries.

REVENUE RECOGNITION

    Revenue is recognized upon the delivery of products or upon the completion of services provided to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and, accordingly, the present value of the future lease payments is recognized as income upon delivery of the equipment to the customer.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included in cost of revenues.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees in accordance with EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)."

ACCRUED ACQUISITION COSTS

    The Company accrues the direct external costs incurred in conjunction with the consummation of business combinations and the costs incurred to consolidate acquired operations into existing Company facilities, including the external costs and liabilities to close redundant facilities and severance and relocation costs related to the acquired entity's employees in accordance with EITF Issue No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

NET INCOME PER SHARE

    Net income per share for fiscal 1997 and 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive. Net income per share for fiscal 1995 has not been presented as it is not considered meaningful due to the acquisitions of the Combined Companies and the Company's initial public offering in conjunction with the formation of the Company during fiscal 1995.

NEW ACCOUNTING PRONOUNCEMENTS

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 did not have a material effect on the Company's consolidated operating results or financial position.

    The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," during fiscal 1997. Under the provisions of SFAS 123, companies can elect to account for stock-based compensation

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) plans using a fair-value based method or continue measuring compensation expense for those plans using the intrinsic value method prescribed in APB Opinion No.
25. The Company has elected to continue using the intrinsic value method to account for stock-based compensation plans. Pro forma disclosures of net income and net income per share, as if the fair value-based method of accounting defined in SFAS 123 has been applied, are presented in Note 14.

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. This Statement is required to be adopted by the Company during fiscal 1998.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997 and 1996, the Company issued 22,108,776 and 8,440,852 shares of common stock, respectively, to acquire 40 (the "1997 Poolings") and 14 (the "1996 Poolings") companies, respectively, in business combinations accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 26, 1997 and April 30, 1996.

    Commencing on May 1, 1996 and 1995, the year-ends of the 1997 Poolings and the 1996 Poolings were changed to April 26, 1997 and April 30, 1996, respectively, resulting in adjustments to retained earnings of $286, $8,898 and $2,235 during fiscal 1997, 1996 and 1995, respectively. Following is a summary of the results related to the adjustments to retained earnings:

                                                                                     FOR THE FISCAL YEAR ENDED
                                                                                 ---------------------------------
                                                                                 APRIL 26,   APRIL 30,   APRIL 30,
                                                                                    1997        1996       1995
                                                                                 ----------  ----------  ---------
Revenues.......................................................................  $   (9,907) $  245,737  $  55,126
Costs and expenses.............................................................     (10,193)    236,839     52,891
                                                                                 ----------  ----------  ---------
    Net adjustment.............................................................  $      286  $    8,898  $   2,235
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
    The following presents the separate results, in each of the periods presented, of U.S. Office Products (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                          U.S. OFFICE      POOLED
                                                                            PRODUCTS     COMPANIES      COMBINED
                                                                          ------------  ------------  ------------
For the year ended April 26, 1997
  Revenues..............................................................  $  2,175,170  $    660,705  $  2,835,875
  Net income............................................................  $     36,246  $     21,042  $     57,288

For the year ended April 30, 1996
  Revenues..............................................................  $    488,670  $  1,197,760  $  1,686,430
  Net income............................................................  $      7,828  $     26,348  $     34,176

For the year ended April 30, 1995
  Revenues..............................................................  $    120,479  $    920,825  $  1,041,304
  Net income............................................................  $      1,514  $     29,653  $     31,167

PURCHASE METHOD

    In fiscal 1997, the Company made 77 acquisitions accounted for under the purchase method for an aggregate purchase price of $520,891 consisting of $354,811 of cash, and 5,790,300 shares of common stock with a market value of $166,080. The total assets related to these 77 acquisitions were $861,647, including goodwill of $506,386. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    In fiscal 1996, the Company made 34 acquisitions accounted for under the purchase method for an aggregate purchase price of $206,937, consisting of $130,178 of cash, $8,141 of debt and 7,413,442 shares of common stock with a market value of $68,618. The total assets related to these 34 acquisitions were $414,113, including goodwill of $127,870. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    In fiscal 1995, in addition to the acquisitions of the Combined Companies, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results form their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 26, 1997 and April 30, 1996 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the Purchased Companies as if all such purchase acquisitions had been made at the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED) reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                    FOR THE FISCAL YEAR ENDED
                                                                    --------------------------
                                                                     APRIL 26,     APRIL 30,
                                                                        1997          1996
                                                                    ------------  ------------
Revenues..........................................................  $  3,225,582  $  3,094,608
Income before extraordinary items.................................        73,029        49,170
Net income........................................................        71,579        48,469
Income per share before extraordinary items.......................          1.03          0.70
Net income per share..............................................          1.01          0.69

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996 or the results which may occur in the future.

EQUITY INVESTMENT IN AFFILIATE

    In November 1996, the Company acquired a 49% equity interest in Dudley Stationery Limited ("Dudley"), which is being accounted for under the equity method. Under the terms of the agreement, the Company agreed to invest approximately $80 million for working capital into Dudley over a two-year period. The Company has currently invested approximately $41.3 million of the total $80 million in Dudley.

NOTE 5--ACCRUED ACQUISITION COSTS

    In conjunction with the acquisitions of the fiscal 1997 Purchased Companies, the Company accrued the direct external costs incurred in conjunction with the consummation of the acquisitions and the costs to consolidate acquired operations into existing Company facilities, including the external costs associated with closing redundant facilities of acquired companies, and severance and relocation costs related to the acquired companies' employees.

    As of the consummation date of the acquisition, the Company begins to assess and formulate a plan to exit activities of the acquired companies. Typically, this involves evaluating the facilities of the Company and the acquired companies in the specific geographic areas, determining which of the acquired facilities will be exited and identifying employee groups that will be terminated or relocated. In most cases, the facilities are closed and the employees terminated within one year of the completion of the plan.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--ACCRUED ACQUISITION COSTS (CONTINUED)
    The following table sets forth the Company's accrued acquisition costs for the periods ended April 26, 1997 and April 30, 1996:

                                                             EMPLOYEE     DISPOSAL OF
                                               REDUNDANT    SEVERANCE &    ASSETS &
                                              FACILITIES    RELOCATION       OTHER       TOTAL
                                              -----------  -------------  -----------  ---------
Balance at April 30, 1996...................   $  --         $  --         $  --       $  --
  Additions.................................       1,593         2,484         6,712      10,789
                                              -----------       ------    -----------  ---------
Balance at April 26, 1997...................   $   1,593     $   2,484     $   6,712   $  10,789
                                              -----------       ------    -----------  ---------
                                              -----------       ------    -----------  ---------

NOTE 6--RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees. The following table sets forth the Company's accrued restructuring costs for the periods ended April 26, 1997 and April 30, 1996:

                                             FACILITY       SEVERANCE    OTHER ASSET
                                            CLOSURE AND        AND       WRITE- DOWNS
                                           CONSOLIDATION  TERMINATIONS    AND COSTS     TOTAL
                                           -------------  -------------  -----------  ---------
Balance at April 30 1995:
  Additions..............................    $     641      $     469     $   2,104   $   3,214
  Utilizations...........................                                      (682)       (682)
                                                ------          -----    -----------  ---------

Balance at April 30, 1996................          641            469         1,422       2,532
  Additions..............................        1,337            308         2,750       4,395
  Utilizations...........................         (943)          (698)       (3,615)     (5,256)
                                                ------          -----    -----------  ---------

Balance at April 26, 1997................    $   1,035      $      79     $     557   $   1,671
                                                ------          -----    -----------  ---------
                                                ------          -----    -----------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                        APRIL 26,   APRIL 30,
                                                                          1997         1996
                                                                       -----------  ----------
Land.................................................................  $    34,153  $    6,993
Buildings............................................................       59,470      46,305
Furniture and fixtures...............................................      181,715      86,719
Warehouse equipment..................................................       29,174      35,987
Equipment under capital leases.......................................       14,787       8,082
Leasehold improvements...............................................       22,637      12,329
                                                                       -----------  ----------
                                                                           341,936     196,415
Less: Accumulated depreciation.......................................     (100,534)    (68,834)
                                                                       -----------  ----------
Net property and equipment...........................................  $   241,402  $  127,581
                                                                       -----------  ----------
                                                                       -----------  ----------

    Depreciation expense for fiscal years 1997, 1996 and 1995 was $31,153, $14,798 and $10,856, respectively.

NOTE 8--INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                                        APRIL 26,   APRIL 30,
                                                                           1997        1996
                                                                        ----------  ----------
Goodwill..............................................................  $  653,600  $  146,273
Other.................................................................      11,345      14,309
                                                                        ----------  ----------
                                                                           664,945     160,582
Less: Accumulated amortization........................................     (21,316)     (8,270)
                                                                        ----------  ----------
                                                                        $  643,629  $  152,312
                                                                        ----------  ----------
                                                                        ----------  ----------

    Amortization expense for fiscal years 1997, 1996 and 1995 was $14,224, $5,229 and $1,600, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                        APRIL 26,   APRIL 30,
                                                                           1997        1996
                                                                        ----------  ----------
Credit facilities with banks, average interest rates of 7.6% at April
  26, 1997 and 7.8% at April 30, 1996.................................  $  140,090  $   26,029
Annual renewal loans provided by banks and other financial
  institutions of foreign subsidiary secured by lease receivables of foreign subsidiary.  Interest rates ranging from 7.8% to 10.2% at
  April 30, 1996......................................................                  89,456
Bank lines of credit of foreign subsidiary operations secured by assets of those operations.  Interest rates ranging from 9.2% to
  9.8% at April 30, 1996..............................................                  12,731
Other.................................................................       2,160       7,296
Current maturities of long-term debt..................................       8,208      16,219
                                                                        ----------  ----------
      Total short-term debt...........................................  $  150,458  $  151,731
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Company currently has an agreement under which a syndicate of financial institutions, led by Bankers Trust Company, as Agent (the "Bank"), is providing the Company with a $500 million credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $400 million for acquisition loans. The Credit Facility is secured by a majority of the assets of the Company and its subsidiaries and contains customary covenants, including financial covenants with respect to the Company's consolidated leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy. The Company was in compliance with or obtained waivers relating to these covenants at April 26, 1997. At April 26, 1997, the balance outstanding under the Credit Facility was $140,090 and included five eurodollar contracts, expiring within 30 days, totaling $105,000 at an average interest rate of 7.2%.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--CREDIT FACILITIES (CONTINUED)
LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                        APRIL 26,   APRIL 30,
                                                                           1997        1996
                                                                        ----------  ----------
Convertible Subordinated Notes due 2003, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of $47.40 per share, subject to adjustment in certain events........................................  $  230,000
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of $28.50 per share, subject to
  adjustment in certain events........................................     143,750  $  143,750
Notes payable, secured by certain assets of the Company, interest rates ranging from 8.0% to 10.0%, maturities from October 1996
  through 2003........................................................                  35,400
Other.................................................................      16,627      53,175
Capital lease obligations.............................................       6,981      11,630
                                                                        ----------  ----------
                                                                           397,358     243,955
Less: Current maturities of long-term debt............................      (8,208)    (16,219)
                                                                        ----------  ----------
      Total long-term debt............................................  $  389,150  $  227,736
                                                                        ----------  ----------
                                                                        ----------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2003 (the "2003 Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after May 22, 1998, but may not be redeemed prior to May 15, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the 2003 Notes are included in other assets and are being amortized over the seven year period of maturity. The fair value of the 2003 Notes at April 26, 1997, based upon quoted market prices, totaled $184,000.

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "2001 Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the 2001 Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the 2001 Notes at April 26, 1997, based upon quoted market prices, totaled $147,344.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--CREDIT FACILITIES (CONTINUED)
MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998..............................................................  $   8,208
1999..............................................................      8,957
2000..............................................................      1,862
2001..............................................................    144,557
2002..............................................................        333
Thereafter........................................................    233,441
                                                                    ---------
                                                                    $ 397,358
                                                                    ---------
                                                                    ---------

NOTE 10--INCOME TAXES

    Domestic and foreign income before provision for income taxes and extraordinary items consist of the following:

                                                                  FOR THE FISCAL YEAR ENDED
                                                               -------------------------------
                                                               APRIL 26,  APRIL 30,  APRIL 30,
                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
Domestic.....................................................  $  66,076  $  37,931  $  32,728
Foreign......................................................     27,765      4,433      2,193
                                                               ---------  ---------  ---------
                                                               $  93,841  $  42,364  $  34,921
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The provision for income taxes consists of:

                                                                     FOR THE FISCAL YEAR ENDED
                                                                -----------------------------------
                                                                APRIL 26,   APRIL 30,    APRIL 30,
                                                                  1997        1996         1995
                                                                ---------  -----------  -----------
Income taxes currently payable:
Federal.......................................................  $  22,829   $   6,011    $   2,374
State.........................................................      3,797         608          704
Foreign.......................................................     11,737         836          809
                                                                ---------  -----------  -----------
                                                                   38,363       7,455        3,887
                                                                ---------  -----------  -----------
Deferred income tax expense (benefit).........................     (3,260)         32         (133)
                                                                ---------  -----------  -----------
Total provision for income taxes..............................  $  35,103   $   7,487    $   3,754
                                                                ---------  -----------  -----------
                                                                ---------  -----------  -----------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                          APRIL 26,  APRIL 30,
                                                                            1997        1996
                                                                          ---------  ----------
Current deferred tax assets:
  Inventory.............................................................  $   1,223  $    1,087
  Allowance for doubtful accounts.......................................      2,028       1,475
  Net operating loss carryforward.......................................      3,192       3,192
  Accrued liabilities...................................................      4,177       3,289
                                                                          ---------  ----------
    Total current deferred tax assets...................................     10,620       9,043
                                                                          ---------  ----------
Long-term deferred tax liabilities:
  Property and equipment................................................     (4,540)     (4,998)
  Intangible assets.....................................................       (670)       (441)
  Internal Revenue Service tax assessment...............................     (3,383)     (3,383)
  Other.................................................................        (63)     (1,230)
                                                                          ---------  ----------
    Total long-term deferred tax liabilities............................     (8,656)    (10,052)
                                                                          ---------  ----------
    Subtotal............................................................      1,964      (1,009)
    Valuation allowance.................................................                 (5,468)
                                                                          ---------  ----------
    Net deferred tax asset (liability)..................................  $   1,964  $   (6,477)
                                                                          ---------  ----------
                                                                          ---------  ----------

    At April 30, 1996, a valuation allowance had been recorded, related to deferred tax assets of a Pooled Company, including net operating loss carryforwards. Based upon the improved profitability of this Pooled Company during fiscal 1997, the valuation allowance was reversed resulting in a lower provision for income taxes.

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and a building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has assessed the Company additional taxes. The subsidiary has recorded a deferred tax liability, including interest, as a result of the assessment. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                       FOR THE FISCAL YEAR ENDED
                                                                 -------------------------------------
                                                                  APRIL 26,    APRIL 30,    APRIL 30,
                                                                    1997         1996         1995
                                                                 -----------  -----------  -----------
U.S. federal statutory rate....................................        35.0%        35.0%        35.0%
State income taxes, net of federal income tax benefit..........         2.9          5.4          4.1
Subchapter S corporation income not subject to corporate level
  taxation.....................................................        (8.1)       (30.5)       (31.0)
Foreign earnings not subject to U.S. taxes.....................         2.0         (0.6)
Minority interest in foreign taxes.............................                      2.5
Nondeductible goodwill.........................................         3.1          2.6          1.4
Nondeductible acquisition costs................................         5.3          1.1
Reversal of valuation allowance................................        (5.8)
Other..........................................................         3.0          2.2          1.2
                                                                        ---        -----        -----
Effective income tax rate......................................        37.4%        17.7%        10.7%
                                                                        ---        -----        -----
                                                                        ---        -----        -----

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was theresponsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                  FOR THE FISCAL YEAR ENDED
                                                               -------------------------------
                                                               APRIL 26,  APRIL 30,  APRIL 30,
                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
Income before extraordinary items per consolidated statement of income..................................................  $  58,738  $  34,877  $  31,167
Pro forma income tax provision adjustment....................      7,595     12,932     10,808
                                                               ---------  ---------  ---------
Pro forma income before extraordinary items..................  $  51,143  $  21,945  $  20,359
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 11--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                          CAPITAL   OPERATING
                                                                          LEASES      LEASES
                                                                         ---------  ----------
1998...................................................................  $   2,057  $   53,197
1999...................................................................      1,995      44,640
2000...................................................................      1,147      35,873
2001...................................................................        726      24,994
2002...................................................................        492      18,919
Thereafter.............................................................      3,433      58,759
                                                                         ---------  ----------
Total minimum lease payments...........................................      9,850  $  236,382
                                                                                    ----------
                                                                                    ----------
Less: Amounts representing interest....................................     (2,869)
                                                                         ---------
Present value of net minimum lease payments............................  $   6,981
                                                                         ---------
                                                                         ---------

    Rent expense for all operating leases for fiscal 1997, 1996 and 1995 was $49,704, $29,443 and $18,352, respectively.

NOTE 12--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 26, 1997 or April 30, 1996 related to these agreements.

NOTE 13--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue
Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service. In fiscal 1997, the Company's matching contribution expense was $1,195.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--EMPLOYEE BENEFIT PLANS (CONTINUED) made matching contributions on behalf of the employees. For fiscal 1997, 1996 and 1995, the subsidiaries incurred expenses totaling $2,524, $3,292 and $3,089, respectively, related to these plans.

NOTE 14--STOCKHOLDERS' EQUITY

STOCK COMPENSATION PLANS

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase common stock granted in any calendar or fiscal year under the Plan, as amended, is equal to 20% of the aggregate number of shares of the Company's common stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

    In August 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"). The purpose of the Directors' Plan is to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with the interests of stockholders of the Company. A total of 750,000 shares of common stock has been reserved for issuance under the Directors' Plan. At April 26, 1997, options to acquire 108,000 shares of common stock have been granted under the Directors' Plan.

    The Company applies APB Opinion No. 25 in accounting for its stock option plans. Accordingly, because the exercise prices of the options have equaled the market price on the date of grant, no compensation expense has been recognized for stock options granted. Had compensation cost for the Company's stock options been recognized based upon the fair value of the stock options on the grant date under the methodology prescribed by SFAS 123, the Company's net income and net income per share would have been impacted as indicated in the following table. The pro forma results shown below reflect only the impact of options granted in fiscal 1997 and 1996.

                                                                          APRIL 26,  APRIL 30,
                                                                            1997       1996
                                                                          ---------  ---------
Net income:
  As reported...........................................................  $  57,288  $  34,176
  Pro forma.............................................................     44,643     32,017

Net income per share:
  As reported...........................................................  $    0.94  $    0.75
  Pro forma.............................................................       0.73       0.70

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--STOCKHOLDERS' EQUITY (CONTINUED)
    The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                             1997       1996
                                                                           ---------  ---------
Expected life of option..................................................    7 years    7 years
Risk free interest rate..................................................      6.66%      6.58%
Expected volatility of USOP stock........................................      44.0%      58.5%

    The weighted-average fair value of options granted was $17.06 and $12.44 for fiscal 1997 and 1996, respectively.

    A summary of option transactions follows:

                                                      WEIGHTED-                  WEIGHTED-
                                                       AVERAGE                    AVERAGE
                                                      EXERCISE      OPTIONS      EXERCISE
                                         OPTIONS        PRICE      EXERCISABLE     PRICE
                                        ----------  -------------  ----------  -------------
Balance at April 30, 1994.............      83,665    $    0.68        83,665    $    0.68
  Granted.............................     629,500         8.92
  Canceled............................      (7,000)       10.00
                                        ----------
Balance at April 30, 1995.............     706,165         7.93       118,665         2.84
  Granted.............................   2,764,591        18.83
  Exercised...........................     (63,350)        9.37
  Canceled............................     (16,200)       12.70
                                        ----------
Balance at April 30, 1996.............   3,391,206        16.77       216,532         5.66
  Granted.............................   4,486,110        30.62
  Exercised...........................    (131,829)       12.58
  Canceled............................     (48,963)       18.98
                                        ----------
Balance at April 26, 1997.............   7,696,524        24.90     1,065,485        15.15
                                        ----------
                                        ----------

    The following table summarizes information about stock options outstanding at April 26, 1997:

                                               WEIGHTED-
                                                AVERAGE     WEIGHTED-                WEIGHTED-
                                               REMAINING     AVERAGE                  AVERAGE
                                              CONTRACTUAL   EXERCISE     OPTIONS     EXERCISE
RANGE OF EXERCISE PRICES           OPTIONS       LIFE         PRICE     EXERCISABLE    PRICE
--------------------------------  ----------  -----------  -----------  ----------  -----------
$0.68 to $10.00.................     589,665   7.1 years    $    7.63      317,753   $    6.48
$10.01 to $20.00................   1,773,599   8.6 years        14.13      468,202       14.55
$20.01 to $30.00................   2,823,324   9.3 years        26.33      209,244       24.37
$30.01 to $40.00................   2,491,336   9.3 years        34.91       70,286       30.97
$40.01 to $44.88................      18,600   9.1 years        42.19
                                  ----------                            ----------
$0.68 to $44.88.................   7,696,524   9.0 years        24.90    1,065,485       15.15
                                  ----------                            ----------
                                  ----------                            ----------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--STOCKHOLDERS' EQUITY (CONTINUED)
    The option outstanding information includes 83,665, 39,201 and 228,992 shares subject to options to acquire common stock at exercise prices of $0.68, $15.89 and $16.05, respectively, which were granted at certain Pooled Companies prior to their respective acquisitions by the Company.

    Non-qualified options granted to employees are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1996, the Company's stockholders approved the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares. In August 1996, the Company's stockholders approved the amendment to the Company's Restated Certified of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000.

NOTE 15--SEGMENT REPORTING

INDUSTRY SEGMENT

    The Company currently operates in two reportable industry segments: office products and print management. The office products industry segment involves the sale and distribution of office and related supplies and equipment, catalog, contract and remanufactured furniture, and office coffee and beverage products and services. The print management industry segment involves the manufacturing, distribution, management and printing of business forms, envelopes and promotional products. The other industry segments that the Company operates in include technology solutions, education products

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15--SEGMENT REPORTING (CONTINUED)
and corporate travel services. The following table sets forth information as to the Company's operations in its different industry segments:

                                            OFFICE        PRINT
                                           PRODUCTS     MANAGEMENT     OTHER        TOTAL
                                         ------------  ------------  ----------  ------------
Fiscal 1997:
  Revenues.............................  $  2,042,321   $  368,378   $  425,176  $  2,835,875
  Operating income.....................        91,030       20,300       17,091       128,421
  Identifiable assets..................     1,274,335      185,357      350,660     1,810,352
  Depreciation and amortization........        31,522        8,758        8,084        48,364
  Capital expenditures.................        30,684       16,599       14,494        61,777

Fiscal 1996:
  Revenues.............................  $  1,051,660   $  317,033   $  317,737  $  1,686,430
  Operating income.....................        31,567       12,388       12,377        56,332
  Identifiable assets..................       517,479      122,027      351,344       990,850
  Depreciation and amortization........        10,464        5,089        4,836        20,389
  Capital expenditures.................        18,395        6,098        2,341        26,834

Fiscal 1995:
  Revenues.............................  $    653,791   $  139,732   $  247,781  $  1,041,304
  Operating income.....................        19,962        5,571       15,183        40,716
  Identifiable assets..................       227,300       51,906       85,516       364,722
  Depreciation and amortization........         4,697        4,478        4,095        13,270
  Capital expenditures.................         5,675        2,456        4,923        13,054

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15--SEGMENT REPORTING (CONTINUED)
GEOGRAPHIC SEGMENTS

    The following table sets forth information as to the Company's operations in its different geographic segments:

                                                       NEW ZEALAND
                                            UNITED         AND
                                            STATES      AUSTRALIA      CANADA       TOTAL
                                         ------------  ------------  ----------  ------------
Fiscal 1997:
  Revenues.............................  $  2,006,017   $  700,793   $  129,065  $  2,835,875
  Operating income.....................        89,793       28,708        9,920       128,421
  Identifiable assets at year-end......       998,824      753,254       58,274     1,810,352

Fiscal 1996:
  Revenues.............................  $  1,489,172   $   77,141   $  120,117  $  1,686,430
  Operating income.....................        47,422        3,533        5,377        56,332
  Identifiable assets at year-end......       748,002      188,134       54,714       990,850

Fiscal 1995:
  Revenues.............................  $  1,005,609   $   28,574   $    7,121  $  1,041,304
  Operating income.....................        38,386        1,429          901        40,716
  Identifiable assets at year-end......       356,201        5,512        3,009       364,722

NOTE 16--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data. The amounts differ from the amounts previously reported during fiscal 1997 and 1996 in the Company's Quarterly Reports on Form 10-Q as a result of the restatement of the financial statements to give retroactive effect to the results of the companies acquired during fiscal 1997 and 1996 in business combinations accounted for under the pooling-of-interests method.

                                                     FISCAL 1997 QUARTERS
                                 ------------------------------------------------------------
                                   FIRST       SECOND      THIRD       FOURTH       TOTAL
                                 ----------  ----------  ----------  ----------  ------------
  Revenues.....................  $  552,489  $  736,686  $  756,707  $  789,993  $  2,835,875
  Gross profit.................     153,745     209,509     214,253     226,655       804,162
  Operating income.............      27,877      39,063      31,253      30,228       128,421
  Net income...................      16,330      18,092      10,770      12,096        57,288
  Net income per share.........        0.29        0.31        0.18        0.18          0.94
  Pro forma income before
    extraordinary item (see
    Note 10)...................      12,985      16,578      10,212      11,368        51,143
  Pro forma income per share
    before extraordinary
    item.......................        0.23        0.28        0.17        0.16          0.84

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 16--QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                     FISCAL 1996 QUARTERS
                                 ------------------------------------------------------------
                                   FIRST       SECOND      THIRD       FOURTH       TOTAL
                                 ----------  ----------  ----------  ----------  ------------
  Revenues.....................  $  330,612  $  406,538  $  458,222  $  491,058  $  1,686,430
  Gross profit.................      84,339     104,745     118,107     132,592       439,783
  Operating income.............       6,330      15,979      22,272      11,751        56,332
  Net income...................       4,847      10,179      13,516       5,634        34,176
  Net income per share.........        0.12        0.23        0.30        0.11          0.75
  Pro forma income before
    extraordinary item (see
    Note 10)...................       1,735       6,477       9,421       4,312        21,945
  Pro forma income per share
    before extraordinary
    item.......................        0.04        0.15        0.21        0.08          0.48

NOTE 17--SUBSEQUENT EVENTS

BUSINESS COMBINATION SUBSEQUENT TO YEAR-END

    On May 22, 1997, the Company signed a definitive agreement (the "Agreement") to acquire Mail Boxes Etc. ("MBE"), the world's largest franchisor of business, communication and postal service centers with more than 3,300 centers operating worldwide. The Company will exchange one share of its common stock for each share of outstanding MBE common stock in the transaction, subject to adjustment in certain circumstances. As of May 21, 1997, MBE had approximately 11.3 million shares of common stock outstanding. The transaction, which will be accounted for under the pooling-of-interests method of accounting, is subject to the approval of the shareholders of MBE and other conditions (including regulatory approvals) described in the Agreement. If all of the conditions to the acquisition contained in the Agreement are satisfied or waived prior thereto, the Company expects the acquisition to be completed during the second quarter of fiscal 1998.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the acquisition described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 26, 1997
                                                                              ----------------
Revenues....................................................................    $  3,293,418
Income before extraordinary items...........................................          81,672
Income per share before extraordinary items.................................            0.99

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                                                                     SCHEDULE II

                          U.S. OFFICE PRODUCTS COMPANY
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                FOR THE THREE FISCAL YEARS ENDED APRIL 26, 1997

                                                   BALANCE AT  CHARGED TO     CHARGED TO
                                                   BEGINNING   COSTS AND        OTHER
DESCRIPTION                              DATE      OF PERIOD    EXPENSES       ACCOUNTS         DEDUCTIONS           DATE
------------------------------------  -----------  ----------  ----------  ----------------   ---------------   --------------
Allowance for doubtful accounts.....  May 1, 1994  $1,502,000  $2,519,000  $  195,000(a)      $    (2,311,000)(b) April 30, 1995
                                      May 1, 1995  1,905,000   2,634,000    3,344,000(a)(c)        (1,883,000)(b) April 30, 1996
                                      May 1, 1996  6,000,000   6,861,000      945,000(a)           (3,740,000)(b) April 26, 1997
Accumulated amortization of
  intangibles.......................  May 1, 1994  4,277,000   1,600,000                             (924,000)(d) April 30, 1995
                                      May 1, 1995  4,953,000   5,229,000      562,000(e)           (2,474,000)(d) April 30, 1996
                                      May 1, 1996  8,270,000   14,224,000                          (1,178,000)(d) April 26, 1997

                                       BALANCE
                                      AT END OF
DESCRIPTION                             PERIOD
------------------------------------  ----------
Allowance for doubtful accounts.....  $1,905,000
                                       6,000,000
                                      10,066,000
Accumulated amortization of
  intangibles.......................   4,953,000
                                       8,270,000
                                      21,316,000

------------------------

(a) Allowance for doubtful accounts acquired in purchase acquisitions.

(b) Represents write-offs of uncollectible accounts receivable.

(c) Includes a $581,000 adjustment to conform the year-ends of certain Pooled Companies.

(d) Represents write-offs of fully amortized intangible assets.

(e) Represents a $562,000 adjustment to conform the year-ends of certain Pooled Companies.

                          U.S OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to, where applicable, acquisitions completed through April 26, 1997 and the pending acquisition of Mail Boxes Etc. The unaudited pro forma combined balance sheet gives effect to the pending acquisition of Mail Boxes Etc. as if the transaction had occurred as of the Company's most recent balance sheet date, April 26, 1997.

    The pro forma combined statement of income for the year ended April 26, 1997 gives effect to (i) the 77 acquisitions completed during fiscal 1997 which were accounted for under the purchase method of accounting (the "Fiscal 1997 Purchased Companies") as if such acquisitions had been made on May 1, 1996; (ii) the Mail Boxes Etc. acquisition to be accounted for under the pooling of interests method of accounting as if such acquisition had been made on May 1, 1996; (iii) the sales by the Company of 5 1/2% Convertible Subordinated Notes due 2003 in May and June 1996 (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1996; (iv) the sale by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of USOP Common Stock as if such sale had been made on May 1, 1996; and (v) the sales by the Company in February and March 1997 or 8,682,331 shares of USOP Common Stock as if such sales had been made on May 1, 1996.

    The pro forma combined statement of income for the year ended April 26, 1997 includes (i) the audited financial statements of the Company for the year ended April 26, 1997; (ii) the audited financial statements of Mail Boxes Etc. for the year ended April 30, 1997; and (iii) the unaudited financial information for Fiscal 1997 Purchased Companies for the period from May 1, 1996 to the consummation date.

    The pro forma combined statements of income for the years ended April 30, 1996 and 1995 include the historical financial information of USOP and give effect to the acquisition of Mail Boxes Etc. as if the acquisition had been made on May 1, 1994.

    In addition, the pro forma combined income statements give effect to tax adjustments for certain pooled companies that were S corporations, as if such earnings had been subject to corporate taxes for all periods presented.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions, which are the subject of pro forma adjustments, occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto include elsewhere in this report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                        PRO-FORMA COMBINED BALANCE SHEET

                                 APRIL 26, 1997
                                    (000'S)
                                  (UNAUDITED)

                                                            U.S. OFFICE
                                                              PRODUCTS    MAIL BOXES    PRO FORMA    PRO FORMA
                                                              COMPANY        ETC.      ADJUSTMENTS    COMBINED
                                                            ------------  -----------  -----------  ------------
                          ASSETS

Current assets:
  Cash and cash equivalents...............................  $     44,026   $  32,947    $ (32,947)(a) $     44,026
  Accounts receivable, net................................       380,402       6,797                     387,199
  Inventory...............................................       281,605         447                     282,052
  Prepaid expenses and other current assets...............        98,644      11,665                     110,309
                                                            ------------  -----------  -----------  ------------
    Total current assets..................................       804,677      51,856      (32,947)       823,586

  Property and equipment, net.............................       241,402       5,087                     246,489
  Intangible assets, net..................................       643,629       6,826                     650,455
  Other assets............................................       120,644      21,906                     142,550
                                                            ------------  -----------  -----------  ------------
    Total assets..........................................  $  1,810,352   $  85,675    $ (32,947)  $  1,863,080
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------


           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt.........................................  $    150,468   $     692    $ (29,031)(a) $    122,119
  Accounts payable........................................       204,814       1,363                     206,177
  Accrued compensation....................................        40,285       2,390                      42,675
  Other accrued liabilities...............................        85,373       6,176                      91,549
                                                            ------------  -----------  -----------  ------------
    Total current liabilities.............................       480,930      10,621      (29,031)       462,520

Long-term debt............................................       389,150       3,916       (3,916)(a)      389,150
Deferred income taxes.....................................         8,656                                   8,656
Other long-term liabilities and minority interests........        10,468                                  10,468
                                                            ------------  -----------  -----------  ------------
    Total liabilities.....................................       889,204      14,537      (32,947)       870,794

Stockholders' equity
  Common stock............................................            70      16,728      (16,717)(b)           81
  Additional paid-in capital..............................       809,433                   16,717(b)      826,150
  Cumulative translation adjustment.......................        (5,583)                                 (5,583)
  Retained earnings.......................................       117,228      54,410                     171,638
                                                            ------------  -----------  -----------  ------------
    Total stockholders' equity............................       921,148      71,138           --        992,286
                                                            ------------  -----------  -----------  ------------
    Total liabilities and stockholders' equity............  $  1,810,352   $  85,675    $ (32,947)  $  1,863,080
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 26, 1997
                                    (000'S)

                                  (UNAUDITED)

                                                                        FISCAL
                                                      U.S. OFFICE        1997
                                                       PRODUCTS        PURCHASED   MAIL BOXES      PRO FORMA         PRO FORMA
                                                        COMPANY       COMPANIES(C)    ETC.        ADJUSTMENTS        COMBINED
                                                    ---------------   -----------  -----------  ---------------   ---------------
Revenues..........................................  $     2,835,875   $   389,706  $    67,837                    $     3,293,418
Cost of revenues..................................        2,031,713       279,987       27,150                          2,338,850
                                                    ---------------   -----------  -----------  ---------------   ---------------
  Gross profit....................................          804,162       109,719       40,687                            954,568

Selling, general and admistrative expenses........          655,101        99,225       28,825  $         3,545(d)         776,251
                                                                                                        (10,445)(e)
Non-recurring acquisition costs...................           16,245                                     (16,245)(f)       --
Restructuring costs...............................            4,395                                                         4,395
                                                    ---------------   -----------  -----------  ---------------   ---------------
  Operating income................................          128,421        10,494       11,862           23,145           173,922

Interest expense..................................           45,901         3,346                       (15,769)(g)          33,478
Interest income...................................           (7,632)         (212)        (963)           8,807(h)       --
Other income......................................           (3,689)       (2,174)                                         (5,863)
                                                    ---------------   -----------  -----------  ---------------   ---------------
Income before provision for income taxes and
  extraordinary items.............................           93,841         9,534       12,825           30,107           146,307
Provision for income taxes........................           35,103         3,167        4,835           21,530(i)          64,635
                                                    ---------------   -----------  -----------  ---------------   ---------------
Income before extraordinary items.................  $        58,738   $     6,367  $     7,990  $         8,577   $        81,672
                                                    ---------------   -----------  -----------  ---------------   ---------------
                                                    ---------------   -----------  -----------  ---------------   ---------------

Weighted average common shares outstanding........           61,174                                                        82,590(j)
Income per share before extraordinary items.......  $          0.96                                               $          0.99
                                                    ---------------                                               ---------------
                                                    ---------------                                               ---------------

Pro Forma income before extraordinary items.......  $        51,143(k)
                                                    ---------------
                                                    ---------------

Pro Forma income per share before extraordinary
  items...........................................  $          0.84
                                                    ---------------
                                                    ---------------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1996

                                    (000'S)

                                  (UNAUDITED)

                                                               U.S. OFFICE
                                                                PRODUCTS       MAIL BOXES                        PRO FORMA
                                                                 COMPANY          ETC.         SUBTOTAL         ADJUSTMENT
                                                             ---------------   -----------  ---------------   ---------------
Revenues...................................................  $     1,686,430   $    59,107  $     1,745,537
Cost of revenues...........................................        1,246,647        31,071        1,277,718
                                                             ---------------   -----------  ---------------   ---------------
    Gross profit...........................................          439,783        28,036          467,819

Selling, general and administrative expenses...............          372,180        14,361          386,541
Non-recurring acquisition costs............................            8,057                          8,057
Restructuring costs........................................            3,214                          3,214
                                                             ---------------   -----------  ---------------   ---------------
    Operating income.......................................           56,332        13,675           70,007

Interest expense...........................................           20,123          (674)          19,449
Interest income............................................           (4,425)                        (4,425)
Other income...............................................           (1,730)                        (1,730)
                                                             ---------------   -----------  ---------------   ---------------
Income before provision for income taxes and extraordinary
  items....................................................           42,364        14,349           56,713
Provision for income taxes.................................            7,487         5,620           13,107   $        12,932(k)
                                                             ---------------   -----------  ---------------   ---------------
Income before extraordinary items..........................  $        34,877   $     8,729  $        43,606   $       (12,932)
                                                             ---------------   -----------  ---------------   ---------------
                                                             ---------------   -----------  ---------------   ---------------

Weighted average common shares outstanding.................           45,583                         57,552(j)
Income per share before extraordinary items................  $          0.77                $          0.76
                                                             ---------------                ---------------
                                                             ---------------                ---------------
Pro forma income before extraordinary items................  $        21,945(k)
                                                             ---------------
                                                             ---------------
Pro forma income per share before extraordinary items......  $          0.48
                                                             ---------------
                                                             ---------------

                                                              PRO FORMA
                                                              COMBINED
                                                             -----------
Revenues...................................................  $ 1,745,537
Cost of revenues...........................................    1,277,718
                                                             -----------
    Gross profit...........................................      467,819
Selling, general and administrative expenses...............      386,541
Non-recurring acquisition costs............................        8,057
Restructuring costs........................................        3,214
                                                             -----------
    Operating income.......................................       70,007
Interest expense...........................................       19,449
Interest income............................................       (4,425)
Other income...............................................       (1,730)
                                                             -----------
Income before provision for income taxes and extraordinary
  items....................................................       56,713
Provision for income taxes.................................       26,039
                                                             -----------
Income before extraordinary items..........................  $    30,674
                                                             -----------
                                                             -----------
Weighted average common shares outstanding.................       57,552(j)
Income per share before extraordinary items................  $      0.53
                                                             -----------
                                                             -----------
Pro forma income before extraordinary items................
Pro forma income per share before extraordinary items......

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1995

                                    (000'S)

                                  (UNAUDITED)

                                             U.S. OFFICE
                                               PRODUCTS    MAIL BOXES                  PRO FORMA    PRO FORMA
                                               COMPANY        ETC.        SUBTOTAL    ADJUSTMENT     COMBINED
                                             ------------  -----------  ------------  -----------  ------------
Revenues...................................  $  1,041,304   $  50,351   $  1,091,655               $  1,091,655
Cost of revenues...........................       762,724      27,109        789,833                    789,833
                                             ------------  -----------  ------------  -----------  ------------
  Gross Profit.............................       278,580      23,242        301,822                    301,822
Selling, general and administrative
  expenses.................................       237,864      12,508        250,372                    250,372
Nonrecurring acquisition costs.............                                       --
Restructuring costs........................                                       --
                                             ------------  -----------  ------------  -----------  ------------
  Operating income.........................        40,716      10,734         51,450                     51,450

Interest expense...........................         8,319        (447)         7,872                      7,872
Interest income............................        (1,135)                    (1,135)                    (1,135)
Other income...............................        (1,389)                    (1,389)                    (1,389)
                                             ------------  -----------  ------------  -----------  ------------
Income before provision for income taxes
  and extraordinary items..................        34,921      11,181         46,102                     46,102
Provision for income taxes.................         3,754       4,411          8,165  $    10,808(k)       18,973
                                             ------------  -----------  ------------  -----------  ------------
Income before extraordinary items..........  $     31,167   $   6,770   $     37,937  $   (10,808) $     27,129
                                             ------------  -----------  ------------  -----------  ------------
                                             ------------  -----------  ------------  -----------  ------------
Pro forma income before extraordinary
  items....................................  $     20,359(k)
                                             ------------
                                             ------------

                          U.S. OFFICE PRODUCTS COMPANY
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                    (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

1.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a) Adjustment to reflect the reduction in short-term and long-term debt of Mail Boxes Etc. and existing short-term debt of the Company.

    (b) Adjustment to reflect issuance of stock to effect the acquisition of Mail Boxes Etc.

2.  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Includes the following with respect to Fiscal 1997 Purchased Companies for the period from May 1, 1996 to consummation date:

                                                                         SIGNIFICANT
                                                                         ACQUISITION-    INDIVIDUALLY
                                                                       WHITCOULLS GROUP  INSIGNIFICANT
                                                                           LIMITED       ACQUISITIONS    TOTAL
                                                                       ----------------  ------------  ----------
        Revenue......................................................     $   98,905      $  290,801   $  389,706
        Gross Profit.................................................         37,888          71,831      109,719
        Operating Income.............................................          6,922           3,572       10,494

    (d) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1997 Purchased Companies. The goodwill is being amortized over an estimated life of 40 years.

    (e) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (f) Adjustment to reflect the elimination of non-recurring acquisition costs relating to pooling-of-interests business combinations.

    (g) Adjustment to reflect the decrease in interest expense resulting from the utilization of the proceeds from the September Stock Sale and the sales by the Company in February and March 1997 of 8,682 shares of Common Stock to repay outstanding indebtedness as if such stock sales had been made on May 1, 1996.

    (h) Adjustment to reflect the decrease in interest income resulting from the utilization of excess cash to repay outstanding indebtedness.

    (i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 44%. The difference between the effective tax rate of 44% and the federal statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (j) The weighted average shares outstanding used to calculate pro forma earnings per share is comprised of the following:

                                                                                    APRIL 26, 1997  APRIL 30, 1996
                                                                                    --------------  --------------
      Historical weighted average common shares
        outstanding...............................................................         61,174          45,583

        Shares assumed outstanding for the entire
          period related to issues for (i) Fiscal 1997
          Purchased Companies and (ii) September
          Stock Sale and February and March 1997
          Stock Sales.............................................................          8,479

        Shares to be issued for the acquisition of Mail Boxes Etc.                         11,300          11,300

        The Company and Mail Boxes Etc. Common Stock Equivalents                            1,637             669
                                                                                    --------------  --------------

          Total                                                                            82,590          57,552
                                                                                    --------------  --------------
                                                                                    --------------  --------------

       Net income per share for fiscal 1995 has not been presented as it is not considered meaningful due to the acquisitions of the Combined Companies and the Company's initial public offering in conjunction with the formation of the Company during fiscal 1995.

    (k) Adjustment to reflect the federal income taxes for certain acquisitions accounted for under the pooling-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                                                                               FOR THE FISCAL YEAR ENDED
                                                                      -------------------------------------------
                                                                        APRIL 26,      APRIL 30,      APRIL 30,
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
        Income before extraordinary items...........................    $  58,738      $  34,877      $  31,167
        Pro forma income tax provision adjustment...................        7,595         12,932         10,808
                                                                      -------------  -------------  -------------
        Pro forma income tax before extraordinary items.............       51,143      $  21,945      $  20,359
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                 CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE
                                                  SIX MONTHS ENDED            FOR THE
                                               -----------------------     YEAR ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Revenue                                         310,584        318,217        603,455
                                               --------       --------       --------
Less:
Operating Expenses (Note 4)                     259,702        267,106        509,773
Depreciation of Fixed Assets                      6,370          5,903         12,021
Audit Fees                                          126            130            254
Rental and Lease Expenses                        17,521         15,155         33,268
Directors' Fees                                     n/a             15             31
Directors' Remuneration                             248            n/a            n/a
Goodwill Amortisation                             1,426          1,472          2,974
                                               --------       --------       --------
Earnings Before Interest and Taxation            25,191         28,436         45,134

Net Interest Expense                              5,749          5,169         11,293
                                               --------       --------       --------
Net Profit Before Taxation                       19,442         23,267         33,841
Provision for Taxation (Note 5)
  Current                                         7,128          8,856         15,380
  Deferred                                       (1,188)          (733)        (1,842)
                                               --------       --------       --------
                                                  5,940          8,123         13,538
                                               --------       --------       --------
 Less Minority Interests                             48             62            115
                                               --------       --------       --------
 Net Profit After Taxation                       13,454         15,082         20,188
                                               --------       --------       --------
                                               --------       --------       --------


                 CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY
                                  (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Equity at Start of Period                       148,100        140,411        140,411
Net Profit After Taxation                        13,454         15,082         20,188
Decrease in Revaluation Reserve                       -              -           (547)
Minority Interest Movement                           40             62             92
Currency Translation Difference                    (330)            84             56
Dividends Paid and Proposed                      (6,050)        (4,840)       (12,100)
                                               --------       --------       --------
Equity at End of Period (Note 6)                155,214        150,799        148,100
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                 (unaudited)
                              (Amounts in $NZ000)

                                                       AS AT
                                               -----------------------          AS AT
                                               3l/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                       5,208              -              -
Accounts Receivable                              46,234         48,284         48,783
Inventory                                       127,401        160,542        123,383
Tax Refund Due                                        -              -          1,275
                                               --------       --------       --------
                                                178,843        208,826        173,441

NON CURRENT ASSETS
Fixed Assets                                    105,203        117,191        111,005
Investments                                       2,320          2,591          2,519
Deferred Charges                                    152            428            247
Goodwill                                         51,265         54,139         52,158
                                               --------       --------       --------
                                                158,940        174,349        165,929
                                               --------       --------       --------
Total Assets                                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                        -          5,460         11,176
Creditors                                        88,031         99,769         70,655
Provision for Dividend                            6,050          4,840          7,260
Provision for Taxation                            1,048          5,413              -
Current Portion of Term Liabilities              21,219         21,547         21,134
                                               --------       --------       --------
                                                116,348        137,029        110,225

DEFERRED TAXATION                                (1,811)           120           (627)

TERM LIABILITIES
Loans                                            66,041         94,412         79,882
Finance Lease Liabilities                         1,991            815          1,790
                                               --------       --------       --------
                                                 68,032         95,227         81,672
                                               --------       --------       --------
TOTAL LIABILITIES                               182,569        232,376        191,270

EQUITY                                          155,214        150,799        148,100
                                               --------       --------       --------
TOTAL EQUITY AND LIABILITIES                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                       313,708        318,339        600,969
  Interest Received                                 101             28            154
                                               --------       --------       --------
                                                313,809        318,367        601,123

Cash was Disbursed To:
  Payments to Employees and Suppliers           265,948        298,514        553,143
  Interest Paid                                   6,070          4,965         11,091
  Tax Paid                                        4,781          2,315         15,593
                                               --------       --------       --------
                                                276,799        305,794        579,827
                                               --------       --------       --------
Net Cash Flows From Operating Activities         37,010         12,573         21,296

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        6,158            532          4,149
  Net Effect of Resolution of Angus & Robertson
  Bookworld dispute (Note 3)                      2,891              -              -
  Proceeds from Sale of Business                      -              -          2,466
                                               --------       --------       --------
                                                  9,049            532          6,615

Cash was Applied To:
  Purchase of Fixed Assets                        6,211         12,703         19,627
Payments Made for Acquisition of Business             -            197              -
                                               --------       --------       --------
                                                  6,211         12,900         19,627
                                               --------       --------       --------
Net Cash Flows from Investing Activities          2,838        (12,368)       (l3,012)

Cash Flows From Financing Activities
Cash was Provided From:
Loans Received                                   48,757          9,990         19,254
Finance leases Received                             990            709          2,081
                                               --------       --------       --------
                                                 49,747         10,699         21,335

Cash was Applied To:
loans repaid                                     64,757         10,145         29,855
Finance Leases Repaid                               704          1,149          1,731
Dividends Paid                                    7,260          4,840          9,680
                                               --------       --------       --------
                                                 72,721         16,134         41,266
                                               --------       --------       --------
Net Cash Flows From Financing Activities        (22,974)        (5,435)       (19,931)
                                               --------       --------       --------
Net Cash Received (Disbursed)
During the Period                                16,874         (5,230)       (11,647)
Cash at Beginning of Period                     (11,176)           197            197
Exchange Rate Adjustments                          (490)          (427)           274
                                               --------       --------       --------
Cash at End of Period                             5,208         (5,460)       (11,176)
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
           RECONCILIATION OF CONSOLIDATED NET PROFIT AFTER TAXATION TO
                   NET CASH FLOWS FROM OPERATING ACTIVITIES
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
NET PROFIT AFTER TAXATION                        13,454         15,082         20,188

NON CASH ITEMS
  Depreciation                                    6,370          5,903         12,021
  Goodwill                                        1,426          1,472          2,974
  Minority Interests                                 48             62            115
                                               --------       --------       --------
                                                  7,844          7,437         15,110

MOVEMENTS IN WORKING CAPITAL

Current Liabilities: Increase/(Decrease)
  Creditors                                      16,187         15,449        (10,146)
  Provision for Taxation                          2,322          5,413           (958)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                 6            123         (1,068)
  Inventory                                      (1,759)       (31,535)          (590)
  Deferred Charges                                   96            120            301
                                               --------       --------       --------
                                                 16,852        (10,430)       (12,461)

OTHER
(Gain)/Loss on Disposal of Fixed Assets              23             89           (443)
  (classed as investing activity)
Increase/(Decrease) in Deferred Tax              (1,163)           395         (1,098)
                                               --------       --------       --------
                                                 (1,140)           484         (1,541)
                                               --------       --------       --------
CASH FLOW FROM OPERATING ACTIVITIES              37,010         12,573         21,296
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                                  (unaudited)
1. GENERAL
These unaudited accounts have been prepared using the same accounting policies as applied in the preparation of the published accounts for the year ended 30 June 1995.

2. SEGMENTAL INFORMATION
The Group operates in two industry sectors, the retailing of books and stationery and the manufacture and printing of paper-based products.

                                                       NEW ZEALAND                    AUSTRALIA                   CONSOLIDATED
                                                         $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY GEOGRAPHIC SEGMENTS                             $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         241,924        234,214         68,660         84,003        310,584        318,217
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$60,345       A$69,563

Earnings before Interest, Tax
& Amortisation of Goodwill                       22,738         26,125          3,879          3,783         26,617         29,908
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
                                                                              A$3,410        A$3,132
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    281,047        310,172         56,736         73,003        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$49,865       A$60,330

                                                          RETAIL                    MANUFACTURING                  CONSOLIDATED
                                                          $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY ACTIVITY SEGMENT                                $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         261,296        265,954         49,288         52,263        310,584        318,217
                                                                                                           --------       --------
                                                                                                           --------       --------
Sales to Group Companies                              -              -         18,355         18,567
                                               --------       --------       --------       --------
                                                261,296        265,954         67,643         70,830
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Earnings before Interest, Tax
& Amortisation of Goodwill                       18,680         21,156          7,937          8,752         26,617         29,908
                                               --------       --------       --------       --------
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    258,352        296,481         79,431         86,694        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


3. ACQUISITION MATTERS OUTSTANDING
With respect to Croxley Collins Olympic, the position is as described in Note 19 of the Annual Report for the year ended 30 June 1995. The matter has been set down for hearing in the High Court in October 1996.

The Angus & Robertson Bookworld dispute is now settled, with the agreement in principle referred to in Notes 19 and 20 of the Annual Report for the year ended 30 June 1995 having been documented and executed.

4. ABNORMAL
Restructuring and relocation costs of NZ$1,022,000 were incurred by GP Print Limited during the six month period ended 31 December 1995 and are included in operating expenses.

5. TAXATION
No taxation expense has been charged for the six month period ended 31 December 1995 against the profit of Angus & Robertson Bookworld Pty Ltd in view of tax credits held. This has reduced the consolidated tax expense by NZ$1,058,000.

6. EQUITY
The Company has on issue 121,000,398 ordinary shares.

7. CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1995
Reported under NZ GAAP         155,214        105,203        2,320      51,265     (1,811)                 6,050        13,454


1.  Adjustments related to
changes in accounting for
Fixed Assets                   (21,574)       (21,323)        (251)                                                        266

2. Adjustments related to
changes in accounting for
Dividends                        6,050                                                                    (6,050)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (803)                                                         803                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions             (70)                                     333        403                                  (10)


Restated under U.S GAAP        138,817         83,880        2,069      51,598     (1,408)      803           --        13,751



                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1994
REPORTED UNDER NZ GAAP            150,799      117,191       2,591     54,139     120                      4,840       15,082


1. Adjustments related to
changes in accounting for
Fixed Assets                      (22,808)     (22,557)       (251)                                                       366

2. Adjustments related to
changes in accounting for
Dividends                           4,840                                                                 (4,840)

3. Adjustment related to
changes in accounting for sale
and leaseback transactions           (886)                                                     886                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (50)                                353     403                                     (10)

Restated under U.S GAAP           131,895       94,634       2,340     54,492     523          886         --          15,479


                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1995 and 30 June 1994, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1995 and 30 June 1994, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1995 and the determination of stockholders' equity and financial position at 30 June 1995 and 30 June 1994 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
7 September 1995
Auckland, New Zealand

                                 FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               PROFIT AND LOSS ACCOUNT
                              FOR THE YEAR ENDED 30 JUNE


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
REVENUE                                            2     603,455     526,832      12,089     13,959
                                                         -------     -------     -------    -------
LESS:
Operating Expenses                                       509,773     447,265         251        557
Depreciation of Fixed Assets                              12,021       9,321          23         19
Audit Fees                                                   254         230           -         18
Rental and Lease Expenses                                 33,268      25,561           -          -
Directors' Fees                                               31          28          21         19
Goodwill Amortization                                      2,974       2,164           8          -
                                                         -------     -------     -------    -------
EARNINGS BEFORE INTEREST AND TAXATION                     45,134      42,263      11,786     13,346
Net Interest Expense                               2      11,293       6,836        (943)      (288)
                                                         -------     -------     -------    -------
NET PROFIT BEFORE TAXATION                                33,841      35,427      12,729     13,634
Provision for Taxation                             3      13,538      11,291         250       (103)
Minority Interests                                           115          74           -          -
                                                         -------     -------     -------    -------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
Plus Retained Earnings Brought Forward                    59,401      42,628       9,021      3,754
Transfer from Reserves                            14          65       1,181           -          -
Dividends Paid and Proposed                        4     (12,100)     (8,470)    (12,100)    (8,470)
                                                         -------     -------     -------    -------
Retained Earnings Carried Forward                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                                    BALANCE SHEET
                                    AS AT 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                        5           -         197           -        578
Accounts Receivable                                6      48,783      48,526          32         90
Inventory                                          7     123,383     129,007           -          -
Income Tax Receivable                                      1,275         317         536        357
                                                         -------     -------     -------    -------
                                                         173,441     178,047         568      1,025
NON CURRENT ASSETS
Fixed Assets                                       8     111,005     111,012          42         51
Amount Due from Subsidiaries                                   -           -     162,833    112,832
Investments                                        9       2,519       2,471      68,365     68,383
Deferred Charges                                  10         247         548         247        440
Goodwill                                                  52,158      55,414         158          -
                                                         -------     -------     -------    -------
                                                         165,929     169,445     231,645    181,706
                                                         -------     -------     -------    -------
TOTAL ASSETS                                             339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                     5      11,176           -       1,769          -
Accounts Payable                                          70,655      84,320       6,448      6,803
Provision for Dividend                             4       7,260       4,840       7,260      4,840
Current Portion of Term Liabilities           11, 12      21,134      21,754      20,000     20,298
                                                         -------     -------     -------    -------
                                                         110,225     110,914      35,477     31,941
DEFERRED TAXATION LIABILITY/(ASSET)                3        (627)         42          56        103
TERM LIABILITIES
Loans                                             11      79,882      95,007      46,981     59,354
Amounts Due to Subsidiaries                                    -           -      84,504     26,517
Finance Lease Liabilities                         12       1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                          81,672      96,125     131,485     85,871
                                                         -------     -------     -------    -------
TOTAL LIABILITIES                                        191,270     207,081     167,018    117,915
MINORITY INTERESTS                                           600         508           -          -
SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                        13      12,100      12,100      12,100     12,100
Reserves                                          14      67,846      68,402      43,695     43,695
Retained Earnings                                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS                                147,500     139,903      65,195     64,816
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES                339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                            ----        ----        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                                600,969     532,202           -        184
  Interest Received                                          154         337          62        770
                                                         -------     -------      ------    -------
                                                         601,123     532,539          62        954
Cash was Disbursed To:
  Payments to Employees and Suppliers                    553,143     482,319          87        521
  Interest Paid                                           11,091       6,998       7,247      5,299
  Tax Paid                                                15,593      13,151         624        208
                                                         -------     -------      ------    -------
                                                         579,827     502,468       7,958      6,028
                                                         -------     -------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets                                 4,149       2,491           -        645
  Proceeds from Sale of Businesses                         2,466           -           -          -
  Proceeds from Sale of Investment Properties                  -       1,700           -          -
                                                         -------     -------      ------    -------
                                                           6,615       4,191           -        645
Cash was Applied To:
  Purchase of Fixed Assets                                19,627       9,457          10         29
  Payments Made for Acquisition of Business                    -     134,773           -     94,256
                                                         -------     -------      ------    -------
                                                          19,627     144,230          10     94,285
                                                         -------     -------      ------    -------
Net Cash Flows from Investing Activities                 (13,012)   (140,039)        (10)   (93,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received                                          19,254     126,012      14,000     90,359
  Advances from Subsidiaries                                   -           -      62,673     38,814
  Finance Leases Received                                  2,081       1,636           -          -
  Share Capital Paid Up                                        -      44,967           -     44,967
                                                         -------     -------      ------    -------
                                                          21,335     172,615      76,673    174,140
Cash was Applied To:
  Loans Repaid                                            29,855      68,676      26,672     69,286
  Advances to Subsidiaries                                     -           -      34,762          -
  Finance Leases Repaid                                    1,731       1,163           -          -
  Dividends Paid                                           9,680       5,748       9,680      5,748
                                                         -------     -------      ------    -------
                                                          41,266      75,587      71,114     75,034
Net Cash Flows From Financing Activities                 (19,931)     97,028       5,559     99,106
                                                         -------     -------      ------    -------
NET CASH RECEIVED (DISBURSED) DURING
  THE PERIOD                                             (11,647)    (12,940)     (2,347)       392
CASH AT BEGINNING OF PERIOD                                  197      13,137         578        186
Impact of Foreign Exchange                                   274           -           -          -
                                                         -------     -------      ------    -------
Cash at End of Period                                    (11,176)        197      (1,769)       578
                                                         -------     -------      ------    -------
                                                         -------     -------      ------    -------


See accompanying notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                   RECONCILIATION OF NET CASH FLOWS FROM OPERATING
                       ACTIVITIES TO NET PROFIT AFTER TAXATION
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                          ------      ------      ------     ------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
NON CASH ITEMS
  Depreciation                                            12,021       9,321          23         19
  Goodwill                                                 2,974       2,164           8          -
  Minority Interests                                         115          74           -          -
  Other Non-cash Expenses                                      -           -          14          1
                                                          ------      ------      ------    -------
                                                          15,110      11,559          45         20

MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Accounts Payable                                       (10,146)       (455)       (355)       633
  Amounts Due to Subsidiaries                                  -           -      24,846          -
  Provision for Taxation                                    (958)     (2,327)       (179)      (357)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                     (1,068)      5,560          58        623
  Income Tax Receivable                                        -        (317)          -          -
  Amounts Due from Subsidiaries                                -           -     (44,935)   (19,934)
  Inventory                                                 (590)     (7,675)          -          -
  Deferred Charges                                           301        (376)        192       (268)
                                                          ------      ------      ------    -------
                                                         (12,461)     (5,590)    (20,373)   (19,303)
OTHER
  (Gain)/Loss on Disposal of Assets                         (443)        173           -       (645)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Tax                     (1,098)       (133)        (47)     1,117
                                                         -------      ------      ------    -------
                                                          (1,541)         40         (47)       472
                                                         -------      ------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
                                                         -------      ------      ------    -------
                                                         -------      ------      ------    -------




See accompanying  notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                          NOTES TO THE FINANCIAL STATEMENTS

(1)  STATEMENT OF ACCOUNTING POLICIES

These financial statements are presented in accordance with the Companies Act 1955 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.


GENERAL ACCOUNTING POLICIES

The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.


PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.


INVENTORIES

Inventories are stated at the lower of net realisable value and cost, using either a first-in first-out or weighted average basis.
Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture. Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.


ACCOUNTS RECEIVABLE

Accounts receivable are stated at expected realisable value.


FIXED ASSETS

The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

Fixed assets are depreciated on a straight line basis at rates which will write off the cost or valuation of those assets over their estimated useful lives.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


The following estimated useful lives have been applied:

Motor Vehicles                                                         5 years
Furniture and Fittings                                           5 to 10 years
Plant and Machinery                                              5 to 15 years
Office and EDP Equipment                                          3 to 5 years
Buildings                                                       30 to 80 years


LEASED ASSETS

Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.


FOREIGN CURRENCIES

Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the Profit and Loss Account.


The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.



GOODWILL

Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.


TAXATION

Taxation accounted for in the Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.


FINANCIAL INSTRUMENTS

The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.
Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.



CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies.
All policies have been applied on a basis consistent with those used in the previous year.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
(2) PROFIT AND LOSS ACCOUNT                                $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
Included in the Profit and Loss account are:
  Interest Income                                           (154)       (337)     (8,605)    (5,819)
  Interest Expense on Finance Leases                         251         257           -          -
  Interest Expense on Term Loans                          10,994       6,916       7,466      5,427
  Other Interest Expense                                     202           -         196        104
                                                        --------    --------    --------   --------
  Net Interest Expense/(Income)                           11,293       6,836        (943)      (288)
  Sales                                                  603,451     526,575           -          -
  Dividend Income                                              -          58      12,000     13,214
  Share of Associates After Tax Profit                         4         199           -          -
  Gains/(Losses) on Sale of Fixed Assets                    (479)       (173)          -          -
  Gains/(Losses) on Sale of Business                         922           -           -          -


(3) TAXATION

Provision for Taxation
The current taxation charge is calculated as follows:
Net Profit Before Taxation                                33,841      35,427      12,729     13,634
Taxation at 33%                                           11,167      11,691       4,201      4,499
Adjusted for the effect of:
Permanent Differences                                        707        (400)     (3,951)    (4,602)
Timing Differences not Recognised                          1,664           -           -          -
                                                        --------    --------    --------   --------
Net Taxation Charge                                       13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Accounted for as follows;
  Current                                                 15,380      11,424         297       (149)
  Deferred                                                (1,842)       (133)        (47)        46
                                                        --------    --------    --------   --------
                                                          13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Deferred Taxation
Opening Balance (Asset)/Liability                             42         719         103     (1,014)
Charge to P&L                                             (1,842)       (133)        (47)        46
Adjustments:
  Transfers                                                1,173        (544)          -      1,071
                                                        --------    --------    --------   --------
Closing Balance (Asset)/Liability                           (627)         42          56        103
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------




Future income tax benefits of NZ$1,872,000 arising from tax losses and other timing differences in Angus & Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of Standard Accounting Practice
12. The effect on this year's tax charge in the Profit and Loss Account is to increase the charge by NZ$1,664,000.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                           $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
IMPUTATION CREDIT ACCOUNT
Opening Balance                                           16,437       6,155       5,498      2.498
Income Tax Paid/(Refunded)                                15,384      13,151         477        141
Transfers                                                      -           -           -       (141)
Imputation Credits on Dividends Received                      35          26       5,910      5,895
Less: Credits Attributed to Dividends Paid                (4,768)     (2,895)     (4,768)    (2,895)
                                                        --------    --------    --------   --------
                                                          27,088      16,437       7,117      5,498
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(4) DIVIDENDS AND BONUS ISSUE
INTERIM DIVIDEND                                           4,840       3,630       4,840      3,630
  Interim dividend of 4 cents per share
  (1994: 3 cents per share)
FINAL DIVIDEND                                             7,260       4,840       7,260      4,840
  A proposed final dividend of 6 cents
  per share (1994: 4 cents per share)
                                                        --------    --------    --------   --------
                                                          12,100       8,470      12,100      8,470
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


(5) SET-OFF OF ASSETS AND LIABILITIES

The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

Bank Overdraft Prior to Set-Off                          (18,095)     (2,915)     (1,769)         -
Deposits on Hand                                           6,919       3,112           -        578
                                                        --------    --------    --------   --------

Bank Overdraft after Set-Off                             (11,176)        197      (1,769)       578
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(6) ACCOUNTS RECEIVABLE

Accounts Receivable are recorded net of a provision for doubtful debts.

Provision for Doubtful Debts                                 480         355           -          -
                                                        --------    --------    --------   --------



(7) INVENTORY

Finished Goods                                           110,491     118,112           -          -
Work in Progress                                           2,845       2,340           -          -
Raw Materials                                             10,047       8,555           -          -
                                                        --------    --------    --------   --------
                                                         123,383     129,007           -          -
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


Certain inventories are subject to restrictions of title. ie. Romalpa clauses.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------




                                       CONSOLIDATION                               COMPANY
                              COST         VALUATION  ACCUM       NET     COST      ACCUM        NET
                                                       DEPN      BOOK                DEPN       BOOK
                                                                VALUE                          VALUE
                            $NZ000          $NZ000   $NZ000    $NZ000    $NZ000      $NZ000   $NZ000
(8) FIXED ASSETS
30 JUNE 1995
Motor Vehicles                   697           -        232       465        -          -         -
Capitalised Leased
  Motor Vehicles               4,755           -      1,752     3,003        -          -         -
Plant & Machinery             36,110           -     12,413    23,697        -          -         -
Office Equipment/
  Furniture & Fittings        36,914           -     17,957    18,957      104         62        42
Leasehold Improvements         3,932           -      1,689     2,243        -          -         -
Buildings                          -      28,255          -    28,255        -          -         -
Land                               -      34,385          -    34,385        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              82,408      62,640     34,043   111,005      104         62        42
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----
30 JUNE 1994
Motor Vehicles                   622           -        148       474        -          -         -
Capitalised Leased
  Motor Vehicles               4,053           -      1,277     2,776        -          -         -
Plant & Machinery             32,772           -      8,791    23,981        -          -         -
Office Equipment/
  Furniture & Fittings        32,022           -     14,132    17,890       90         39        51
Leasehold Improvements         2,714           -      1,377     1,337        -          -         -
Buildings                          -      29,237          -    29,237        -          -         -
Land                               -      35,317          -    35,317        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              72,183      64,554     25,725   111,012       90         39        51
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----


Land and buildings are restated to valuation in accordance with valuation reports of registered independent valuers, with the exception of Croxley Stationery Limited's Avondale property which is valued at market value based on an unconditional agreement to sell this property in October 1995.
Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1995), Colliers Jardine New Zealand Limited (report dated 30 June 1995) and Lockwood & Associates Limited (report dated 30 June 1995). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.



--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(9) INVESTMENTS
Other Investments                                            116          76           5          5
Investment in Subsidiaries                                     -           -      68,360     68,378
Associate Companies
Shares at Cost                                             1,045       1,045           -          -
Share of
  -- Retained Profits                                        452         506           -          -
  -- Revaluations                                            252         252           -          -
Advances to Associates                                       654         592           -          -
                                                         -------     -------     -------    -------
                                                           2,403       2,395           -          -
                                                         -------     -------     -------    -------
                                                           2,519       2,471      68,365     68,383
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


(10) DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


(11) LOANS

Loans--Secured                                            99,882     115,305      66,981     79,652
Less: Included in Current Liabilities                     20,000      20,298      20,000     20,298
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Repayable as follows:
Between 1 and 2 years                                     79,882      20,298      46,981     20,298
Between 2 and 5 years                                          -      74,709           -     39,056
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 6.93% to 10.2%.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(12) FINANCE LEASE LIABILITIES

The consolidated future lease rental payments under finance leases are:

Not later than 1 year                                      1,388       1,669           -          -
1 - 2 years                                                1,060         816           -          -
2 - 5 years                                                  936         393           -          -
                                                         -------     -------     -------    -------
                                                           3,384       2,878           -          -
Less future interest expense                                 460         304           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Representing:
  Current Liability                                        1,134       1,456           -          -
  Term Liability                                           1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(13) SHARE CAPITAL

Authorised Share Capital
500,000,000 (1994: 500,000,000) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  50,000      50,000      50,000     50,000
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

ISSUED AND FULLY PAID CAPITAL
121,000,398 (1994: 121,000,398) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  12,100      12,100      12,100     12,100
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(14) RESERVES

SHARE PREMIUM RESERVE
  Opening Balance                                         43,695         240      43,695        240
  Movements                                                    -      43,455           -     43,455
                                                         -------     -------     -------    -------
  Closing Balance                                         43,695      43,695      43,695     43,695
ASSET REVALUATION RESERVE
  Opening Balance                                         24,597      10,653           -          -
  Revaluation                                               (548)     15,125           -          -
  Adjustment for Assets Sold                                 (65)     (1,181)          -          -
                                                         -------     -------     -------    -------
  Closing Balance                                         23,984      24,597           -          -
CURRENCY TRANSLATION RESERVE
  Opening Balance                                            110           -           -          -
  Movements                                                   57         110           -          -
                                                         -------     -------     -------    -------
  Closing Balance                                            167         110           -          -
                                                         -------     -------     -------    -------
TOTAL RESERVES                                            67,846      68,402      43,695     43,695
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(15) OPERATING LEASE COMMITMENTS

Commitments under operating leases are due as follows:
  Not later than 1 year                                   31,272      30,878           -          -
  1-2 years                                               28,911      25,378           -          -
  2-5 years                                               44,607      33,125           -          -
  Over 5 years                                            13,701      16,477           -          -
                                                         -------     -------     -------    -------
                                                         118,491     105,858           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
                                      NEW ZEALAND              AUSTRALIA                CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY GEOGRAPHIC SEGMENTS                 $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------       ------      -------       -------
(16)  SEGMENTAL REPORTING
REVENUE
  Sales Outside the Group             472,718       432,403   130,737       94,429      603,455       526,832
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           48,271        43,973      (163)         454       48,108        44,427
                                      -------       -------   -------       ------
                                      -------       -------   -------       ------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          287,767       285,122    51,603       62,370      339,370       347,492
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
                                                RETAIL              MANUFACTURING              CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY ACTIVITY SEGMENT                    $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------      -------      -------       -------
REVENUE
  Sales Outside the Group             502,208       426,619   101,247      100,213      603,455       526,832
                                                                                        -------       -------
                                                                                        -------       -------
  Sales to Group Companies                  -             -    32,969       24,983
                                      -------       -------   -------      -------
                                      502,208       426,619   134,216      125,196
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------

EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           31,409        30,374    16,699       14,053       48,108        44,427
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          258,957       260,860    80,413       86,632      339,370       347,492
                                      -------       -------   -------      -------      -------       -------
                                      -------       -------   -------      -------      -------       -------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(17) RELATED PARTIES

The ultimate parent company is Rank Commercial Limited. (This company is not consolidated in these Financial Statements.)

Significant subsidiaries consolidated at 30 June 1995 (and 30 June 1994) are:

                                           % OWNED        PRINCIPAL ACTIVITY
Whitcoulls Limited                          100          Book & Stationery Retailing
London Bookshops Limited                    100          Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited     100          Book & Stationery Retailing
GH Bennett & Company Limited                100          Tertiary & Professional Book Retailing
Croxley Stationery Limited                  100          Stationery Manufacturing & Wholesaling
Armidale Industries Limited                  65          Stationery Manufacturing
OTC Office Supplies Limited                 100          Commercial Stationery Retailing
Whitcoulls Office Products Limited          100          Commercial Stationery Retailing
Hollands Limited                            100          Commercial Stationery Retailing
School Supplies Limited                     100          Scholastic Stationery Retailing
GPO Holdings Limited                        100          Printing & Publishing
WGL Group Limited                           100          Holding Company
Whitcoulls Group Services Limited           100          Management Services

Significant Associate Companies equity accounted at 30 June 1995 are:

University Bookshop (Auckland) Limited      50           Tertiary Book Retailing
University Bookshop (Canterbury) Limited    50           Tertiary Book Retailing
University Book Shop (Otago) Limited        50           Tertiary Book Retailing

Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                      COMPANY
                                                  1995       1994
                                                $NZ000     $NZ000

Interest Charged to Subsidiaries                 8,605      5,819

Management Fees from Subsidiaries                   89          -


The outstanding balances at year end are disclosed in the Balance Sheet, and financing cash flows are disclosed in the Statement of Cash Flows.




--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(18)  FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.


INTEREST RATE

The Group has long term borrowings which are used to fund on-going activities. These borrowings have interest rate maturity dates of 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                       CONSOLIDATED             COMPANY
                                     1995        1994        1995     1994
                                   $NZ000      $NZ000      $NZ000   $NZ000
                                    ------        ----      ------     ----
Interest Rate Swaps                 91,000          -       70,000        -



INTEREST RATE REPRICING

The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 8.67% to 9.35%.

CREDIT RISK

In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

As at balance date, the fair value of the interest swap agreements were approximately equal to their carrying value. This value was calculated based on the variance between the floating and fixed rates in effect at balance date.

The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(19)  ACQUISITION MATTERS OUTSTANDING


CROXLEY COLLINS OLYMPIC

Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at NZ$51.5 million which after a payment of NZ$46.0 million left a final balance due of NZ$5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occured and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for NZ$11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The vendor appealed this decision to the Court of Appeal but withdrew this appeal prior to the hearing.

Pending resolution of this matter the final balance due to the vendor of NZ$5.5 million has been accrued as a liability in the balance sheet and is included in accounts payable. Legal costs have been expensed as incurred and no provision has been made for any interest liability.

ANGUS & ROBERTSON BOOKWORLD

Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price was to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not been received.

In May 1994 two of the vendors, Bibury Limited (formerly Brash Holdings Limited) and Brashs Pty Limited were placed into Administration.

At the date of issue of the 1994 Annual report, Whitcoulls Group Limited believed that the final purchase price would not exceed the amount paid to that date, with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price.

Subsequently Whitcoulls Group Limited concluded that the business had been misrepresented and sued for damages.

An agreement in principle has been reached with the Administrator, subject to final legal documentation. No further monies were paid to, or are owing to, the Administrator in respect of this acquisition.

These accounts have been prepared incorporating the terms of the agreement reached.


(20)  CONTINGENT LIABILITIES/ASSETS

There were no contingent liabilities.

Angus and Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bibury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million.

No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.


(21)  CAPITAL COMMITMENTS

There were no material capital commitments at year end. (1994:NIL)

--------------------------------------------------------------------------------

(22)  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
      (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:


                                SHAREHOLDER     FIXED      INVESTMENTS   GOODWILL    DEFERRED    DEFERRED    PROVISION   NET PROFIT
                                EQUITY          ASSETS                               TAX         INCOME      FOR         AFTER TAX
                                                                                                             DIVIDEND
AUDITED INFORMATION
                                $NZ000          $NZ000     $NZ000        $NZ000     $NZ000      $NZ000      $NZ000       $NZ000

YEAR ENDED  30 JUNE 1995
Reported under NZ GAAP            147,500       111,005       2,519       52,158      (627)                   7,260        20,188

1. Adjustments related to
changes in accounting for Fixed
Assets                            (21,837)      (21,586)       (251)                                                          789

2.  Adjustments related to
changes in accounting for
Dividends                           7,260                                                                    (7,260)

3.  Adjustments related to
changes in the accounting for
sale and lease back transactions     (844)                                                       844                           82

4. Adjustment related to using
weighted average exchange rate
rather than year end exchange
rate for earnings of foreign
subsidiary                                                                                                                    332

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (60)                                   343       403                                    (20)

Restated under U.S GAAP           132,019        89,419       2,268       52,501      (224)      844          --           21,371

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
YEARS ENDED 30 JUNE 1995 AND 1994

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarised below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 74 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 87 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wallington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 17 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its product range at its four factories.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise;


                                         1995           1994
                                       NZ$000         NZ$000
Cost of Product sold                  392,557        342,401
Selling, General, Administrative
and Other Expenses                    117,216        104,864
                                     -----------------------
Total Operating Expenses             $509,773       $447,265
                                     -----------------------



3.    STATEMENT OF CASH FLOWS

NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year. There is no effect to respect of the 1994 or 1993 years.

The restated cash flow in summary form is as follows:

                                                            1995         1994
                                                          NZ$000       NZ$000
Net Cash flows from Operating Activities                  21,296       30,071

Cash Flows from Investing Activities                     (13,012)    (140,039)
Cash Flows from Financing Activities                      (8,755)      97,028
Net Cash (Disbursements) during period                      (471)     (12,940)
Cash at beginning of period                                  197       13,137
Impact of Foreign Exchange                                   274
                                                       ------------------------
Cash at end of Period                                        Nil           197
                                                       ------------------------


4.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

5.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1995              1994
                       NZ$000            NZ$000
Repayable
1 & 2 years            79,882            20,298
2 & 3 years               --             74,709
                      --------------------------
                       79,882            95,007
                      --------------------------

6.    FINANCE LEASE LIABILITIES

Finance lease commitments disclosed in Note 12 comprises:

                         1995              1994
                       NZ$000            NZ$000
Repayable:
Current                 1,388             1,669
1 & 2 years             1,060               816
2 & 3 years               936               393
                      --------------------------
                        3,384             2,878
                      --------------------------
Less
Future interest           460               304
expenses
                      --------------------------
                        2,924             2,574
                      --------------------------

7.    EARNINGS PER SHARE

                             1995           1994
                              NZ$            NZ$
Earnings per share (cents)   17.7           22.7

8.    MATERIAL ACQUISITIONS

                            1995              1994
                           NZ$000            NZ$000
Net assets acquired             -          $140,290
                          --------------------------
Payments made per               -
Statement of Cash Flows                     134,773
Included in Creditors           -             5,517
                          --------------------------
                                -          $140,290
                          --------------------------

9.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of NZ$32.9 million for the year ended 30 June 1995, and NZ$35.6 million for the year ended 30 June 1994.

10.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ$22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

11.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$4,884,000 as at 30 June 1995 and NZ$1,248,000 as at 30 June 1994.

12.   UNUSED LETTERS OF CREDIT

                                1995            1994
                              NZ$000          NZ$000
Total as at 30 June              588           1,524

13.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1995            1994
                              NZ$000          NZ$000
Base                          35,339          27,004
Contingent                       450             395
Less sub-lease                (2,511)         (1,838)
                          ------------------------------
                             $33,268         $25,561
                          ------------------------------

14.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of NZ$140.3 million, but which was subsequently reduced to NZ$137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash, apart from NZ$5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were NZ$182.0 million including goodwill of NZ$46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal year ended 30 June 1994 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1994. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                   FOR THE
                                                    FISCAL
                                                  YEAR ENDED
                                                JUNE 30 1994
                                               ($NZ000, except
                                              per share amount)
     Revenues..............................        607,453
     Net income............................         18,288
     Net income per share..................    15.11 cents

The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1994 or the results which may occur in the future.

                         INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1994 and 30 June 1993, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1994 and 30 June 1993, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1994 and the determination of stockholders' equity and financial position at 30 June 1994 and 30 June 1993 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
16 September 1994
Auckland, New Zealand

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                           FOR THE YEAR ENDED 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
Revenue                                               2        526,832        302,355
                                                              --------       --------
Less:
Operating Expenses                                             447,265        254,287
Depreciation of Fixed Assets                                     9,321          5,377
Audit Fees                                                         230            106
Rental and Lease Expenses                                       25,561         11,425
Directors' Fees                                                     28             11
Goodwill Amortisation                                            2,164            612
                                                              --------       --------
Total Expenses                                                 484,569        271,818
                                                              --------       --------

Earnings Before Interest and Taxation                           42,263         30,537
Net Interest Expense                                  2          6,836          4,172
                                                              --------       --------
Net Profit Before Taxation                                      35,427         26,365

Provision for Taxation                                3         11,291          7,852
Minority Interests                                                  74              -
                                                              --------       --------
Net Profit After Taxation                                       24,062         18,513

Retained Earnings Brought Forward                               42,628         27,683

Transfer from Reserves                               13          1,181            571

Dividends and Bonus Issue                             4         (8,470)        (4,139)
                                                              --------       --------
Retained Earnings Carried Forward                               59,401         42,628
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS
Current Assets
Cash at Bank and on Deposit                                        197         13,137
Accounts Receivable                                   5         48,526         30,621
Inventory                                             6        129,007         48,909
Tax Refund Due                                                     317              -
                                                              --------       --------
                                                               178,047         92,667

Non Current Assets
Fixed Assets                                          7        111,012         60,627
Investments                                           8          2,471          2,272
Deferred Charges                                      9            548            172
Goodwill                                                        55,414         11,020
                                                              --------       --------
                                                               169,445         74,091
                                                              --------       --------
Total Assets                                                   347,492        166,758
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                       84,320         38,808
Provision for Dividend                                4          4,840          2,117
Provision for Taxation                                               -          2,327
Current Portion of Term Liabilities              10, 11         21,754         13,065
                                                              --------       --------
                                                               110,914         56,317

Deferred Taxation                                     3             42            719

Term Liabilities
Loans                                                10         95,007         44,325
Finance Lease Liabilities                            11          1,118          1,288
                                                              --------       --------
                                                                96,125         45,613
                                                              --------       --------
Total Liabilities                                              207,081        102,649
Minority Interests                                                 508              -

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         68,402         10,893
Retained Earnings                                               59,401         42,628
                                                              --------       --------
Total Shareholders' Funds                                      139,903         64,109
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      347,492        166,758
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           FOR THE YEAR ENDED 30 JUNE

                                                  1994            1993
                                                   $000           $000
                                               --------       --------
Cash Flows from Operating Activities
Cash was Provided From:
  Receipts from Customers                       532,202        295,057
  Interest Received                                 337          1,011
  Dividends Received                                  -             27
                                               --------       --------
                                                532,539        296,095

Cash was Applied to:
  Payments to Employees and Suppliers           482,319        268,796
  Interest Paid                                   6,998          4,898
  Tax Paid                                       13,151          6,658
                                                502,468        280,352
                                               --------       --------
Net Cash Flows from Operating Activities         30,071         15,743

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        2,491          6,231
  Proceeds from Sale of Investment Properties     1,700          2,750
                                               --------       --------
                                                  4,191          8,981

Cash was Applied to:
  Purchase of Fixed Assets                        9,457         17,880
  Payments Made for Acquisition of Business     134,773              -
                                               --------       --------
                                                144,230         17,880
                                               --------       --------
Net Cash Flows from Investing Activities       (140,039)        (8,899)

Cash Flows from Financing Activities
Cash was Provided From:
  Loans Received                                126,012          7,700
  Finance Leases Received                         1,636          2,746
  Rights Issue                                   44,967              -
                                               --------       --------
                                                172,615         10,446

Cash was Applied To:
  Loans Repaid                                   68,676         11,122
  Finance Leases Repaid                           1,163            856
  Dividends Paid                                  5,748          2,503
                                               --------       --------
                                                 75,587         14,481
Net Cash Flows from Financing Activities         97,028         (4,035)
                                               --------       --------
Net Cash Received (Disbursed) During the Year   (12,940)         2,809
                                               --------       --------
Cash at Beginning of Year                        13,137         10,328
                                               --------       --------
Cash at End of Year                                 197         13,137
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
          RECONCILIATION OF CONSOLIDATED NET CASH FLOWS FROM OPERATING
                     ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                   1994           1993
                                                   $000           $000
                                               --------       --------
Net Profit After Taxation                        24,062         18,513

Non Cash Items
  Depreciation                                    9,321          5,377
  Goodwill                                        2,164            612
  Minority Interests                                 74              -
  Other Non-cash Expenses                             -            143
                                               --------       --------
                                                 11,559          6,132

Movements in Working Capital
Current Liabilities: Increase/(Decrease)
  Creditors                                        (455)         3,571
  Provision for Taxation                         (2,327)           322
Current Assets: (Increase)/Decrease
  Accounts Receivable                             5,560         (7,180)
  Tax Refund Due                                   (317)             -
  Amount Due from Associates                          -           (132)
  Inventory                                      (7,675)        (6,183)
  Deferred Charges                                 (376)            57
                                               --------       --------
                                                 (5,590)        (9,545)

Other
  (Gain)/Loss on Disposal of Fixed Assets           173           (204)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Taxation         (133)           847
                                               --------       --------
                                                     40            643
                                               --------       --------
Net Cash Flows From Operating Activities         30,071         15,743
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS


1 STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES
The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed by the group with the exception that certain land, buildings and plant are recorded at valuation.

Accrual accounting is used to match expenses and revenues. Reliance is placed on the fact that the group is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES
Inventories are stated at the lower of net realisable value and cost, using either a first-in-first-out or weighted average basis.

Work in progress is valued at the cost of materials and labor and includes fixed and variable overheads to the last completed stage of manufacture.

Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE
Accounts receivable are stated at expected realisable value.

FIXED ASSETS
Fixed assets are depreciated on a straight-line basis at rates which will write-off the cost or valuation of those assets over their estimated useful lives.

The following lives have been estimated:

Motor Vehicles                                                           5 years
Furniture and Fittings                                             5 to 10 years
Plant and Machinery                                                5 to 15 years
Office and EDP Equipment                                            3 to 5 years
Buildings                                                         30 to 80 years

Land and buildings are revalued to net current value on an annual basis. The valuations are carried out by independent registered valuers.

Changes in valuations are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

LEASED ASSETS
Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight-line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES
Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

TAXATION
Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

GOODWILL
Goodwill represents the excess of purchase consideration and associated costs over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight-line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

CHANGES IN ACCOUNTING POLICIES
There have been no changes in accounting policies.


2 PROFIT AND LOSS ACCOUNT

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Included in the Consolidated Profit and Loss Account are:
  Interest Income                                                  337          1,052
  Interest Expense on Finance Leases                              (257)          (204)
  Other Interest Expense                                        (6,916)        (5,020)
                                                              --------       --------
  Net Interest Expense                                          (6,836)        (4,172)
                                                              --------       --------
  Gain (Loss) on Sale of Fixed Assets                             (173)           204
  Share of Associates' After Tax Profit                            199            132
The Parent's profit after taxation was $13,737,000
  (1993:$7,420,000).


3 TAXATION
                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Provision for Taxation
The current taxation charge is calculated as follows:
  Net Profit Before Taxation                                    35,427         26,365
  Permanent Differences                                         (1,212)        (2,573)
                                                              --------       --------
                                                                34,215         23,792
  Taxation at 33%                                               11,291          7,852
                                                              --------       --------
                                                              --------       --------
Accounted for as follows:
  Current                                                       11,424          7,005
  Deferred                                                        (133)           847
                                                              --------       --------
                                                                11,291          7,852
                                                              --------       --------
                                                              --------       --------
DEFERRED TAXATION
The balance comprises:
  Future Income Taxation Benefit                                (1,170)             -
  Deferred Taxation                                              1,212            719
                                                              --------       --------
                                                                    42            719
                                                              --------       --------
                                                              --------       --------

The future income taxation benefit relates to taxation losses and other timing differences arising in Angus and Robertson Bookworld which is based in the Australian taxation jurisdiction.


Imputation Credit Account
  Opening Balance                                                6,189             24
  Income Tax Paid                                               13,151          6,658
  Imputation Credits on Dividends Received                          26             28
  Less: Credits Attributed to Dividends Paid                    (2,895)          (521)
                                                              --------       --------
                                                                16,471          6,189
                                                              --------       --------
                                                              --------       --------

4 DIVIDENDS AND BONUS ISSUE
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Interim Dividend
  An interim dividend of 3 cents per share
     (1993: 1 cent per share)                                    3,630          1,059
Final Dividend
  A proposed final dividend of 4 cents per share
     (1993: 2 cents per share)                                   4,840          2,117
                                                              --------       --------
                                                                 8,470          3,176
Bonus Issue
  A bonus issue of fully paid ordinary shares in
   the ratio of 1 for 10                                             -            963
                                                              --------       --------
                                                                 8,470          4,139
                                                              --------       --------
                                                              --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------
5 ACCOUNTS RECEIVABLE
Accounts Receivable are recorded net of a provision for doubtful debts. The consolidated provision for doubtful debts is $355,000 (1993:$278,000).

6 INVENTORY
An analysis of inventories is as follows:


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Finished Goods                                                 118,112         43,335
Work in Progress                                                 2,340          1,342
Raw Materials                                                    8,555          4,232
                                                              --------       --------
                                                               129,007         48,909
                                                              --------       --------
                                                              --------       --------

7 FIXED ASSETS

                                          COMPANY                                                          CONSOLIDATED
                                    COST          ACCUM            NET           COST           VALN          ACCUM            NET
                                                   DEPN           BOOK                                         DEPN           BOOK
                                                                 VALUE                                                       VALUE
                                    $000           $000           $000           $000           $000           $000           $000
                                --------       --------       --------       --------       --------       --------       --------
30 JUNE 1994
Motor Vehicles                         -              -              -            350              -             91            259
Capitalised Leased
  Motor Vehicles                       -              -              -          4,053              -          1,277          2,776
Plant & Machinery                      -              -              -         54,089              -         17,758         36,331
Office Equipment                      90             39             51         10,248              -          4,735          5,513
Leasehold Improvements                 -              -              -          3,443              -          1,864          1,579
Buildings                              -              -              -              -         29,237              -         29,237
Land                                   -              -              -              -         35,317              -         35,317
                                --------       --------       --------       --------       --------       --------       --------
                                      90             39             51         72,183         64,554         25,725        111,012
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

30 JUNE 1993
Motor Vehicles                         -              -              -            117              -             78             39
Capitalised Leased
  Motor Vehicles                       -              -              -          2,250              -            476          1,774
Plant & Machinery                      -              -              -         24,373          3,673         14,236         13,810
Office Equipment                      61             21             40          5,042              -          3,077          1,965
Leasehold Improvements                 -              -              -          4,035              -          1,996          2,039
Buildings                              -              -              -              -         17,255              -         17,255
Land                                   -              -              -              -         23,745              -         23,745
                                --------       --------       --------       --------       --------       --------       --------
                                      61             21             40         35,817         44,673         19,863         60,627
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

Land and buildings are restated to valuation at 30 June 1994 in accordance with valuation reports of registered independent valuers at that date. The valuers used were Jones Lang Wootten, Colliers Jardine and Lockwood and Associates. The telephone directory press is stated at valuation (recognized as deemed cost) as at 30 June 1991 less depreciation.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

8 INVESTMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Other Investments                                                   76             76
Associate Companies
  Shares at Cost                                                 1,045          1,045
  Share of:
  --Retained Profits                                               506            307
  --Revaluations                                                   252            252
  Advances to Associates                                           592            592
                                                              --------       --------
                                                                 2,395          2,196
                                                              --------       --------
                                                                 2,471          2,272
                                                              --------       --------
                                                              --------       --------


9 DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


10 LOANS


                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Loans--Secured                                   79,652         50,578        115,305         56,578
Less: Included in Current Liabilities            20,298         10,253         20,298         12,253
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
Repayable as follows:
  Between 1 and 2 years                          20,298         10,253         20,298         12,253
  Between 2 and 5 years                          39,056         30,072         74,709         32,072
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

The loans are secured by mortgages over all properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 5.15% to 9.02%.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

11 FINANCE LEASE LIABILITIES

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
The consolidated future lease rental payments
  under finance leases are:
  Not later than 1 year                                          1,669          1,000
  1-2 years                                                        816            891
  2 -5 years                                                       393            549
                                                              --------       --------
                                                                 2,878          2,440

Less future interest expense                                       304            340
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------
Representing: Current Liability                                  1,456            812
Term Liability                                                   1,118          1,288
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------

12 SHARE CAPITAL
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------

Authorized Share Capital
500,000,000 (1993:500,000,000) Ordinary Shares of
$0.10 (1993:$0.10) Each                                         50,000         50,000
                                                              --------       --------
                                                              --------       --------
Issued and Fully Paid Shares
121,000,398 (1993:105,876,210) Ordinary Shares                  12,100         10,588
                                                              --------       --------
                                                              --------       --------

A one for seven renounceable cash issue of ordinary shares of 10 cents each at a price of $3.00 per share was effective on 31 December 1993.

13 RESERVES

                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Share Premium Reserve
  Opening Balance                                   240            240            240            240
  Movements                                      43,455              -         43,455              -
                                               --------       --------       --------       --------
  Closing Balance                                43,695            240         43,695            240

Asset Revaluation Reserve
  Opening Balance                                     -              -         10,653          9,485
  Revaluation                                         -              -         15,125          1,739
  Adjustment for Assets Sold                          -              -         (1,181)          (571)
                                               --------       --------       --------       --------
  Closing Balance                                     -              -         24,597         10,653

Currency Translation Reserve
  Opening Balance                                     -              -              -              -
  Movements                                           -              -            110              -
                                               --------       --------       --------       --------
  Closing Balance                                     -              -            110              -
                                               --------       --------       --------       --------
Total Reserves                                   43,695            240         68,402         10,893
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

The Adjustment for Assets sold of $1,181,000 (1993 $571,000) relates to the sale of a non core property and represents the realisation of the revaluation amount above original cost. This has been transferred to retained earnings.

14 SEGMENT INFORMATION
The Group operates predominantly in the industry of printing and supplying paper-based products. Operations are carried out in two geographical segments-- New Zealand and Australia.


                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Revenue
  New Zealand                                                  432,403        302,355
  Australia                                                     94,429              -
                                                              --------       --------
                                                               526,832        302,355
                                                              --------       --------
                                                              --------       --------

Earnings Before Interest, Taxation and Amortization
of Goodwill
  New Zealand                                                   43,973         31,149
  Australia                                                        454              -
                                                              --------       --------
                                                                44,427         31,149
                                                              --------       --------
                                                              --------       --------

Total Assets
  New Zealand                                                  285,122        166,758
  Australia                                                     62,370              -
                                                              --------       --------
                                                               347,492        166,758
                                                              --------       --------
                                                              --------       --------


15 RELATED PARTIES
Related party transactions are limited to those companies which are included within the consolidation.

Significant subsidiaries consolidated at 30 June 1994 are:

                                                % OWNED          PRINCIPAL ACTIVITY
Whitcoulls Limited                                100            Book & Stationery Retailing
London Bookshops Limited                          100            Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited           100            Book & Stationery Retailing
G H Bennett & Company Limited                     100            Tertiary & Professional Book
                                                                 Retailing
Croxley Stationery Limited                        100            Stationery Manufacturing &
                                                                 Wholesaling
Armidale Industries Limited                        65            Stationery Manufacturing
OTC Office Supplies Limited                       100            Commercial Stationery Retailing
Whitcoulls Office Products Limited                100            Commercial Stationery Retailing
Hollands Limited                                  100            Commercial Stationery Retailing
School Supplies Limited                           100            Scholastic Stationery Retailing
GPO Holdings Limited                              100            Printing & Publishing
WGL Group Limited                                 100            Holding Company
Whitcoulls Group Services Limited                 100            Management Services

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Significant Associate Companies equity accounted at 30 June 1994 are:
                                               % OWNED           PRINCIPAL ACTIVITY
University Bookshop (Auckland) Limited            50             Tertiary Book Retailing
University Bookshop (Canterbury) Limited          50             Tertiary Book Retailing
University Book Shop (Otago) Limited              50             Tertiary Book Retailing

16 MATERIAL ACQUISITIONS
During the year the Group acquired the following businesses and subsidiaries:


BUSINESS/COMPANY NAME                   ACQUISITION DATE
Wiljef Stationery                       1 July 1993
Inca Products                           1 July 1993
Microtronix Computer Supplies           1 July 1993
Bob Atley                               1 October 1993
London Bookshops Limited                1 October 1993
Hollands                                1 November 1993
AllenBank Office Products               1 November 1993
Croxley Collins Olympic                 29 November 1993
Armidale Industries Limited             29 November 1993
Angus & Robertson Bookworld             29 November 1993
Philip King Booksellers                 1 December 1993

These acquisitions contributed $5,127,000 of net profit before tax and intra-group profit elimination.

Assets and liabilities acquired at acquisition date were as follows:

                                        $000
Current Assets                       100,039
Fixed Assets                          35,369
Goodwill                              46,558
                                     -------
Total Assets                         181,966
Current Liabilities                  (41,676)
                                     -------
Net Assets                           140,290
                                     -------
                                     -------

17 ACQUISITION MATTERS OUTSTANDING

CROXLEY COLLINS OLYMPIC
Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at $51.5 million which after a payment of $46.0 million left a final balance due of $5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occurred and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for $11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The court established procedures for the conduct of a full hearing.

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Pending resolution of this matter the final balance due to the vendor of $5.5 million has been accrued as a liability in the balance sheet and is included in the creditors.

ANGUS & ROBERTSON BOOKWORLD
Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price is to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not yet been received.

Whitcoulls Group Limited believes that the final purchase price will not exceed the amount paid to date with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price. The inventories to which the overvaluation applies were held "in quarantine" at 30 June 1994. An independent person is to be appointed to value such inventories in accordance with the Sale and Purchase Agreement.

Should the independent assessment of inventories result in the net assets being reduced by less than $8.7 million there will be a further liability to recognize which will be offset by a corresponding increase in the net realisable value of inventories held.

Should the independent assessment of inventories result in the net assets being reduced by more than $8.7 million, Whitcoulls Group Limited would become an unsecured creditor of Brash Pty Limited (in Administration) and some loss would result.

Pending resolution of this matter, no amount is included as owing to the vendor. The Directors believe that the ultimate outcome will not have a material effect on these financial statements.


18 FINANCIAL INSTRUMENT DISCLOSURE
The nature of activities and management policies with respect to financial instruments are:

CREDIT
In the normal course of business the company incurs credit risk from debtors and financial institutions. The company has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The company does not require any collateral from debtors.

FAIR VALUES
The Directors are of the opinion that the fair value of the company's financial assets and liabilities approximate their carrying value stated in the accounts.

FOREIGN EXCHANGE
Investment Risk
Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was funded fully in Australian currency loans and therefore is fully hedged.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------


TRADING RISK
The company undertakes transactions denominated in foreign currencies from time to time and these activities result in foreign currency exposures. It is the company's policy to hedge significant foreign currency exposures as they arise. The company uses forward exchange contracts to manage these exposures.

INTEREST RATE
The company monitors its interest rate exposure on a continual basis. At balance date the interest rate maturity profile of debt was less than three months.

19 OPERATING LEASE COMMITMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Commitments under operating leases are due as follows:
  Not later than 1 year                                         30,878          9,770
  1-2 years                                                     25,378          8,538
  2 -5 years                                                    33,125         19,338
  Over 5 years                                                  16,477          6,861
                                                              --------       --------
                                                               105,858         44,507
                                                              --------       --------
                                                              --------       --------


20 CONTINGENT LIABILITIES
There were no contingent liabilities other than those referred to in relation to Angus & Robertson Bookworld (Note 17). (1993:nil).

21 CAPITAL COMMITMENTS
There were no material capital commitments at year end. (1993: $16 million).

22  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
    (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


                                Shareholder   Fixed      Investments   Goodwill   Deferred    Provision for    Net Profit
AUDITED INFORMATION             Equity        Assets                              Tax         Dividend         After Tax
                                $NZ000        $NZ000     $NZ000        $NZ000     $NZ000      $NZ000           $NZ000
YEAR ENDED
30 JUNE 1993
Reported under NZ GAAP          64,109         60,627        2,272    11,020        719        2,117        18,513
1. Adjustments related to
changes in accounting for
Fixed Assets                    (9,769)        (9,518)        (251)                                          1,007

2. Adjustments related to
changes in accounting for
Dividends.                       2,117                                                        (2,117)

5. Adjustments for differences
between assigned values and tax
basis on acqisitions.              (20)                                  383        403                        (20)

Restated under U.S GAAP         56,437         51,109        2,021    11,403      1,122          -          19,500


ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP FOR THE
YEARS ENDED 30 JUNE 1994 AND 1993

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarized below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 71 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 24 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 92 company owned and 85 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 20 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise:


                                         1994           1993
                                       NZ$000         NZ$000
Cost of Product sold                  342,401        198,715
Selling, General, Administrative
and Other Expenses                    104,864         55,572
                                     -----------------------
Total Operating Expenses             $447,265       $254,287
                                     -----------------------
                                     -----------------------

3.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

4.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable
1 & 2 years            20,298            10,253
2 & 3 years            74,709            10,000
3 & 4 years                              10,000
4 & 5 years                              10,072
                    ------------------------------
                      $95,007           $40,325
                    ------------------------------
                    ------------------------------

5.    FINANCE LEASE LIABILITIES

Finance loans commitments disclosed in Note 12 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable:
Current                 1,669             1,000
1 & 2 years               816               891
2 & 3 years               393               549
                     -----------------------------
                        2,878             2,440
Loss
Future interest           364               340
expenses
                     -----------------------------
                       $2,574            $2,100
                     -----------------------------
                     -----------------------------

6.    EARNINGS PER SHARE

                             1994           1993
Earnings per share (cents)       22.7           18.4

7.    MATERIAL ACQUISITIONS

                               1994              1993
                             NZ$000            NZ$000
Net assets acquired        $140,290                -
note 16                   -----------------------------
Payments made per
Statement of Cash Flows     134,773                -
Included in Creditors         5,517                -
                          -----------------------------
                           $140,290                -
                          -----------------------------
                          -----------------------------

8.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of $35.6 million for the year ended 30 June 1994 and for 30 June 1993 Nil, which was a hedge by the company's Australian denominated assets.

9.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was $22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares $963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

10.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to $1,248,000 as at 30 June 1994 and 30 June 1993 Nil.

11.   UNUSED LETTERS OF CREDIT

                                1994            1993
                              NZ$000          NZ$000
Total as at 30 June            1,524               -

12.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1994            1993
                              NZ$000          NZ$000
Base                          27,004          11,944
Contingent                       395             105
Less sub-lease                (1,838)           (624)
                          ------------------------------
                             $25,561         $11,425
                          ------------------------------

13.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of $140.3 million, but which was subsequently reduced to $137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash apart from $5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were $182.0 million including goodwill of $46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended 30 June 1994 and 1993 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1993. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                        FOR THE FISCAL
                                                      YEAR ENDED JUNE 30
                                                     1994            1993
                                                     ($NZ000's except per
                                                        share amounts)
     Revenues..............................        607,453        572,075
     Net income............................         18,288         11,840
     Net income per share..................     15.11cents      9.79cents


The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1993 or the results which may occur in the future.

                              FINANCIAL STATEMENTS

                            WHITCOULLS GROUP LIMITED

                            PROFIT AND LOSS ACCOUNT

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                -----------  ---------  ---------  ---------  ---------
REVENUE.......................................................           2     613,763    603,455     64,070     12,089
                                                                             ---------  ---------  ---------  ---------
Less:
  Operating Expenses..........................................                 512,152    509,389        530        251
  Depreciation of Fixed Assets................................                  12,566     12,021         25         23
  Auditors Expenses--Audit Fees...............................                     246        254         10          0
                  --Other Services............................                     255          *          0          0
  Rental and Lease Expenses...................................                  38,734     33,268          0          0
  Bad and Doubtful Debts......................................           6         365        384      1,117          0
  Directors' Fees.............................................                      44         31         44         21
  Goodwill Amortisation.......................................                   2,912      2,974         (8)         8
                                                                             ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST AND TAXATION.........................                  46,489     45,134     62,352     11,786
Net Interest Expense..........................................           2       9,636     11,293       (951)      (943)
                                                                             ---------  ---------  ---------  ---------
NET PROFIT BEFORE TAXATION....................................                  36,853     33,841     63,303     12,729
Provision for Taxation........................................           3       9,993     13,538        119        250
Minority Interests............................................                     132        115          0          0
                                                                             ---------  ---------  ---------  ---------
NET PROFIT AFTER TAXATION.....................................                  26,728     20,188     63,184     12,479
Plus Retained Earnings Brought Forward........................                  67,554     59,401      9,400      9,021
Transfer (to)/from Capital Reserves...........................          15         838         65          0          0
Dividends Paid and Proposed...................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
RETAINED EARNINGS CARRIED FORWARD.............................                  79,070     67,554     56,534      9,400
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

------------------------

* Comparative figure not required to be disclosed due to a new Financial Reporting Standard not applicable in previous year

                            WHITCOULLS GROUP LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 1 JULY 1995                                                       148,100    140,411     65,195     64,816
Net Profit for the Year attributable to:
  -- Parent Company...........................................                  26,596     20,073     63,184     12,479
  -- Minority Shareholders....................................                     132        115          0          0
Currency Translation Difference...............................          15        (412)        57          0          0
                                                                             ---------  ---------  ---------  ---------
TOTAL RECOGNISED REVENUE AND EXPENSES FOR THE YEAR                              26,316     20,245     63,184     12,479
                                                                             ---------  ---------  ---------  ---------
Movement in Minority Interest.................................                     102         92          0          0
Decrease in Revaluation Reserve...............................          15        (425)      (548)         0          0
Distributions to Owners
  -- Dividends................................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
                                                                               (16,373)   (12,556)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 30 JUNE 1996                                                      158,043    148,100    112,329     65,195
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                            WHITCOULLS GROUP LIMITED

                                 BALANCE SHEET

                               AS AT 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                 NOTE      $NZ000     $NZ000     $NZ000     $NZ000
                                                               ---------  ---------  ---------  ---------  ---------
                                                       ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit..................................          5      9,481          0          0          0
Accounts Receivable..........................................          6     47,925     48,783         30         32
Inventory....................................................          7     99,243    123,383          0          0
Income Tax Receivable........................................                 1,178      1,275      1,336        536
                                                                          ---------  ---------  ---------  ---------
                                                                            157,827    173,441      1,366        568
NON CURRENT ASSETS
Fixed Assets.................................................          8    100,282    111,005         35         42
Amount Owing from Subsidiaries...............................                     0          0    129,270    162,833
Investments..................................................          9      2,610      2,519     48,347     68,365
Deferred Charges.............................................         10         56        247         56        247
Goodwill.....................................................                50,009     52,158          0        158
                                                                          ---------  ---------  ---------  ---------
                                                                            152,957    165,929    177,708    231,645
                                                                          ---------  ---------  ---------  ---------
TOTAL ASSETS.................................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
                                                    LIABILITIES
CURRENT LIABILITIES
Bank Overdraft...............................................          5          0     11,176      1,155      1,769
Accounts Payable.............................................                62,216     64,054      6,819      6,448
Employee Entitlements........................................                 6,712      6,601          0          0
Provision for Dividend.......................................          4          0      7,260          0      7,260
Current Portion of Term Liabilities..........................      11,12     33,042     21,134     30,000     20,000
                                                                          ---------  ---------  ---------  ---------
                                                                            101,970    110,225     37.974     35,477
DEFERRED TAXATION LIABILITY/(ASSET)..........................          3     (4,914)      (627)      (104)        56
Non Current Liabilities
  Loans......................................................         11     55,587     79,882      7,083     46,981
  Amounts Due to Subsidiaries................................                     0          0     21,792     84,504
  Finance Lease Liabilities..................................         12         98      1,790          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             55,685     81,672     28,875    131,485
                                                                          ---------  ---------  ---------  ---------
TOTAL LIABILITIES............................................               152,741    191,270     66,745    167,018
                                                       EQUITY
Issued and Paid In Capital...................................         14     55,795     55,795     55,795     55,795
Reserves.....................................................         15     22,476     24,151          0          0
Retained Earnings............................................                79,070     67,554     56,534      9,400
Minority Interests...........................................                   702        600          0          0
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY.................................................               158,043    148,100    112,329     65,195
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY AND LIABILITIES.................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED
                             STATEMENT OF CASHFLOWS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers...............................................    617,421    600,969          0          0
  Interest Received.....................................................        640        154        282         62
  Dividends Received....................................................        305          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                            618,366    601,123        282         62
Cash was Disbursed To:
  Payments to Employees and Suppliers...................................    527,501    553,143         55         87
  Interest Paid.........................................................     10,737     11,091      8,776      7,247
  Tax Paid..............................................................     14,138     15,593      1,397        624
                                                                          ---------  ---------  ---------  ---------
                                                                            552,376    579,827     10,228      7,958
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows From Operating Activities................................     65,990     21,296     (9,946)    (7,896)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets..............................................      6,951      4,149          2          0
  Proceeds from Sale of Businesses......................................          0      2,466          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                              6,951      6,615          2          0
Cash was Applied To:
  Purchase of Fixed Assets..............................................     11,533     19,627         20         10
  Payments Made for Acquisition of Business.............................         17          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             11,550     19,627         20         10
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows from Investing Activities................................     (4,599)   (13,012)       (18)       (10)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received........................................................     48,504     19,254          0     14,000
  Advances from Subsidiaries............................................          0          0     63,786     27,911
  Finance Leases Received...............................................      1,548      2,081          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             50,052     21,335     63,786     41,911
Cash was Applied To:
  Loans Repaid..........................................................     65,570     29,855     29,898     26,672
  Finance Leases Repaid.................................................      1,333      1,731          0          0
  Dividends Paid........................................................     23,310      9,680     23.310      9,680
                                                                          ---------  ---------  ---------  ---------
                                                                             90,213     41,266     53,208     36,352
Net Cash Flows From Financing Activities................................    (40,161)   (19,931)    10,578      5,559
                                                                          ---------  ---------  ---------  ---------
NET CASH RECEIVED (DISBURSED) DURING THE PERIOD.........................     21,230    (11,647)       614     (2,347)
CASH AT BEGINNING OF PERIOD.............................................    (11,176)       197     (1,769)       578
Impact of foreign Exchange..............................................       (573)       274          0          0
                                                                          ---------  ---------  ---------  ---------
CASH AT END OF PERIOD...................................................      9,481    (11,176)    (1,155)    (1,769)
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED

                     RECONCILIATION OF NET CASH FLOWS FROM

               OPERATING ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                                             CONSOLIDATED             COMPANY
                                                                         --------------------  ---------------------
                                                                           1996       1995        1996       1995
                                                                          $NZ000     $NZ000      $NZ000     $NZ000
                                                                         ---------  ---------  ----------  ---------
NET PROFIT AFTER TAXATION..............................................     26,728     20,188      63,184     12,479
NON CASH ITEMS
  Depreciation.........................................................     12,566     12,021          25         23
  Goodwill.............................................................      2,912      2,974          (8)         8
  Minority Interests...................................................        132        115           0          0
  Other Non-cash Expenses/(Revenue)....................................        (91)         0     (64,052)        14
                                                                         ---------  ---------  ----------  ---------
                                                                            15,519     15,110     (64,035)        45
MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Creditors............................................................     (3,283)   (10,146)        370       (355)
  Amounts Due to Subsidiaries..........................................          0          0    (159,335)    24,846
  Provision for Taxation...............................................         97       (958)       (799)      (179)
Current Assets: (Increase)/Decrease
  Accounts Receivable..................................................      3,963     (1,068)          2         58
  Tax Refund Due.......................................................          0          0           0          0
  Amounts Due from Subsidiaries........................................          0          0     150,635    (44,935)
  Inventory............................................................     26,782       (590)          0          0
  Deferred Charges.....................................................        191        301         192        192
                                                                         ---------  ---------  ----------  ---------
                                                                            27,750    (12,461)     (8,935)   (20,373)
OTHER
  (Gain)/Loss on Disposal of Assets (classed as investing activity)....        280       (443)          0          0
  Increase/(Decrease) in Deferred Tax..................................     (4,287)    (1,098)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
                                                                            (4,007)    (1,541)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES...............................     65,990     21,296      (9,946)    (7,896)
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------

         The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1 STATEMENT OF ACCOUNTING POLICIES

    These financial statements are presented in accordance with the Companies Act 1993 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.

GENERAL ACCOUNTING POLICIES

    The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.

    Accrual accounting is used to match expenses and revenue. Reliance is placed on the fact that the Company is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES

    Inventories are stated at the lower of net realisable value and cost, using either a first-in, first-out or weighted average basis.

    Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture.

    Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE

    Accounts Receivable are stated at expected realisable value.

FIXED ASSETS

    The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

    Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Fixed Assets are depreciated on a straight-line basis at rate which will write off the cost of valuation of those assets over their estimated useful lives. The following lives have been estimated:

Motor Vehicles...............................................  5 years
Furniture and Fittings.......................................  5 to 10 years
Plant and Machinery..........................................  5 to 10 years
Office and EDP Equipment.....................................  3 to 5 years
                                                               30 to 80
Buildings....................................................  years

LEASED ASSETS

    Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES

    Foreign Currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

    The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

GOODWILL

    Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

TAXATION

    Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

FINANCIAL INSTRUMENTS

    The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.

CHANGES IN ACCOUNTING POLICES

    There have been no changes in accounting policies.

    All policies have been applied on a basis consistent with those used in the previous year.

2 PROFIT AND LOSS ACCOUNT

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
Included in the Profit and Loss account are:
  Interest Income.......................................................       (731)      (154)    (9,704)    (8,605)
  Interest Expense on Finance Leases....................................        335        251          0          0
  Interest Expense on Term Loans........................................      9,606     10,994      8,409      7,466
  Other Interest Expense................................................        426        202        344        196
                                                                          ---------  ---------  ---------  ---------
  Net Interest Expense/(Income).........................................      9,636     11,293       (951)      (943)
  Sales.................................................................    613,610    603,393          0         89
  Dividend Income.......................................................        305         58     63,910     12,000
  Share of Associates After Tax Profit/(Loss)...........................       (152)         4          0          0
  Profit on Transfer of Investments in Subsidiaries.....................          0          0        160          0
  Gains/(Losses) on Sale of Fixed Assets................................       (280)      (479)         0          0
  Gains/(Losses) on Sale of Business....................................          0        922          0          0

                            WHITCOULLS GROUP LIMITED

3 TAXATION

PROVISION FOR TAXATION

    The current taxation charge is calculated as follows:

                                                                                CONSOLIDATED            COMPANY
                                                                            --------------------  --------------------
                                                                              1996       1995       1996       1995
                                                                             $NZ000     $NZ000     $NZ000     $NZ000
                                                                            ---------  ---------  ---------  ---------
Net Profit Before Taxation................................................     36,853     33,841     63,303     12,729
Taxation at 33%...........................................................     12,161     11,167     20,890      4,201
Adjusted for the effect of:
Permanent Differences.....................................................     (2,168)     2,371    (20,771)    (3,951)
                                                                            ---------  ---------  ---------  ---------
Net Taxation Charge.......................................................      9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Accounted for as follows;
  Current.................................................................     15,909     15,380        279        297
  Deferred................................................................     (5,916)    (1,842)      (160)       (47)
                                                                            ---------  ---------  ---------  ---------
                                                                                9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

DEFERRED TAXATION
Opening Balance Asset/(Liability).........................................        627        (42)       (56)      (103)
Charge to P&L.............................................................      5,916      1,842        160         47
Adjustments:
  Transfers...............................................................     (1,629)    (1,173)         0          0
                                                                            ---------  ---------  ---------  ---------
Closing Balance Asset/(Liability).........................................      4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
The balance comprises:
  Future Income Tax Benefit...............................................          0        278          0          0
  Deferred Taxation Asset/(Liability).....................................      4,914        349        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                                4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

    Future Income Tax Benefits of NZ$2,788,000 relating to taxation losses and other timing differences arising in Angus and Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of

                            WHITCOULLS GROUP LIMITED

3 TAXATION (CONTINUED)
Standard Accounting Practice 12. The effect on this year's tax charge in the Profit and Loss Account is to reduce the charge by NZ$57,000.

                                                                               CONSOLIDATED             COMPANY
                                                                           --------------------  ----------------------
                                                                             1996       1995       1996        1995
                                                                            $NZ000     $NZ000     $NZ000      $NZ000
                                                                           ---------  ---------  ---------  -----------
IMPUTATION CREDIT ACCOUNT
Opening Balance..........................................................     27,088     16,437      7,117       5,498
Income Tax Paid/(Refunded)...............................................     13,722     15,384        627         477
Imputation Credits on Dividends Received.................................        204         35     31,478       5,910
Less: Loss of Continuity Debits..........................................     (5,513)         0     (5,130)          0
Less: Credits Attributable to Dividends Paid.............................    (11,530)    (4,768)   (11,481)     (4,768)
Less: Loss of Continuity Debits--Post Balance Date.......................     (1,360)         0          0           0
                                                                           ---------  ---------  ---------  -----------
                                                                              22,611     27,088     22,611       7,117
                                                                           ---------  ---------  ---------  -----------
                                                                           ---------  ---------  ---------  -----------

4 DIVIDENDS AND BONUS ISSUE

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
FIRST INTERIM DIVIDEND.....................................................      6,050      4,840      6,050      4,840
  Interim dividend of 4 cents per share (1995: 4 cents per share)
SECOND INTERIM DIVIDEND....................................................     10,000          0     10,000          0
FINAL DIVIDEND
No final dividend was proposed (1995: 6 cents per share)...................          0      7,260          0      7,260
                                                                             ---------  ---------  ---------  ---------
                                                                                16,050     12,100     16,050     12,100
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

5 SET-OFF OF ASSETS AND LIABILITIES

    The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

                                                                                CONSOLIDATED              COMPANY
                                                                            --------------------  ------------------------
                                                                              1996       1995        1996         1995
                                                                             $NZ000     $NZ000      $NZ000       $NZ000
                                                                            ---------  ---------  -----------  -----------
Bank Overdraft Prior to Set-Off...........................................     (6,446)   (18,095)     (1,155)      (1,769)
Deposits on Hand..........................................................     15,927      6,919           0            0
                                                                            ---------  ---------  -----------  -----------
Cash in Funds/(Bank Overdraft) after Set-Off..............................      9,481    (11,176)     (1,155)      (1,769)
                                                                            ---------  ---------  -----------  -----------
                                                                            ---------  ---------  -----------  -----------

                            WHITCOULLS GROUP LIMITED

6 ACCOUNTS RECEIVABLE

    Accounts Receivable are recorded net of a provision for doubtful debts.

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Provision for Doubtful Debts...............................................         566          480             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---
Bad Debts
  Debts Written Off........................................................         279          259             0              0
  Movement In Provision....................................................          86          125             0              0
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    365          384             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---

7 INVENTORY

                                                                                CONSOLIDATED                COMPANY
                                                                            --------------------  ----------------------------
                                                                              1996       1995         1996           1995
                                                                             $NZ000     $NZ000       $NZ000         $NZ000
                                                                            ---------  ---------  -------------  -------------
Finished Goods............................................................     88,538    110,491            0              0
Work in Progress..........................................................      2,222      2,845            0              0
Raw Materials.............................................................      8,483     10,047            0              0
                                                                                                            -              -
                                                                            ---------  ---------
                                                                               99,243    123,383            0              0
                                                                                                            -              -
                                                                                                            -              -
                                                                            ---------  ---------
                                                                            ---------  ---------

    Certain inventories are subject to restrictions of title ie. Romalpa clauses.

8 FIXED ASSETS

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1996
Motor Vehicles.............................................        792           0         348        444           0            0
Capitalised Leased Motor Vehicles..........................      5,651           0       2,398      3,253           0            0
Plant & Machinery..........................................     36,924           0      16,344     20,580           0            0
Office Equipment / Furniture & Fittings....................     37,682           0      19,410     18,272         122           87
Leasehold Improvements.....................................      5,337           0       1,789      3,548           0            0
Buildings..................................................          0      19,000           0     19,000           0            0
Land.......................................................          0      35,185           0     35,185           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                86,386      54,185      40,289    100,282         122           87
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1996
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          35
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --

                                                                     35
                                                                     --
                                                                     --


                            WHITCOULLS GROUP LIMITED

8 FIXED ASSETS (CONTINUED)

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1995
Motor Vehicles.............................................        697           0         232        465           0            0
Capitalised Leased Motor Vehicles..........................      4,755           0       1,752      3,003           0            0
Plant & Machinery..........................................     36,110           0      12,413     23,697           0            0
Office Equipment / Furniture & Fittings....................     36,914           0      17,957     18,957         104           62
Leasehold Improvements.....................................      3,932           0       1,689      2,243           0            0
Buildings..................................................          0      28,255           0     28,255           0            0
Land.......................................................          0      34,385           0     34,385           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                82,408      62,640      34,043    111,005         104           62
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1995
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          42
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --
                                                                     42
                                                                     --
                                                                     --

    Land and Buildings are restated to valuation in accordance with valuation reports of registered independent valuers. Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1996), Colliers Jardine New Zealand Limited (report dated 30 June 1996) and Lockwood & Associates Limited (report dated 30 June 1996). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.

9 INVESTMENTS

                                                                                   CONSOLIDATED              COMPANY
                                                                             ------------------------  --------------------
                                                                                1996         1995        1996       1995
                                                                               $NZ000       $NZ000      $NZ000     $NZ000
                                                                             -----------  -----------  ---------  ---------
Other Investments..........................................................         106          116           5          5
Investment in Subsidiaries.................................................           0            0      48,342     68,360
Associate Companies
  Shares at Cost...........................................................       1,045        1,045           0          0
  Share of
  --Retained Profits.......................................................         300          452           0          0
  --Revaluations...........................................................         252          252           0          0
  Advances to Associates...................................................         907          654           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,504        2,403           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,610        2,519      48,347     68,365
                                                                                  -----        -----   ---------  ---------
                                                                                  -----        -----   ---------  ---------

10 DEFERRED CHARGES

    Deferred Charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loan. The amortisation in the year amounted to $191,000 (1995: $301,000).

                            WHITCOULLS GROUP LIMITED

11 LOANS

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
Loans--Secured.............................................................     85,587     99,882     37,083     66,981
Less: Included in Current Liabilities......................................     30,000     20,000     30,000     20,000
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Repayable as follows:
  Between 1 and 2 years....................................................     55,587     79,882      7,083     46,981
  Between 2 and 5 years....................................................          0          0          0          0
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

    The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

    Interest rates charged during the year ranged from 8.7% to 9.5%.

12 FINANCE LEASE LIABILITIES

    The consolidated future lease rental payments under finance leases are:

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Not later than 1 year......................................................       3,532        1,388             0              0
1--2 years.................................................................          85        1,060             0              0
2--5 years.................................................................          17          936             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,634        3,384             0              0
Less future interest expense...............................................         494          460             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----
Representing:
  Current Liability........................................................       3,042        1,134             0              0
  Term Liability...........................................................          98        1,790             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

13 OPERATING LEASE COMMITMENTS

                                                                               CONSOLIDATED                COMPANY
                                                                           --------------------  ----------------------------
                                                                             1996       1995         1996           1995
                                                                            $NZ000     $NZ000       $NZ000         $NZ000
                                                                           ---------  ---------  -------------  -------------
Commitments under operating leases are due as follows:
  Not later than 1 year..................................................     34,755     31,272            0              0
  1--2 years.............................................................     29,169     28,911            0              0
  2--5 years.............................................................     53,153     44,607            0              0
  Over 5 years...........................................................     27,592     13,701            0              0
                                                                                                           -              -
                                                                           ---------  ---------
                                                                             144,669    118,491            0              0
                                                                                                           -              -
                                                                                                           -              -
                                                                           ---------  ---------
                                                                           ---------  ---------

    Included in operating lease commitments are leases of premises currently not in use or subleased at a net loss. Decisions to vacate or sublease these premises have generally been taken in the ordinary course of business and benefits would be expected to accrue to the group from these decisions. The net present value of commitments under these leases is $2,336,000 of which $839,000 has been recognised as a charge to the Profit & Loss Account in the current period.

14 SHARE CAPITAL

ISSUED AND PAID IN CAPITAL

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
121,000,398 (1995: 121,000,398) Ordinary Shares............................     55,795     55,795     55,795     55,795
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

15 RESERVES

                                                                                 CONSOLIDATED                COMPANY
                                                                             --------------------  ----------------------------
                                                                               1996       1995         1996           1995
                                                                              $NZ000     $NZ000       $NZ000         $NZ000
                                                                             ---------  ---------  -------------  -------------
ASSET REVALUATION RESERVE
  Opening Balance..........................................................     23,984     24,597            0              0
  Revaluation..............................................................       (425)      (548)           0              0
  Adjustment for Assets Sold...............................................       (838)       (65)           0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................     22,721     23,984            0              0

CURRENCY TRANSLATION RESERVE
  Opening Balance..........................................................        167        110            0              0
  Movements................................................................       (412)        57            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................       (245)       167            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  TOTAL RESERVES...........................................................     22,476     24,151            0              0
                                                                                                             -              -
                                                                                                             -              -
                                                                             ---------  ---------
                                                                             ---------  ---------

                            WHITCOULLS GROUP LIMITED

16 SEGMENTAL REPORTING

                                                               NEW ZEALAND            AUSTRALIA            CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
BY GEOGRAPHIC SEGMENTS                                      $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
REVENUE
  Sales Outside the Group................................    485,453    472,718    128,310    130,737    613,763    603,455
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     48,348     48,271      1,053       (163)    49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                  2,912      2,974
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    261,222    287,767     49,562     51,603    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

                                                                  RETAIL            MANUFACTURING          CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
                                                            $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
BY ACTIVITY SEGMENT
REVENUE
Sales Outside the Group..................................    514,228    502,208     99,535    101,247    613,763    603,455
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
Sales to Group Companies.................................          0          0     35,112     32,969
                                                           ---------  ---------  ---------  ---------
                                                             514,228    502,208    134,647    134,216
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     32,432     31,409     16,969     16,699     49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                 (2,912)    (2,974)
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    240,003    258,957     70,781     80,412    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

17 RELATED PARTIES

    The parent company is Rank Commercial Limited. During the year Rank Commercial Limited obtained 100% ownership of Whitcoulls Group Limited.

    Related party transactions are limited to those companies which are included within the consolidation, except for the transfer of taxation losses of $8,359,000 from Rank Commercial Limited to the group, which has reduced the taxation charge in the current period by $2,758,000.

                            WHITCOULLS GROUP LIMITED

17 RELATED PARTIES (CONTINUED)
    Significant subsidiaries consolidated at 30 June 1996 are:

                                                       % OWNED     PRINCIPAL ACTIVITY
                                                    -------------  --------------------------------------------------
Whitcoulls Limited................................          100    Book & Stationery Retailing
London Bookshops Limited..........................          100    Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited...........          100    Book & Stationery Retailing
GH Bennett & Company Limited......................          100    Tertiary & Professional Book Retailing

Croxley Stationery Limited........................          100    Stationery Manufacturing & Wholesaling

Armidale Industries Limited.......................           65    Stationery Manufacturing
OTC Office Supplies Limited.......................          100    Commercial Stationery Retailing
Whitcoulls Office Products Limited................          100    Commercial Stationery Retailing
Hollands Limited..................................          100    Commercial Stationery Retailing

School Supplies Limited...........................          100    Scholastic Stationery Retailing
GPO Holdings Limited..............................          100    Printing & Publishing
WGL Retail Holdings Limited.......................          100    Holding Company
WGL Stationery Holdings Limited...................          100    Holding Company
Whitcoulls Group Services Limited.................          100    Management Services

    Significant Associate Companies equity accounted at 30 June 1996 are:

University Bookshop (Auckland)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Canterbury)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Otago) Limited.....          50   Tertiary Book Retailing

    Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                                                     COMPANY
                                                                             ------------------------
                                                                                1996         1995
                                                                               $NZ000       $NZ000
                                                                             -----------  -----------
Interest Charged to Subsidiaries...........................................       9,423        8,605
Management Fees from Subsidiaries..........................................           0           89

    Shares in certain subsidiary companies, with a book value of $20 million were sold in the year to another subsidiary company for $20.2 million. Within the parent company, provision has been made for amounts owing by subsidiaries not considered collectible amounted to $1,117,000 (1995:NIL), these have previously been accounted for on consolidation of the group. The outstanding balances at year end are disclosed in the Balance Sheet, and the financing cashflows are disclosed in the Statement of Cash Flows.

                            WHITCOULLS GROUP LIMITED

18 FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

    Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia-- Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

    The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.

INTEREST RATE

    The Group has long term borrowings which are used to fund on-going activities. These borrowings have short dated interest rate maturity dates of generally 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                               $000       $000       $000       $000
                                                                             ---------  ---------  ---------  ---------
Interest Rate Swaps........................................................     83,015     91,000     60,000     70,000

INTEREST RATE REPRICING

    The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 9.05% to 9.35%.

CREDIT RISK

    In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect of debtors is limited due to the large numbers of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

    As at balance date, the fair value of the interest swap agreements were $140,000 in Whitcoulls favour. This value was calculated based on the variance between the fixed interest rates contracted under the swap agreements and the forward swap rates at balance date. The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.

                            WHITCOULLS GROUP LIMITED

19 EVENTS SUBSEQUENT TO BALANCE DATE

    The following significant events occurred subsequent to balance date:

         a) A taxable bonus issue of 13,500,000 new ordinary shares was made to Rank Commercial Limited(RCL) on 22 July 1996 at an issue price of $4 per share. The bonus issue was classified as a dividend for taxation purposes and Whitcoulls Group Limited (WGL) attached the appropriate imputation credits to the dividend.

         b) A buyback of 25,750,000 ordinary shares by WGL from RCL took place on 23 July 1996 at a price of $4 per share. The share buyback was financed by further third party external borrowings.

         c) RCL has sold all the shares in WGL to Blue Star Group Limited (BSG) which is 100% owned by US Office Products Company (USOP). The sale agreement ("Stock Purchase Agreement") between RCL, BSG and USOP was dated 22 July 1996 and was effective on 26 July 1996 (the closing date).

        As at the time of completing these financial statements, negotiations are continuing between the parties to the Stock Purchase Agreement in relation to warranted net tangible assets for the purposes of the acquisition. It is not possible at this time to estimate the ultimate outcome of these negotiations and the potential impact (if any) they may have on these financial statements at 30 June 1996. Accordingly, no adjustments, in relation to the ongoing negotiations have been made in these financial statements.

         d) Following acquisition all the third party external debt of WGL was repaid by BSG and USOP, who continue to fund ongoing operations.

20 CONTINGENT LIABILITIES/ASSETS

    The group has a contingent liability in respect of a taxation investigation of $ 17.4 million which existed at the time of purchase of certain businesses. No losses are anticipated as the group has an indemnity from the vendor of those businesses.

    The group has certain tax returns for prior years currently being reviewed by the Inland Revenue Department. In accordance with the Stock Purchase Agreement between Rank Commercial Ltd and Blue Star Group Ltd, Rank Commercial Ltd has indemnified Blue Star Group Limited for differences if any, that may arise in respect of these matters currently being investigated.

    Angus & Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bilbury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million. No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.

    There were no other material contingent liabilities/assets.

21 CAPITAL COMMITMENTS

    There were no material capital commitments at year end. (1995: NIL)

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

    As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

    1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

    2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

    3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S. GAAP requires that these gains within specified limits be recognised over the term of the related lease.

    4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the currency translation reserve.

    5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

    6. Under US GAAP minority interests would not be presented as a component of Total Equity.

    A reconciliation of the key components of the financial statements between New Zealand GAAP and US GAAP are as follows:

                                                                                                  NON
                                       SHAREHOLDER      FIXED                                   CURRENT     DEFERRED
                                         EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX
                                      -------------  -----------  -------------  -----------  -----------  -----------
                                         $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............      158,043       100,282         2,610        50,009       55,685       (4,914)
1. Adjustments related to changes in
  accounting for Fixed Assets.......      (20,234)      (19,983)         (251)
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............         (762)
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............          (80)                                      323                       403
6. Adjustments for reclassification
  of Minority Interest..............         (702)                                                   702
                                      -------------  -----------        -----    -----------  -----------  -----------
Restated under US GAAP..............      136,265        80,299         2,359        50,332       56,387       (4,511)
                                      -------------  -----------        -----    -----------  -----------  -----------
                                      -------------  -----------        -----    -----------  -----------  -----------


                                        DEFERRED     NET PROFIT
                                         INCOME       AFTER TAX
                                      -------------  -----------
                                         $NZ000        $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............            0        26,728
1. Adjustments related to changes in
  accounting for Fixed Assets.......                      1,181
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............          762            82
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................                        (87)
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............                        (20)
6. Adjustments for reclassification
  of Minority Interest..............
                                              ---    -----------
Restated under US GAAP..............          762        27,884
                                              ---    -----------
                                              ---    -----------

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS. (CONTINUED)

                                                                                        NON
                             SHAREHOLDER      FIXED                                   CURRENT     DEFERRED      DEFERRED
                               EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX         INCOME
                            -------------  -----------  -------------  -----------  -----------  -----------  -------------
                               $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000        $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....      148,100       111,005         2,519        52,158       81,672         (627)            0
1. Adjustments related to
  changes in accounting
  for Fixed Assets........      (21,837)      (21,586)         (251)
2. Adjustments related to
  changes in accounting
  for Dividends...........        7,260
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............         (844)                                                                              844
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............          (60)                                      343                       403
6. Adjustments for
  reclassification of
  Minority Interest.......         (600)                                                   600
                            -------------  -----------        -----    -----------  -----------         ---           ---
Restated under US GAAP....      132,019        89,419         2,268        52,501       82,272         (224)          844
                            -------------  -----------        -----    -----------  -----------         ---           ---
                            -------------  -----------        -----    -----------  -----------         ---           ---

                             PROVISION
                                FOR      NET PROFIT
                             DIVIDEND     AFTER TAX
                            -----------  -----------
                              $NZ000       $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....       7,260       20,188
1. Adjustments related to
  changes in accounting
  for Fixed Assets........                      789
2. Adjustments related to
  changes in accounting
  for Dividends...........      (7,260)
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............                       82
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......                      332
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............                      (20)
6. Adjustments for
  reclassification of
  Minority Interest.......
                            -----------  -----------
Restated under US GAAP....           0       21,371
                            -----------  -----------
                            -----------  -----------

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

1. NATURE OF BUSINESS

    Whitcoulls Group Ltd operates nine main subsidiary companies.

    Summarised below are the activities for each of the main subsidiaries:

    Whitcoulls Ltd operates 68 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 85 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

    OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

    Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 18 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

    Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

    School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

    Croxley Stationery Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its products range at its four factories.

    GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2. PROFIT AND LOSS ACCOUNT

    Operating expenses in the Profit and Loss Account comprise;

                                                                                                   1996       1995
                                                                                                  NZ$000     NZ$000
                                                                                                 ---------  ---------
Cost of Product sold...........................................................................    386,127    392,557
Selling, General, Administrative and Other Expenses............................................    126,025    116,832
                                                                                                 ---------  ---------
Total Operating Expenses.......................................................................    512,152    509,389
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

3. STATEMENT OF CASH FLOWS

    NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

    Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year and reduce cash paid by financing activities by NZ$11,176,000 in the 1996 year.

    The restated cash flow in summary form is as follows:

                                                                                                 1996       1995
                                                                                                NZ$000     NZ$000
                                                                                               ---------  ---------
Net Cash flows from Operating Activities.....................................................     65,990     21,296
Cash Flows from Investing Activities.........................................................     (4,599)   (13,012)
Cash Flows from Financing Activities.........................................................    (51,337)    (8,755)
Net Cash (Disbursements) during period.......................................................     10,054       (471)
Cash at beginning of period..................................................................     --            197
Impact of Foreign Exchange...................................................................       (573)       274
                                                                                               ---------  ---------
Cash at end of Period........................................................................      9,481        Nil
                                                                                               ---------  ---------

4. FINANCE LEASE LIABILITIES

    Finance lease commitments disclosed in Note 12 comprises:

                                                                                                    1996         1995
                                                                                                   NZ$000       NZ$000
                                                                                                 -----------  -----------
Repayable:
Current........................................................................................       3,532        1,388
1 & 2 years....................................................................................          85        1,060
2 & 3 years....................................................................................          17          936
                                                                                                      -----        -----
                                                                                                      3,634        3,384
                                                                                                      -----        -----
Less
Future Interest Expense........................................................................         494          460
                                                                                                      -----        -----
                                                                                                      3,140        2,924
                                                                                                      -----        -----

5. EARNINGS PER SHARE

                                                                                1996         1995
                                                                               NZ$000       NZ$000
                                                                             -----------  -----------
Earnings per share (cents).................................................        23.0         17.7

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

6. LOANS

    Included in loans is Australian denominated debt NZ$48.5 million for the year ended 30 June 1996 and NZ$32.9 million for the year ended 30 June 1995.

7. NON-CASH FINANCING ACTIVITIES

    New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital at a combined amount equal to the fair value of the additional shares issued.

    On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ $22,138,000, which under US GAAP would have been transferred from Retained Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

8. FOREIGN SUBSIDIARIES

    Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$5,709,000 as at 30 June 1996 and NZ$4,884,000 as at 30 June 1995.

9. UNUSED LETTERS OF CREDIT

                                                                              1996          1995
                                                                             NZ$000        NZD$000
                                                                           -----------  -------------
Total as at 30 June......................................................         612           588

10. OPERATING LEASE EXPENSE

    Operating lease expense comprise:

                                                                                                 1996        1995
                                                                                                NZ$000      NZD$000
                                                                                               ---------  -----------
Base.........................................................................................     41,495      35,339
Contingent...................................................................................        567         450
Less sub-lease...............................................................................     (3,328)     (2,511)
                                                                                               ---------  -----------
                                                                                                  38,734      33,268

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

    We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1996 and 30 June 1995, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1996 and 30 June 1995, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

    Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1996 and the determination of stockholders' equity and financial position at 30 June 1996 and 30 June 1995 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.

DELOITTE TOUCHE TOHMATSU
20 January 1997
Auckland, New Zealand

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Shareholders and Board of Directors
Mail Boxes Etc.

We have audited the accompanying consolidated balance sheets of Mail Boxes Etc. as of April 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mail Boxes Etc. at April 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

San Diego, California
June 6, 1997

                                MAIL BOXES ETC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                  FISCAL YEARS ENDED
                                                                                                      APRIL 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................................................................  $   3,992  $   1,416
  Restricted cash--franchisee deposits.........................................................      1,613      2,073
  Short-term investments.......................................................................     27,342     21,825
  Accounts receivable, net of allowance for doubtful accounts of $1,334 and $1,507, at April
    30, 1997 and 1996, respectively............................................................      6,547      6,799
  Receivable from National Media Fund..........................................................        250        770
  Inventories..................................................................................        447        544
  Current portion of notes receivable..........................................................      6,048      6,756
  Current portion of net investment in sales-type leases.......................................      2,322      2,414
  Deferred income taxes........................................................................      1,272      1,846
  Re-acquired area and center rights held for resale...........................................        629        638
  Other........................................................................................      1,394      1,063
                                                                                                 ---------  ---------
      TOTAL CURRENT ASSETS.....................................................................     51,856     46,144

  Notes receivable, net........................................................................     12,977     10,831
  Net investment in sales-type leases..........................................................      6,067      7,518
  Property and equipment:
    Land.......................................................................................      1,200      1,200
    Building and improvements..................................................................      5,076      4,201
    Office furniture and equipment.............................................................      4,307      4,018
    Vehicles...................................................................................        209        209
                                                                                                 ---------  ---------
      Total property and equipment.............................................................     10,792      9,628
      Less accumulated depreciation and amortization...........................................      4,831      4,247
                                                                                                 ---------  ---------
      NET PROPERTY AND EQUIPMENT...............................................................      5,961      5,381
  Excess of cost over assets acquired, net of accumulated amortization of $607 and $549 at
    April 30, 1997 and 1996, respectively......................................................        383        441
  Re-acquired area rights, net of accumulated amortization of $511 and $240 at April 30, 1997
    and 1996, respectively.....................................................................      6,443      3,240
  Deferred income taxes........................................................................      1,249      1,307
  Other assets.................................................................................        739        904
                                                                                                 ---------  ---------
      TOTAL ASSETS.............................................................................  $  85,675  $  75,766
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.............................................................................  $   1,363  $   2,096
  Franchisee deposits..........................................................................      2,097      2,619
  Royalties, referrals and commissions payable.................................................      1,760      2,515
  Accrued employee expenses and related taxes..................................................      2,390      1,963
  Other accrued expenses.......................................................................      1,550      2,012
  Income taxes payable.........................................................................        769        838
  Current maturities of long term debt.........................................................        692        958
                                                                                                 ---------  ---------
      TOTAL CURRENT LIABILITIES................................................................     10,621     13,001

Long-term debt, net of current maturities......................................................      3,916      1,402

Commitments and contingencies..................................................................     --         --
Shareholders' equity:
  Preferred stock, no par value, 10,000,000 shares authorized, with none issued and
    outstanding................................................................................     --         --
  Common stock, no par value, 40,000,000 shares authorized, with 11,300,273 and 11,139,698
    shares issued and outstanding at April 30, 1997 and 1996, respectively.....................     16,728     14,944
  Retained earnings............................................................................     54,410     46,419
                                                                                                 ---------  ---------
      TOTAL SHAREHOLDERS' EQUITY...............................................................     71,138     61,363
                                                                                                 ---------  ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................................  $  85,675  $  75,766
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    FISCAL YEARS ENDED APRIL 30,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Revenues:
  Royalty and marketing fees.....................................................  $  35,254  $  30,947  $  24,673
  Franchise fees.................................................................      9,915      8,557      8,670
  Sales of supplies and equipment................................................     12,775     10,839     10,020
  Interest income on leases and other............................................      8,687      6,975      5,424
  Company centers................................................................      1,206      1,789      1,564
                                                                                   ---------  ---------  ---------
      TOTAL REVENUES.............................................................     67,837     59,107     50,351

Cost and expenses:
  Franchise operations...........................................................     18,463     14,881     12,506
  Franchise development..........................................................      6,383      5,883      5,090
  Cost of supplies and equipment sold............................................      9,585      8,465      7,915
  Marketing......................................................................      6,219      4,068      4,630
  General and administrative.....................................................      9,060     10,293      7,878
  Company centers................................................................      1,265      1,842      1,598
  Litigation settlement expenses.................................................      5,000     --         --
                                                                                   ---------  ---------  ---------
      TOTAL COST AND EXPENSES....................................................     55,975     45,432     39,617
                                                                                   ---------  ---------  ---------

Operating income.................................................................     11,862     13,675     10,734
Interest on investments and other................................................        963        674        447
                                                                                   ---------  ---------  ---------
Income before provision for income taxes.........................................     12,825     14,349     11,181
Provision for income taxes.......................................................      4,834      5,620      4,411
                                                                                   ---------  ---------  ---------

      NET INCOME.................................................................  $   7,991  $   8,729  $   6,770
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
NET INCOME PER COMMON SHARE......................................................  $    0.68  $    0.77  $    0.60
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING.............................................................     11,780     11,403     11,357
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                             COMMON STOCK
                                                                         --------------------  RETAINED
                                                                          SHARES     AMOUNT    EARNINGS     TOTAL
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1994................................................     11,569  $  19,195  $  30,920  $  50,115
Exercise of employee stock options and other...........................        146        928                   928
Common stock repurchased...............................................       (657)    (5,681)               (5,681)
Income tax benefit from stock option activity..........................                    13                    13
Net income.............................................................                            6,770      6,770
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1995................................................     11,058     14,455     37,690     52,145
                                                                         ---------  ---------  ---------  ---------
Exercise of employee stock options and other...........................        221      2,135                 2,135
Common stock repurchased...............................................       (140)    (1,922)               (1,922)
Income tax benefit from stock option activity..........................                   276                   276
Net income.............................................................                            8,729      8,729
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1996................................................     11,139     14,944     46,419     61,363
                                                                         ---------  ---------  ---------  ---------
Exercise of employee stock options and other...........................        180      1,590                 1,590
Common stock repurchased...............................................        (19)      (410)                 (410)
Income tax benefit from stock option activity..........................                   604                   604
Net income.............................................................                            7,991      7,991
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1997................................................     11,300  $  16,728  $  54,410  $  71,138
                                                                         ---------  ---------  ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                          FISCAL YEARS ENDED APRIL 30
                                                                                        -------------------------------
                                                                                          1997       1996       1995
                                                                                        ---------  ---------  ---------
OPERATING ACTIVITIES:
  Net income..........................................................................  $   7,991  $   8,729  $   6,770
  Adjustments to reconcile net income to net cash provided from operating activities:
    Depreciation and amortization.....................................................      1,046      1,030      1,024
    Gain on sale of equipment under sales type lease agreements.......................       (429)      (558)      (681)
    Increase (decrease) in allowance for doubtful accounts............................       (530)       880      1,236
    Loss (gain) on disposal of property and equipment.................................         (7)         4        122
    Deferred income taxes.............................................................        632     (1,054)    (1,023)
Changes in assets and liabilities:
    Restricted cash...................................................................        460       (459)      (252)
    Accounts and notes receivable.....................................................       (760)    (1,049)    (7,386)
    Receivable from National
    Media Fund........................................................................        520        830     (1,600)
    Assets leased to franchisees and inventories......................................     (1,338)    (1,235)    (1,999)
    Re-acquired area and center rights held for resale................................        109        378        261
    Other current assets..............................................................       (331)       (58)       421
    Other assets......................................................................        (38)       152        173
    Accounts payable..................................................................       (733)       945        419
    Franchisee deposits...............................................................       (522)       466        747
    Royalties, referrals and commissions payable......................................       (755)        66        610
    Accrued employee expenses and related taxes.......................................        427        500        697
    Other accrued expenses............................................................       (369)       838        821
    Income taxes payable..............................................................        535        397        730
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM OPERATING ACTIVITIES.................................      5,908     10,802      1,090
INVESTING ACTIVITIES:
    Net change in short-term investments..............................................     (5,517)   (11,773)       389
    Additions to property and equipment...............................................     (1,292)      (472)      (477)
    Principal payments received on sales-type leases..................................      3,407      3,628      3,223
    Re-acquired area rights...........................................................       (439)      (185)      (887)
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM (USED IN) INVESTING ACTIVITIES.......................     (3,841)    (8,802)     2,248
FINANCING ACTIVITIES:
    Borrowing under line of credit....................................................      1,630      3,720      3,800
    Repayments under line of credit...................................................     (2,150)    (4,550)    (2,200)
    Repayments on notes payable.......................................................       (354)      (146)       (54)
    Repurchase of common stock........................................................       (410)    (1,922)    (5,681)
    Proceeds from the issuance of common stock........................................      1,793      1,923        937
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM (USED IN) FINANCING ACTIVITIES.......................        509       (975)    (3,198)
                                                                                        ---------  ---------  ---------
    INCREASE IN CASH AND CASH EQUIVALENTS.............................................      2,576      1,025        140
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........................................      1,416        391        251
                                                                                        ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............................................  $   3,992  $   1,416  $     391
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for Income taxes........................................  $   3,762  $   6,348  $   5,479
    Cash paid during the year for interest expense....................................  $     261  $     155  $      98
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
    Equipment sold under sales-type leases............................................  $   1,864  $   2,232  $   2,724
    Cost of equipment sold under sales-type leases....................................  $   1,435  $   1,674  $   2,043
    Notes payable issued in connection with re-acquired area rights...................  $   3,123  $     185  $   1,495
    Accounts and notes forgiven in connection with re-acquired area rights............  $     104     --      $     468
    Exchange of area rights...........................................................     --         --      $     260

                            (See accompanying notes)

                                MAIL BOXES ETC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Mail Boxes Etc. ("MBE" or "the Company") was incorporated in November 1983 as a California corporation. It operates domestically through one wholly-owned subsidiary, Mail Boxes Etc. USA, Inc. This subsidiary grants territorial franchise rights for the operation or sale of service centers specializing in postal, packaging, business and communication services. The purchase price paid by the Company to acquire this subsidiary exceeded the subsidiary's net assets by $0.9 million; the excess is being amortized on the straight-line method over 20 years.

    The Company acquired a majority interest in the master license for the United Kingdom during FY96. During FY97 MBE acquired the remaining interest in the United Kingdom and operated this entity as a wholly-owned subsidiary, MBE-UK. All accounts of this foreign subsidiary have been measured using U.S. dollars as the functional currency. The gains and losses arising from the measurement of the foreign subsidiary's account have not been significant. At the end of FY97, the MBE Master License for the United Kingdom was sold to a group comprised of the individual principal owners of the MBE Master License for Canada and several other MBE Area and Individual Franchisees.

    The Company provides franchisees with a system of business training, advice regarding site location, marketing, advertising programs and management support designed to assist the franchisee in opening and operating MBE Centers.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    The Company enters into area and individual franchise agreements in the United States and master license agreements in other countries. Area franchise agreements grant the area franchisee the exclusive right to market individual franchise centers for the Company in the area franchisee's territory. The area franchisee generally receives a commission on individual franchises sold as well as a share of future royalties earned by the Company from centers in the area franchisee's territory. Individual franchise agreements grant the individual franchisee the exclusive right to open and operate a franchise center in the individual franchisee's territory.

    Franchise fee revenue is recognized upon completion of all significant initial services provided to the franchisee, area franchisee or master licensee and upon satisfaction of all material conditions of the franchise agreement, area franchise agreement or master license. For individual franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: the site is located, a store lease is in place, the franchise agreement has been signed, the store design and layout is complete, all manuals and systems have been provided, and training at MBE is completed. For area franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided, training is completed and a pilot center is opened. For master license agreements, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided and training is completed.

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Revenue is recognized using the installment method when the revenue is collectable over an extended period and no reasonable basis exists for estimating collectability.

    On a monthly basis, all individual franchisees are required to pay royalty and marketing fees to the Company based upon a percentage of each franchisee's sales (as defined). Such fees are recognized as revenue based upon reported or estimated sales activity by the franchisees. Revenue from sales of supplies and equipment is recognized when orders are shipped, or the lease is completed, whichever is later.

    In FY95, the National Media Fund was created to administer national advertising programs. The National Media Fund is managed by a committee of area franchisees, individual franchisees and MBE. Certain advertising fees, based on franchisees' sales (as defined), are collected by the Company for the National Media Fund. Such advertising fees are not included in the accompanying financial statements. As of April 30, 1997 and 1996, the Company had advanced $250 thousand and $770 thousand to the National Media Fund, respectively, to fund certain national advertising programs. These advances, including interest, are repaid to the Company based on the collection of the advertising fees and availability of funds.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers cash equivalents to be those instruments which have original maturities of three months or less.

    In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities for which the Company does not have the intent or the ability to hold to maturity are classified as available for sale along with the Company's investments in equity securities.

    Securities classified as available for sale are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At April 30, 1997 and 1996, the Company had no investments that were classified as trading or held to maturity as defined by Statement No. 115.

    Realized gains and losses are included in interest income. The cost of securities sold is based on the specific identification method. Interest on securities classified as available for sale is included in interest income.

    The following is a summary of cash and cash equivalents and the estimated fair value of available for sale securities by balance sheet classification at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Cash and cash equivalents Cash..............................................................  $     351  $   1,339
  Money market fund.........................................................................      3,641         77
Short-term investments:
  U.S. Government securities................................................................      5,842      4,000
  Mutual fund preferred equity securities...................................................     21,500     17,825
                                                                                              ---------  ---------
Total cash, cash equivalents and short-term investments.....................................  $  31,334  $  23,241
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The estimated fair value of each investment approximates the amortized cost, and therefore, there are no unrealized gains or losses as of April 30, 1997 or 1996.

    "Restricted cash-franchisee deposits" is the amount that prospective franchisees have deposited into a separate account managed by MBE. When all of the requirements for recognizing revenue for an individual, area or master license sale are completed (see the "Revenue Recognition" section of Note 1), then the deposit amount is transferred from this separate account into MBE's regular account and the revenue from the sale is recognized. If MBE's obligations are not completed then these deposits are usually refundable. The account, "Franchisee deposits", in the liability section of the balance sheet includes the restricted cash deposit amount and other deposits received from its franchisees.

CONCENTRATION OF CREDIT RISK

    The Company invests its excess cash in debt and equity instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities that attempt to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

    Receivables from franchisees include trade receivables, lease receivables and notes receivable. Credit is extended based on an evaluation of the franchisee's financial condition. Sales-type leases are collateralized by the leased equipment and fixtures.

    Trade receivables are not collateralized. However, the center ownership transfer process requires that all amounts owed be paid when a center ownership is transferred.

    Notes receivable from area franchisees and master licensees are collateralized by the area rights or master license rights, respectively. The Company has provided for estimated credit losses.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of resources and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

    Inventories consist of supplies and equipment held for resale to franchisees and equipment held for lease. Inventories are recorded at the lower of cost (first-in, first-out method) or market.

RE-ACQUIRED INDIVIDUAL AND AREA FRANCHISE RIGHTS

    The Company repurchases franchise rights for two primary reasons. The Company may repurchase area rights with the intention of developing a better support system and then reselling the areas within a short period of time. The Company may acquire individual center rights to upgrade the Center and then resell it within a short period of time. The Company had an investment of approximately $629 thousand and $638 thousand in such individual and area rights at April 30, 1997 and 1996, respectively. The

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company may also repurchase the area rights with the primary intention of retaining the royalties normally shared with the former area franchisees and maintaining such rights as long-term investments. The area repurchases have been accounted for as purchases. The Company records these area repurchases at cost less accumulated amortization. Periodically the Company assesses the fair value of these areas based on estimated cash flows to determine if an impairment in the value has occurred and an adjustment is necessary. As of April 30, 1997 no adjustment is necessary. The Company had an investment of $6.4 million and $3.2 million in such area rights at April 30, 1997 and 1996, respectively. Area franchise rights held as long-term investments are amortized over a period of 20 years.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Building.....................................................     31.5 years
                                                                   12.5-31.5
Building improvements........................................          years
Office furniture and equipment...............................      3-5 years
Vehicles.....................................................        3 years

EMPLOYEE STOCK OPTIONS

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

ACCOUNTING FOR ASSET IMPAIRMENT

    The Company adopted Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", effective May 1, 1995. SFAS No. 121 required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect on the financial statements from the adoption of SFAS No. 121.

NET INCOME PER COMMON SHARE

    Earnings per share are based on the weighted average number of common shares and common share equivalents (stock options) outstanding during the period.

                                MAIL BOXES ETC.

2. NOTES RECEIVABLE

    Notes receivable consist of the following at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Notes with interest rates ranging from 8%-14%, from individual franchisees, due at varying dates through 2005........................................................................  $  11,688  $  11,170
Notes with interest rates ranging from 8%-14%, from area franchisees, due at varying dates
  through 2005..............................................................................      7,252      6,611
Notes with interest rates ranging from 8.5%--11.75%, from master licensees, due at varying
  dates through 2004........................................................................      1,728      1,806
                                                                                              ---------  ---------
                                                                                                 20,668     19,587
                                                                                              ---------  ---------
Less portion due within one year............................................................     (6,048)    (6,756)
Less allowance for uncollectible notes......................................................     (1,643)    (2,000)
                                                                                              ---------  ---------
                                                                                              $  12,977  $  10,831
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Interest earned for the fiscal year ended April 30:.........................................  $   1,997  $   2,041
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Scheduled principal maturities for notes receivable as of April 30, 1997, are as follows (in thousands): 1998--$6,048; 1999--$4,164; 2000--3,384;
2001--$2,582; 2002--$1,997; and thereafter $2,493

    At April 30, 1997, the Company was obligated to fund approximately $281 thousand under certain financing programs offered to franchisees.

3. NET INVESTMENT IN SALES--TYPE LEASES

    The Company leases various types of office and computer equipment to franchisees under three to eight-year lease agreements. The following summarizes the components of the net investment in sales-type leases at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Total minimum lease payments to be received.................................................  $  10,980  $  13,241
Less unearned income........................................................................     (2,591)    (3,309)
                                                                                              ---------  ---------
Net investment in sales-type leases.........................................................      8,389      9,932
Less portion due within one year............................................................     (2,322)    (2,414)
                                                                                              ---------  ---------
                                                                                              $   6,067  $   7,518
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Interest earned for the fiscal year ended April 30:.........................................  $   1,203  $   1,420
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Annual minimum lease payments subsequent to April 30, 1997, are as follows (in thousands): 1998-- $3,307; 1999--$2,736; 2000--$2,031; 2001--$1,330;
2002--$778; and thereafter--$798.

                                MAIL BOXES ETC.

4. DEBT

    The Company has a line of credit with a bank which allows maximum borrowings of $7 million. As of April 30, 1997, $250 thousand has been borrowed and $6.750 million is available for borrowing under the line of credit. The line of credit is unsecured and bears interest at a rate based on LIBOR plus certain basis points (6.81% at April 30, 1997). The agreement expires on September 1, 1998, at which time all outstanding borrowing can be converted to a three-year term loan, which would be payable in equal monthly installments. The line of credit agreement contains various covenants, including limitations on additional indebtedness and maintaining certain financial ratios.

5. NOTES PAYABLE

    Long-term debt consists of notes payable to former area franchisees in connection with the repurchase of area franchise rights. Payments are made in monthly installments of $51 thousand including interest at 8% to 8.5% per annum. Aggregate principal maturities on notes payable at April 30, 1997 are as follows (in thousands): 1998--$442; 1999--$452; 2000--$447; 2001--$457; 2002 - $463; and
thereafter-- $2,097.

6. INCOME TAXES

    The provision for income taxes consists of the following for each of the years ended April 30:

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Current:
  Federal............................................................................  $   3,297  $   5,324  $   4,352
  State..............................................................................        905      1,344      1,088
                                                                                       ---------  ---------  ---------
                                                                                           4,202      6,668      5,440
Deferred:
  Federal............................................................................        557       (913)      (890)
  State..............................................................................         75       (135)      (139)
                                                                                       ---------  ---------  ---------
                                                                                             632     (1,048)    (1,029)
                                                                                       ---------  ---------  ---------
                                                                                       $   4,834  $   5,620  $   4,411
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The Company has derived tax deductions measured by the excess of the market value over the option price at the date employee stock options were exercised. The cumulative related tax benefit of approximately $1.4 million has been credited to common stock.

    Significant components of the Company's deferred tax assets for federal and state income taxes as of April 30 are:

DEFERRED TAX ASSETS:                                                                     1997       1996       1995
-------------------------------------------------------------------------------------  ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Valuation reserves...................................................................  $   1,884  $   2,646  $   1,679
State taxes..........................................................................        247        339        295
Deferred compensation................................................................        390        168        131
                                                                                       ---------  ---------  ---------
Total deferred tax assets............................................................  $   2,521  $   3,153  $   2,105
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                MAIL BOXES ETC.

6. INCOME TAXES (CONTINUED)
    A reconciliation between the amount of tax computed by multiplying income before taxes by the applicable statutory rates and the amount of reported taxes is as follows:

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Statutory rate.......................................................       34.0%      35.0%      34.0%
State tax, net of federal tax benefit................................        5.0%       5.5%       5.6%
Other................................................................       (1.3%)      (1.3%)      (0.1%)
                                                                             ---        ---        ---
                                                                            37.7%      39.2%      39.5%
                                                                             ---        ---        ---
                                                                             ---        ---        ---

7. STOCK OPTIONS

    The Company has granted options to directors, officers and key employees under stock option plans to purchase shares of the Company's common stock.

    Options are generally granted at prices equal to the fair market value of the shares at the date of grant and are generally exercisable in equal increments over three to five years, commencing one year after the date of grant. At April 30, 1997, 473 thousand options were exercisable and the Company had nearly 2.6 million shares available for future grant under the stock option plan for employees and 160 thousand shares available for future grant under the stock option plan for outside directors.

    A summary of the Company's stock option activity and related information is as follows (shares in thousands):

                                                                                                    FY97
                                                                                         --------------------------
                                                                                                       WGTD. AVG.
                                                                                          NUMBER OF     EXERCISE
                                                                                           SHARES         PRICE
                                                                                         -----------  -------------

                                                                                               (IN THOUSANDS)
Outstanding at beginning of year.......................................................       1,113     $    9.85
Granted................................................................................         489     $   17.54
Exercised..............................................................................        (180)    $    9.97
Forfeited..............................................................................        (169)    $   13.12
                                                                                              -----        ------
Outstanding at the end of the year.....................................................       1,253     $   12.39
                                                                                              -----        ------
Exercisable at the end of the year.....................................................        473*     $   10.75
                                                                                              -----        ------

------------------------

* Because of the Merger Agreement with U.S. Office Products described in Note 13, all stock options granted prior to May 22, 1997 (the date of the Merger Agreement), will become vested and fully exercisable prior to the Merger. If the Merger is not consummated, all options that were accelerated solely as a result of the Merger Agreement, but were not exercised, will revert back to their original vesting schedule.

                                MAIL BOXES ETC.

7. STOCK OPTIONS (CONTINUED)

                                                                                                    FY96
                                                                                         --------------------------
                                                                                                       WGTD. AVG.
                                                                                          NUMBER OF     EXERCISE
                                                                                           SHARES         PRICE
                                                                                         -----------  -------------

                                                                                               (IN THOUSANDS)
Outstanding at beginning of year.......................................................         914     $    9.93
Granted................................................................................         441     $    9.17
Exercised..............................................................................        (221)    $    8.70
Forfeited..............................................................................         (21)    $   13.30
                                                                                              -----        ------
Outstanding at the end of the year.....................................................       1,113     $    9.85
                                                                                              -----        ------
Exercisable at the end of the year.....................................................         394     $   12.49
                                                                                              -----        ------

                                                                                                     FY95
                                                                                         ----------------------------
                                                                                                         WGTD. AVG.
                                                                                           NUMBER OF      EXERCISE
                                                                                            SHARES          PRICE
                                                                                         -------------  -------------

                                                                                                (IN THOUSANDS)
Outstanding at beginning of year.......................................................          847      $    9.90
Granted................................................................................          258      $    7.81
Exercised..............................................................................         (146)     $    6.29
Forfeited..............................................................................          (45)     $    9.31
                                                                                                 ---         ------
Outstanding at the end of the year.....................................................          914      $    9.93
                                                                                                 ---         ------
Exercisable at the end of the year.....................................................          408      $   10.77
                                                                                                 ---         ------

    Adjusted pro forma information regarding net income and earnings-per-share is required by SFAS 123, and has been determined as if the Company had accounted for its employee and non-employee directors stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the "Black Scholes" method for option pricing with the following weighted-average assumptions for FY97 and FY96: 1) risk free interest rates of 6%; 2) dividend yields of 0%; 3) volatility factors of the expected market value of the Company's common stock of .395; and a weighted-average expected life of the options of 5 years.

    For purposed of adjusted pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's adjusted pro forma information would have been as follows (in thousands):

                                                                                                   FY97       FY96
                                                                                                 ---------  ---------
Adjusted pro forma net income..................................................................  $   7,403  $   8,549
Adjusted pro forma earnings-per-share..........................................................  $    0.63  $    0.75

    The results above are not likely to be representative of the effects of applying FAS 123 on reported net income or loss for future years as these amounts reflect the expense for only one or two years vesting.

                                MAIL BOXES ETC.

7. STOCK OPTIONS (CONTINUED)
    The following summarizes information about the Company's stock options outstanding at April 30, 1997 (number of options in thousands):

                  SHARES SUBJECT TO OUTSTANDING OPTIONS         EXERCISABLE
                 ---------------------------------------  ------------------------
                    OPTION       WGTD. AVE                  NUMBER
   RANGE OF         SHARES       REMAINING   WGTD. AVE.    EXERCIS-    WGTD. AVE.
EXERCISE PRICE    OUTSTANDING      LIFE      EXER. PRICE     ABLE      EXER. PRICE
---------------  -------------  -----------  -----------  -----------  -----------
$4.13                      8       1.0 yrs    $    4.13            8    $    4.13
$6.81--$8.25             390           7.5    $    7.84          112    $    7.57
$9.00--$10.50            278           4.6    $   10.00          195    $    9.96
$11.50--$14.50           145           4.8    $   13.80          140    $   13.78
$16.50--$23.13           432           9.1    $   17.70           18    $   18.27
                       -----                                     ---
                       1,253                                     473

8. FRANCHISE FEES

    Franchise fees consist of the following for each of the years ended April
30:

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Individual franchises................................................................  $   7,240  $   6,397  $   6,774
Area franchises......................................................................        296        292         58
Master licenses & international fees.................................................      1,062        957      1,170
Transfer and renewal fees............................................................      1,317        911        668
                                                                                       ---------  ---------  ---------
                                                                                       $   9,915  $   8,557  $   8,670
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

9. ROYALTY EXPENSES

    Royalties shared with area franchisees are included in franchise operations in the accompanying consolidated statements of income and are as follows (in thousands): 1997--$12,875; 1996--$11,686; and 1995--$9,689.

10. EMPLOYEE BENEFIT PLANS

    In November 1988, the Company adopted an amended and restated Stock Purchase and Salary Savings Plan (Plan) covering substantially all employees that have been employed for at least six months and meet other age and eligibility requirements. Employees may contribute up to ten percent of compensation per year (subject to a maximum limit by federal tax law) into various funds.

    Profit sharing contributions by the Company to the Plan are made at the discretion of the Board of Directors and were $240 thousand, $450 thousand, and $420 thousand for the years ended April 30, 1997, 1996 and 1995, respectively. At the discretion of the Board of Directors, the Company may also make annual matching contributions to the Plan. Matching contributions for 1997, 1996 and 1995 were $214 thousand, $162 thousand, and $136 thousand, respectively and equal to 50% of the employee's contributions.

                                MAIL BOXES ETC.

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company has entered into an employment agreement with its chief executive officer, under which the Company agreed to obtain a split dollar life insurance policy for his benefit. The Company contributed $100 thousand in both FY97 and FY96 toward the funding of this policy. The Company has retained an equity interest in this policy equal to the extent of its contributions. Consequently, there is no effect on the Company's earnings as a result of these contributions.

    Contributions after FY97 will be determined annually by the Board of Directors.

11. LITIGATION

    On November 6, 1996, the Company entered into a comprehensive settlement of various lawsuits and claims made by certain franchisees in several lawsuits being pursued in San Diego County Superior Court. Under the settlement agreement, the Company paid $4 million in cash and will deliver an aggregate amount of 39,080 shares of its common stock over a period of two years. The settlement expense reflected in the Company's financial results is $5 million.

    The Company is still involved in various lawsuits and claims from its franchisees and former employees in the course of conducting its business. While the Company intends to vigorously defend these actions, management is unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of all pending litigation. It is possible that the Company's results of operations in a particular quarter or annual period could be materially adversely affected by an ultimate unfavorable outcome of certain pending litigation. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

12. RELATED PARTY TRANSACTIONS

    Nearly 40% of the franchisees' gross sales and almost 50% of their subject-to-royalty revenues are generated by selling UPS Services. The Company receives royalty revenue based on revenues earned by the franchisees. The Company recognized royalty and marketing fee revenues generated from UPS services of $16.9 million, $14.9 million, and $11.8 million for the years ended April 30, 1997, 1996, and 1995, respectively.

13. SUBSEQUENT EVENTS

    On May 22, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Office Products Company ("USOP"), pursuant to which a newly-formed, wholly-owned subsidiary of USOP will be merged (the "Merger") with and into MBE, with MBE to be the surviving corporation. Once the merger is completed, MBE will be a wholly-owned subsidiary of USOP. Consummation of the Merger is subject to certain conditions, including the approval of the principal terms of the transaction by the Company's shareholders.

                                MAIL BOXES ETC.

14. QUARTERLY INFORMATION (UNAUDITED)

    The following quarterly information includes all adjustments which management considers necessary for a fair statement of such information. For interim quarterly financial statements, the provision for income taxes is estimated using the best available information for projected results for the entire year (in thousands, except for per share data).

FY97                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues........................................................  $  14,779  $  17,047  $  18,838  $  17,173
Total cost and expenses...............................................     11,634     18,078     13,204     13,059
Provision for (benefit from) income taxes.............................      1,331       (341)     2,310      1,534
Net income (loss).....................................................      2,070       (470)     3,557      2,834
Earnings (loss) per share.............................................        .18      (0.04)       .30        .24

FY96                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues........................................................  $  12,803  $  15,097  $  16,164  $  15,093
Total cost and expenses...............................................     10,279     11,804     11,870     11,479
Provision for income taxes............................................      1,036      1,345      1,751      1,488
Net income............................................................      1,622      2,091      2,708      2,308
Earnings per share....................................................        .14        .18        .24        .20

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                        MAIL BOXES ETC. AND SUBSIDIARIES
                                 (IN THOUSANDS)

           COL. A                     COL. B                            COL. C                          COL. D
----------------------------  -----------------------  ----------------------------------------  ---------------------
                                    BALANCE AT
        DESCRIPTION             BEGINNING OF PERIOD                   ADDITIONS                   DEDUCTIONS-DESCRIBE
----------------------------  -----------------------  ----------------------------------------  ---------------------

                                                              (1)                  (2)
                                                       CHARGED TO COSTS     CHARGED TO OTHER
                                                         AND EXPENSES       ACCOUNTS-DESCRIBE
                                                       -----------------  ---------------------
Year ended April 30, 1997:
  Deducted from asset
    accounts:                        $   3,507             $   1,571                                   $   2,101
  Allowance for doubtful
    accounts and notes
    receivable:
Year ended April 30, 1996:
  Deducted from asset
    accounts:                        $   2,627             $   3,291                                   $   2,411
  Allowance for doubtful
    accounts and notes
    receivable:
Year ended April 30, 1995
  Deducted from asset
    accounts:                        $   1,391             $     760            $     727              $     251
  Allowance for doubtful
    accounts and notes
    receivable:

           COL. A                  COL. E
----------------------------  -----------------
                               BALANCE AT END
        DESCRIPTION               OF PERIOD
----------------------------  -----------------
Year ended April 30, 1997:
  Deducted from asset
    accounts:                     $   2,977
  Allowance for doubtful
    accounts and notes
    receivable:
Year ended April 30, 1996:
  Deducted from asset
    accounts:                     $   3,507
  Allowance for doubtful
    accounts and notes
    receivable:
Year ended April 30, 1995
  Deducted from asset
    accounts:                     $   2,627
  Allowance for doubtful
    accounts and notes
    receivable: